 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-265732
Prospectus Supplement
(To Prospectus dated June 21, 2022)
NOAH HOLDINGS LIMITED
1,100,000 Class A Ordinary Shares
We are offering 1,100,000 Class A ordinary shares, par value US$0.0005 per share, as part of a global offering, or the Global Offering, consisting of an international offering of 990,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 110,000 Class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$292.00 per Class A ordinary share, or approximately US$37.20 per Class A ordinary share based on an exchange rate of HK$7.8498 to US$1.00.
Our American Depositary Shares, or ADSs, are listed on the New York Stock Exchange under the symbol “NOAH.” On July 5, 2022, the last reported trading price of the ADSs on the New York Stock Exchange was US$20.69 per ADS, or HK$324.82 per Class A ordinary share, based upon an exchange rate of HK$7.8498 to US$1.00. Two ADSs represent one Class A ordinary share.
The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
Approval-in-principle has been granted by The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “6686.”
See “Risk Factors” beginning on page S-35 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.
Noah Holdings Limited is a Cayman Islands holding company. We operate our domestic asset management business under the contractual arrangements. In our domestic asset management business, we act as the general partner of relevant investment funds which investment portfolio includes, among others, investments in third-party managed funds and equity investments into private companies. The PRC government regulates certain businesses through strict business licensing requirements and laws and regulations, including restrictions on foreign investment. These third-party managed funds or investee companies may target or operate certain business that are subject to foreign investment restrictions, which may require that investors shall not be foreign-invested enterprises, or FIEs, or their foreign ownership percentage shall be limited to a specified ceiling to the extent permitted by relevant foreign investment regulations. We adopted the contractual arrangements because if we were to conduct our domestic asset management business through our PRC subsidiaries which are FIEs, we may lose the accessibility to the investments in certain businesses that are subject to foreign investment restrictions. Therefore, we rely on the contractual arrangements that we entered into with Noah Investment and its shareholders to carry out our domestic asset management business through Noah Investment and its subsidiaries (the “Consolidated Affiliated Entities”).
The contractual arrangements allow us to consolidate the financial results of Noah Investments and its operating subsidiaries. Our Consolidated Affiliated Entities, Noah Investment and its subsidiaries, generated RMB816.5 million, RMB935.5 million and RMB1,466.7 million in net revenues (after intra-group eliminations) in 2019, 2020 and 2021, respectively, which contributed 24.1%, 28.3% and 34.2% of our total net revenues in the respective years. In addition, we hold the required licenses and permits necessary to conduct our asset management business in China through our Consolidated Affiliated Entities. As used in this prospectus supplement, each of “we,” “us,” “our company,” “our group,” “our” and “Noah” refer to Noah Holdings Limited, its subsidiaries and Consolidated Affiliated Entities. Investors of our ADSs are not purchasing equity interest in our Consolidated Affiliated Entities in China but instead are purchasing equity interest in a Cayman Islands holding company with no direct equity ownership of our Consolidated Affiliated Entities.
Our corporate structure is subject to risks associated with the contractual arrangements with our Consolidated Affiliated Entities. The contractual arrangements may not be as effective as direct ownership in providing us with control over our Consolidated Affiliated Entities and we may incur substantial costs to enforce the terms of the arrangements. Additionally, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. It is uncertain whether any new PRC laws or regulations relating to the contractual arrangements will be adopted or if adopted, what they would provide. If the corporate structure and the contractual arrangements are deemed by relevant regulatory authority or court to be illegal or invalid, either in whole or in part, we may lose control of our Consolidated Affiliated Entities and have to modify such structure to comply with regulatory requirements. Further, if the corporate structure and the contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authority would have broad discretion to take action in dealing with the violation or failure, in which case, we could be subject to severe penalties, including being prohibited from continuing its operations or unwinding the contractual arrangements. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Our Cayman Islands holding company, our subsidiaries and Consolidated Affiliated Entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our Consolidated Affiliated Entities and, consequently, significantly affect the financial performance of our Consolidated Affiliated Entities and our company as a whole. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Related to Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, which is incorporated herein by reference.
We face various legal and operational risks and uncertainties associated with being based in and having our operations primarily in China and the complex and evolving PRC laws and regulations. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or be listed on United States or other foreign exchange outside of China. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of our Consolidated Affiliated Entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. In addition, since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is currently not inspected by the PCAOB. As a result, our ADSs may be delisted under the Holding Foreign Companies Accountable Act. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Also, the PRC governmental authorities have recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of our securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2021 Form 20-F.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (United States), or the PCAOB, for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. On April 12, 2022, we were identified by the SEC under the HFCA Act as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with our filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” in our 2021 Form 20-F.
Noah Holdings Limited is a Cayman Islands holding company. We rely on the contractual arrangements to carry out our domestic asset management business through the Consolidated Affiliated Entities. Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the Consolidated Affiliated Entities only through loans, subject to the satisfaction of applicable government registration and approval requirements. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Prospectus Supplement Summary — Transfer of Funds and Other Assets between Our Company, Its Subsidiaries and the Consolidated Affiliated Entities” in this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$292.00 PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share	Total
Public offering price	HK$292.00 (1)	HK$321,200,000
Underwriting discounts and commissions(2)	HK$14.60	HK$16,060,000
Proceeds to us (before expenses)(3)	HK$277.40	HK$305,140,000

(1)
Equivalent to US$18.60 per ADS, based upon two ADSs representing one Class A ordinary share and an exchange rate of HK$7.8498 to US$1.00 as of June 17, 2022, as set forth in the H.10 statistical release of the Federal Reserve Board.

(2)
See “Underwriting” beginning on page S-85 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes net proceeds of HK$30,514,000 from the sale of 110,000 Class A ordinary shares in the Hong Kong public offering.

We have granted the international underwriters an option, exercisable by Goldman Sachs (Asia) L.L.C., as the sole representative, on behalf of the international underwriters, or the Sole Representative, to purchase up to an additional 165,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. An affiliate of Goldman Sachs (Asia) L.L.C. has entered into a borrowing arrangement with Jing Investors Co., Ltd. and Yin Investment Co., Ltd. to facilitate the settlement of over-allocations. The affiliate of Goldman Sachs (Asia) L.L.C. is obligated to return Class A ordinary shares to Jing Investors Co., Ltd. and Yin Investment Co., Ltd. by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Jing Investors Co., Ltd. and Yin Investment Co., Ltd. for the loan of these Class A ordinary shares.
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around July 13, 2022.

Sole Sponsor, Joint Global Coordinator, Joint Bookrunner and Joint Lead Manager
Goldman Sachs (Asia) L.L.C.
Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers
(in alphabetic order)
BOCI	DBS
Joint Bookrunner and Joint Lead Manager
FUTU

Prospectus supplement dated July 6, 2022.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any other offering materials we file with the SEC. We have not, Jing Investors Co., Ltd. and Yin Investment Co., Ltd. have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent

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information, you should not rely on it. None of the underwriters, Jing Investors Co., Ltd., Yin Investment Co., Ltd., or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering (as defined in the prospectus supplement under the caption “Underwriting” section) and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-265732) that we filed with the SEC on June 21, 2022 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“active clients” refer to registered clients who purchase one or more investment products distributed or provided by us during a given period, excluding clients in our other businesses segment;

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“ADSs” refer to our American Depositary Shares, two of which represent one Class A ordinary share;

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“assets under advisory” or “AUA” refers to clients’ total outstanding assets managed by Gopher or third party product providers;

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“assets under management” or “AUM” refers to the amount of capital commitments made by investors to the funds we provide continuous management services without adjustment for any gain or loss from investment, for which we are entitled to receive recurring service fees or performance-based income, except for public securities investments. For pubic securities investments, the “assets under management” or “AUM” refers to the net asset value of the investments we manage, for which we are entitled to receive recurring service fees and performance-based income;

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“CAGR” refers to compound annual growth rate, a method of assessing the average growth of a value over a certain time period;

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“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

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“Class A ordinary shares” refer to our Class A ordinary shares, par value US$0.0005 per share;

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“Class B ordinary shares” refer to our Class B ordinary shares, par value US$0.0005 per share;

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“Companies (Winding Up and Miscellaneous Provisions) Ordinance” refers to the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), as amended and supplemented from time to time;

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“Consolidated Affiliated Entities” refer to Noah Investment and its subsidiaries, all of which are controlled by our company through the Contractual Arrangements;

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“Contractual Arrangements” refer to variable interest entity structure and, where the context requires, the agreements underlying the structure;

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“COVID-19” refers to coronavirus disease 2019, a disease caused by a novel virus designated as severe acute respiratory syndrome coronavirus 2;

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“FOF” refers to fund of funds;

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“HK$” and “Hong Kong dollars” refer to the legal currency of the Hong Kong Special Administrative Region of the People’s Republic of China;

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“HNW” refers to high net worth;

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“HNW clients” or “HNW investors” refer to clients/investors with investable financial assets of no less than RMB6 million;

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“Hong Kong Listing Rules” refer to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Share Registrar” refers to Computershare Hong Kong Investor Services Limited;

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“investment products” refer to products we distribute to clients, such as mutual fund products, private secondary products, private equity products and other products;

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“Listing Date” refers to the date, expected to be on or about July 13, 2022, on which the Class A ordinary shares are listed on the Main Board of the Hong Kong Stock Exchange and from which dealings in the Class A ordinary shares are permitted to commence on the Main Board of the Hong Kong Stock Exchange;

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“Memorandum and Articles” refer to the currently effective fifth amended and restated memorandum and articles of association of our company;

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“NAV” refers to net asset value;

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“Noah Group” refers to Shanghai Noah Investment (Group) Co., Ltd., a limited liability company established under the laws of the PRC on August 24, 2007, and one of the significant subsidiaries;

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“Noah Investment” refers to Shanghai Noah Investment Management Co., Ltd., a limited liability company established under the laws of the PRC on August 26, 2005, and one of the Consolidated Affiliated Entities;

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“Noah Upright” refers to Noah Upright Fund Distribution Co., Ltd., a limited liability company established under the laws of the PRC on November 18, 2003, and one of the significant subsidiaries;

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“NYSE” refers to the New York Stock Exchange;

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“PCAOB” refers to the Public Company Accounting Oversight Board;

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“private funds” refer to investment funds which raise capital through non-public offerings of funds targeting qualified investors;

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“registered clients” refer to clients who have completed a preliminary know-your-client and anti-money laundering review process, but may or may not have purchased any products from us;

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“RMB” or “Renminbi” refers to the legal currency of China;

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“SFC” refers to the Securities and Futures Commission of Hong Kong;

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“SFO” or “Securities and Futures Ordinance” refers to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended or supplemented from time to time;

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“Shanghai Gopher” refers to Shanghai Gopher Asset Management Co., Ltd., a limited liability company established in the PRC on December 14, 2012, and one of the Consolidated Affiliated Entities;

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“Shares” or “ordinary shares” refer to our ordinary shares, which include both Class A ordinary shares and Class B ordinary shares, par value US$0.0005 per share;

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“Takeovers Code” refers to the Codes on Takeovers and Mergers and Share Buy-backs issued by the SFC;

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“transaction value” refers to the aggregate value of the investment products we distribute during a given period;

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“ultra HNW clients” or “ultra HNW investors” refer to clients/investors with investable financial assets of more than RMB50 million;

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“U.S. dollars” or “US$” refers to the legal currency of the United States; and

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“we,” “us,” “our company,” “our group,” “our” and “Noah” refer to Noah Holdings Limited, its subsidiaries and Consolidated Affiliated Entities.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus supplement were made at a rate of RMB6.3726 to US$1.00, the exchange rate in effect as of December 30, 2021 as set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On June 17, 2022, the exchange rate was RMB6.7160 to US$1.00.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information that we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Noah Holdings Limited and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Noah Holdings Limited, CIK number 0001499543.
We incorporate by reference the documents listed below in this prospectus supplement.
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Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 6, 2022 (File No. 001-34936), or our 2021 Form 20-F;

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Our current report on Form 6-K furnished to the SEC on June 21, 2022 (File No. 001-34936) including the exhibits thereto; and

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With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
Noah Holdings Limited
Building 2, 1687 Changyang Road,
Shanghai 200090
People’s Republic of China
+86 (21) 8035-9221
Attention: Investor Relations

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference may contain forward-looking statements that involve risks and uncertainties and reflect our current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our future business development, financial condition and results of operations;

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the expected growth of the industries in which we operate;

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our expectations regarding demand for and market acceptance of the products and services we distribute, manage or offer;

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our expectations regarding keeping and strengthening our relationships with product providers;

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relevant government policies and regulations relating to the industries in which we operate;

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our ability to attract and retain qualified employees;

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our ability to stay abreast of market trends and technological advances;

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our plans to invest in research and development to enhance our product choices and service offerings;

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competition in the industries in which we operate;

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general economic and business conditions in China and internationally;

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our ability to obtain certain licenses and permits necessary to operate and expand our businesses; and

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our ability to effectively protect our intellectual property rights and not infringe on the intellectual property rights of others.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also includes projections based on a number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference herein and therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully, especially the risks of investing in our ADSs discussed under “Risk Factors” of this prospectus supplement and under “Item 3. Key Information — D. Risk Factors” in our 2021 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, and our current report on Form 6-K furnished to the SEC on June 21, 2022, are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us and prepared by Frost & Sullivan, an independent industry consultant. We refer to this report as the “Frost & Sullivan Report.”
Overview
We are a leading HNW wealth management service provider in China with global asset management capacities. We were the eighth largest wealth management service provider with a market share of approximately 3.7% in China’s HNW wealth management services market, and the largest independent wealth management service provider with a market share of approximately 21.5% in China’s independent HNW wealth management services market, both in terms of total revenues in 2021, focused on serving HNW and ultra HNW investors, according to Frost & Sullivan. We work with worldwide top-tier general partners and fund managers, whom we define as our ecosystem partners, to provide investment products and professional services to our clients through two synergetic business segments, namely wealth management business and asset management business.
We manage wealth for HNW and ultra HNW individuals and institutions by connecting leading asset managers around the world, and thrive to deliver high-quality asset allocation and other comprehensive client services. As a pioneer in China’s HNW wealth management services industry, according to Frost & Sullivan, we are committed to creating value for our clients and have focus on innovation with many market-first achievements. Our digital transformation initiatives enable us to provide professional advices and suitable products to our clients and automate our business operations to improve efficiency.
We operate in 84 cities in mainland China, as well as in Hong Kong, Taiwan, New York, Silicon Valley and Singapore, with our domestic and overseas business accounting for 76.6% and 23.4% of total revenues in 2021, respectively. Through our global network of over 1,300 relationship managers, we distributed RMB97.2 billion (US$15.3 billion) investment products to 42,764 clients in 2021, an increase of 25.0% from 34,213 in 2020, and our AUM reached RMB156.0 billion (US$24.5 billion) as of December 31, 2021. We have demonstrated sustainable and strong growth and profitability. From 2019 to 2021, our total revenues increased at a CAGR of 12.6%, higher than the growth rate of the overall independent HNW wealth management market during the same period.
We have achieved significant growth in scale and profitability since our inception, and maintained robust growth during the years ended December 31, 2019, 2020 and 2021. Our loyal client base and the long duration of most of our investment products have supported a growing and recurring revenue stream. From 2019 to 2021, recurring services fees increased from RMB1,845.5 million to RMB2,109.0 million, contributing to 54.1% and 48.7% of our total revenues, respectively. Our industry leading investment capabilities also allow us to generate sustainable performance- based income, which grew from RMB113.1 million in 2019 to RMB784.2 million in 2021, contributing to 3.3% and 18.1% of our total revenues. During the years ended December 31, 2019, 2020 and 2021, our total revenues slightly decreased by 2.6% from RMB3,413.2 million in 2019 to RMB3,324.7 million in 2020, primarily due to the negative impact from the COVID-19 pandemic, but our total revenues further increased by 30.1% to RMB4,326.6 million (US$678.9 million) in 2021. We recorded net income of RMB863.8 million and RMB1,306.1 million (US$205.0 million) in 2019 and 2021, respectively, and net loss of RMB743.5 million in 2020. The net loss in 2020 was primarily due to the non-cash settlement expense of RMB1,828.9 million attributable to the Camsing Incident. When evaluating our operating performance, our management would also review and consider (i) share-based compensation, and (ii) settlement expense attributable to the

Camsing Incident. In 2019, 2020 and 2021, we recorded share-based compensation expenses of RMB94.9 million, RMB59.8 million and RMB51.0 million (US$8.0 million), respectively. In 2019, 2020 and 2021, we recorded settlement expenses attributable to the Camsing Incident of nil, RMB1,828.9 million and RMB19.9 million (US$3.1 million), respectively.
Our Business Model
We provide comprehensive financial services through our subsidiaries and Consolidated Affiliated Entities, comprising our wealth management business, asset management business and other businesses, to our clients. In 2021, our wealth management business, asset management business, and other businesses contributed to 74.2%, 24.2% and 1.6% of our total revenues, respectively.
For our wealth management business, we distribute a diverse suite of investment products provided by both our ecosystem partners and our asset management arm Gopher, primarily including mutual fund products, private secondary products and other products. These products are carefully selected by our product development team in accordance with the investment objectives and risk appetites of our clients. We generate revenue primarily from transaction- based one-time commissions at the time of purchase, recurring service fees based on total capital commitments or fair value of investments, and sharing of the performance-based income earned by general partners or fund managers. In 2021, the above three revenue sources contributed to 36.8%, 45.8% and 14.6% of the total revenue from our wealth management business, respectively. We also provide other services including, among others, investor education and trust services that are complementary to our clients’ overall objectives around wealth preservation and tailored to their individual circumstances and needs.
To supplement the product portfolio and advisory services provided through our wealth management business, our asset management arm, Gopher, offers proprietary and unique investment portfolio specifically designed for our clients, which mainly include private equity investments through FoFs, feeder funds and S funds, as well as direct and co-investments, public securities investments, real estate investments, and multi-strategy and other investments. In particular, Gopher’s “wealth stabilizer” product, Target Strategy, which utilizes different sub-strategies and active portfolio rebalancing to control volatilities, with its stable strategy funds launched in August 2021 and balanced and positive strategies funds launched in April 2021, achieved cumulative returns of 1.1%, 4.9% and 5.4%, respectively, by the end of 2021, effectively mitigated market risks for clients. Gopher not only invests in funds, but also focuses on developing its direct- and co-investment capabilities to offer unique and sought-after opportunities to clients for investments into promising portfolio companies. As of December 31, 2021, we have directly or indirectly invested in more than 7,000 companies, of which more than 170 had grown into unicorn companies1 and more than 400 became publicly listed companies. Gopher’s products are distributed both by leveraging the established channel of our wealth management business and Gopher’s own direct sales team. By directly participating in a greater portion of the value chain from fund raising, investment, portfolio management to distribution, we believe we maintain stronger connectivity to our clients, are better positioned to anticipate and cater to their needs and achieve enhanced economics for our business. Gopher generates revenue primarily from recurring service fees and performance- based income from funds for which it serves as the fund manager. In 2021, these two revenue sources contributed to 61.1% and 30.1% of the total revenue of our asset management business, respectively.
In addition to our wealth management business and asset management business, we also provide other services through our subsidiaries. These services serve as value-added services that we provide to our clients to broaden and deepen client relationships. In 2019, 2020 and 2021, other businesses represented 8.5%, 1.9% and 1.3% of our net revenues, respectively. Starting from 2019, this segment mainly includes lending business services whereby we made loans secured with collateral including investment products distributed by us and real estate properties, with a typical loan-to-value ratio of below 70%, to creditworthy investors. Since the third quarter of 2019, we have decreased lending businesses as we strategically decided to focus on our core businesses.
We operate our business to cater to the needs of our clients by leveraging (i) our unique ecosystem with leading product partners, including fund managers and top PE/VC general partners, (ii) a diversified product

1
Refers to companies with valuation over US$1.0 billion.

mix that contributes to a favorable revenue structure with competitive profit margins and delivers successful investment results, and (iii) significant synergies and high operating efficiency.
Key Performance Indicators
We primarily serve Chinese HNW and ultra HNW clients who reside in China or overseas with total investable assets exceeding RMB6.0 million. In addition to individual clients, we also strategically provide services to certain institutional clients, including entities affiliated with individuals, such as their family offices, as well as other institutional investors. Our client base has experienced significant growth in recent years. The table below sets forth certain information regarding our clients for the periods indicated:
	Year Ended December 31,
	2019	2020	2021
Number of active clients (excluding mutual fund-only clients)(1)	14,538	12,161	12,831
Number of active clients (including mutual fund-only clients)(1)	31,495	34,213	42,764

(1)
Active clients refer to registered clients who purchase one or more investment products distributed or provided by us during a given period, excluding clients in our other businesses segment. Registered clients refer to clients who have completed a preliminary know-your-client and anti-money laundering review process, but may or may not have purchased any products from us.

Since the third quarter of 2019, we ceased offering private credit products and transitioned to distributing more mutual fund products. The number of our active clients (including mutual fund-only clients) increased from 31,495 in 2019 to 42,764 in 2021 with a CAGR of 16.5%, a reflection of our successful shift in focus from private credit products to mutual fund products. Such transition in product mix, on the other hand, has led to a decrease in the number of active clients who intended for private credit products during the years ended December 31, 2019, 2020 and 2021.
In order to provide targeted and personalized services to our clients, we classify our clients into five categories based on their AUA with us, namely ivory, gold, platinum, diamond, and black card clients, with the black card clients being the highest level. The number of our black card clients and diamond card clients reached 1,722 and 6,475 in 2021, with an AUA per client of RMB76.1 million (US$11.9 million) and RMB16.5 million (US$2.6 million), respectively. The table below sets forth certain information of our core clients as of or for the periods indicated.
	As of/For the Year Ended December 31,
	2019(3)	2020(3)	2021
Number of black card clients(1)	1,139	1,250	1,722
Percentage of black card clients’ AUA	46.1%	41.6%	46.5%
Number of diamond card clients(2)	5,235	5,685	6,475
Percentage of diamond card clients’ AUA	39.6%	41.6%	37.8%

(1)
Black card clients refer to clients with an AUA of over RMB50 million (approximately US$7 million).

(2)
Diamond card clients refer to clients with an AUA of over RMB10 million (approximately US$1.4 million) but less than RMB50 million (approximately US$7 million).

(3)
Starting from the second quarter of 2021, in order to more accurately identify our core client group, we have made certain adjustments to our client membership AUA calculation mechanism to align with the AUA basis for charging recurring service fees. Specifically, private equity products are calculated based on subscription amount while public securities products are calculated based on NAV under the new mechanism. We have also retrospectively adjusted the calculation for the prior periods to conform to the current mechanism.

We have a proven track record of consistently delivering a broad array of innovative and high-quality investment products and service offerings, which provide comprehensive and tailored investment opportunities to meet the specific wealth management requirements of our clients. Our total transaction value in 2021 was RMB97.2 billion (US$15.3 billion), compared with RMB94.7 billion in 2020 and RMB78.5 billion in 2019. The table below sets out the aggregate transaction value of the different types of investment products that we distributed during the periods indicated:

	Year Ended December 31,
	2019		2020		2021
	RMB	%	RMB	%	RMB	US$	%
	(in millions, except for percentages)
Product type
Mutual fund products	15,511	19.8	37,981	40.1	37,169	5,833	38.2
Private secondary products	10,867	13.8	35,162	37.1	37,776	5,928	38.9
Private equity products	14,279	18.2	17,876(1)	18.9	18,069(1)	2,835	18.6
Private equity products provided by Gopher	13,144	16.7	14,442	15.3	18,069	2,835	18.6
Private equity products provided by third-party product partners	1,135	1.5	3,434	3.6	—	—	—
Other products(2)	37,867	48.2	3,717	3.9	4,189	657	4.3
All products	78,524	100.0	94,736	100.0	97,203	15,253	100.0

(1)
Following the enactment of Supervision Measures in October 2020, we ceased offering private equity products through our wealth management business, and our asset management arm started to raise capital for private equity investments directly from our clients. In particular, in 2020, our asset management arm directly raised capital of RMB5.2 billion for its private equity investments. The figures are included in the table for illustration and comparison purposes only.

(2)
From the third quarter of 2019, we ceased offering private credit products (classified in “other products”) and transitioned to distributing more standardized public securities products. Such decision was based on a combination of (i) our commercial evaluation of the risks related to private credit products and (ii) our understanding and anticipation of the evolving regulatory and market environment following the implementation of a series of laws and regulations.

In addition, we measure the performance of our asset management business primarily through AUM, which determines the recurring service fees and performance-based income that we are able to collect over the life cycle of the investment products managed by us. Our AUM were RMB170.2 billion, RMB152.8 billion and RMB156.0 billion (US$24.5 billion), respectively, as of December 31, 2019, 2020 and 2021. The table below summarizes our AUM and typical management fee rates chargeable by asset management services provided by Gopher for the last three years:
	Year Ended December 31,
	2019			2020			2021
	Typical management fee rates	RMB	%	Typical management fee rates	RMB	%	Typical management fee rates	RMB	%
	(in billions, except for percentages)
Product type
Private equity investments	0.6% – 2.0%	109.6	64.4	0.5% – 2.0%	117.7	77.0	0.5% – 2.1%	130.9	83.9
Public securities investments	0.4% – 1.9%	9.3	5.5	0.4% – 1.4%	9.8	6.4	0.4% – 1.7%	11.2	7.2
Real estate investments	0.2% – 2.3%	17.6	10.3	0.5% – 2.2%	12.7	8.3	0.5% – 2.3%	6.6	4.3
Multi-strategies investments	0.5% – 1.1%	8.8	5.2	0.6% – 1.1%	7.1	4.6	0.6% – 1.1%	5.9	3.8
Other investments(1)	0.2% – 1.4%	24.9	14.6	0.1% – 0.6%	5.5	3.7	—	1.4	0.8
All products		170.2	100.0		152.8	100.0		156.0	100.0

(1)
Since the first quarter of 2021, we reclassified all remaining mezzanine financing products linked to corporate merger and acquisitions and buy outs from credit to private equity in the amount of RMB4.7 billion, considering its nature is more akin to equity than credit. We have also revised the comparative period presentation to conform to current period presentation.

The following table illustrates the movement of AUM managed by Gopher for the periods indicated:
	As of/For the Year Ended December 31,
	2019	2020	2021
	(RMB in billions)
AUM at the beginning of the year	169.2	170.2	152.8
Asset new subscription	36.6	24.6	22.0
Asset appreciation(1)	0.7	0.8	0.1
Asset redemption	(36.3)	(42.8)	(18.9)
AUM at the end of the year	170.2	152.8	156.0

(1)
Represents NAV movement of our public securities investments.

Competitive Landscape
In 2021, HNW wealth management services industry accounted for approximately 23.6% market share in the wealth management services industry in China, in terms of investable financial assets. China’s HNW wealth management industry is mainly composed of private banking arms of financial institutions and independent HNW wealth management service providers. According to the Frost & Sullivan Report, revenues generated by financial institutions and independent HNW wealth management services providers contributed to approximately 83.0% and 17.0% of the total revenues generated in HNW wealth management services market in China in 2021, respectively. Top ten players in China’s HNW wealth management industry accounted for an aggregate of 64.0% market share in terms of total revenues in 2021. The independent HNW wealth management market in China is a concentrated market, with top five players accounting for approximately 63.5% market share in terms of total revenues in 2021.
We were the eighth largest HNW wealth management service provider in China focusing on serving HNW and ultra HNW clients and accounted for approximately 3.7% market share in the HNW wealth management services market in terms of total revenues in 2021, with the top seven all being national bank-affiliated service providers who have different business and distribution models from independent HNW wealth management service providers. We were also the largest independent HNW wealth management service provider in China focusing on serving HNW and ultra HNW clients and accounted for approximately 21.5% market share in the independent HNW wealth management services market in terms of total revenues in 2021, according to Frost & Sullivan.
Our Strengths
We believe that the following competitive strengths contribute to our success and are differentiating factors that set us apart from our peers:
•
pioneer and leader in China HNW wealth management services industry;

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high quality and loyal client base;

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unparalleled ecosystem with access to unique investment opportunities;

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industry leading technology infrastructure; and

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visionary management team and “3R”s in the Noah Triangle.

Our Strategies
To achieve our mission and further solidify our unique position, we intend to leverage our existing strengths and pursue the following strategies:
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maintain and expand client base;

•
continuous digital transformation;

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improve research and investment capacities;

•
continue to optimize product mix and maintain product leadership; and

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overseas expansion.

Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our 2021 Form 20-F, “Risk Factors” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 21, 2022, as well as other documents incorporated by reference in to the accompanying prospectus.
Risks Related to Our Business
•
The investment products that we distribute or manage involve various risks and any failure to identify or fully appreciate such risks may negatively affect our reputation, client relationships, operations and prospects.

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Our reputation and brand recognition are crucial to our business. Any harm to our reputation or failure to maintain, protect, promote or enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

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If we breach fiduciary duties or other contractual obligations as the general partner or fund managers of the funds, or if our third-party product partners or investment partners engage in illegal activities or market misconduct, our results of operations will be adversely impacted. In addition, misconduct of our relationship managers or other employees, including potential misuse of client funds, could harm our reputation or lead to regulatory sanctions or litigation costs.

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Our businesses may be adversely impacted by general economic and market conditions.

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The performance of our investment portfolio may affect the AUM, revenues and profitability of our asset management business.

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We may not be able to continue to grow at our historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

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Because a significant portion of the one-time commissions and recurring service fees we earn on the distribution of investment products are based on commission and fee rates, any decrease in these commission and fee rates may have an adverse effect on our revenues, cash flow and results of operations.

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The investment products we distribute are supplied by a limited number of product partners; and the renegotiation or termination of our relationships with such product partners could significantly impact our business.

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Because the laws and regulations governing the industries of wealth management, asset management and other businesses in China are developing and subject to further change, any failure to obtain or maintain requisite approvals, licenses or permits necessary to conduct our operations or any failure to comply with laws and regulations applicable to our business and services could harm our business.

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Some of our clients may redeem their investments from time to time, which could reduce our recurring service fees.

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Our business is subject to risks related to complaints, claims, controversies, regulatory actions, arbitration and legal proceedings.

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Our lending business is subject to credit risks, which could adversely affect our results of operations.

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Our business involves relatively new business models which may not be successful.

Risks Related to Corporate Structure
•
We are a Cayman Islands holding company primarily operating in China through our subsidiaries and Consolidated Affiliated Entities, including Noah Investment with which we have maintained

Contractual Arrangements and its subsidiaries in the PRC. Investors thus are not purchasing, and may never directly hold, equity interests in the Consolidated Affiliated Entities. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to such agreements that establish the Contractual Arrangements for a portion of our company’s China operations, including potential future actions by the PRC government, which could affect the enforceability of the Contractual Arrangements with Noah Investment and its subsidiaries and, consequently, significantly affect the financial condition and results of operations of our company. If the PRC government finds that such agreements do not comply with PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in Noah Investment and its subsidiaries or forfeit its rights under the Contractual Arrangements.
•
We rely on our Consolidated Affiliated Entities to operate a portion of our China operations, which may not be as effective as direct ownership in providing operational control.

•
Contractual Arrangements among our PRC subsidiary, Noah Group, one of our Consolidated Affiliated Entities, Noah Investment, and Noah Investment’s shareholders may be subject to scrutiny by the PRC tax authorities, who may determine that we or Noah Investment and its subsidiaries owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment.

•
Because certain shareholders of our Consolidated Affiliated Entities are our directors and executive officers, their fiduciary duties to us may conflict with their respective roles in the Consolidated Affiliated Entities. If any of the shareholders of our Consolidated Affiliated Entities fails to act in the best interests of our company or our shareholders, our business and results of operations may be materially and adversely affected.

•
If we exercise the option to acquire equity ownership of Noah Investment, the ownership transfer may subject us to certain limitations and substantial costs.

Risks Related to Doing Business in China
•
Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

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Proceedings instituted by the SEC against certain PRC-based accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the U.S. Exchange Act.

•
The approval of or filing with the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

•
PRC governmental authorities’ significant authority in regulating our operations and their oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and result in a material adverse change in our operations and the value of our Shares and/or ADSs.

•
Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

Risks Related to Our ADSs, Shares and the Listing
•
As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

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The market price for our ADSs may continue to be, and the market price of our Shares can be, volatile.

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There is no assurance if and when we will pay dividends in the future. Therefore, you should not rely on an investment in our Shares and/or ADSs as a source of future dividend income.

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Substantial future sales or perceived potential sales of our shares in the public market could cause the price of our Shares and/or ADSs to decline.

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Techniques employed by short sellers may drive down the trading price of our ordinary shares and/or ADSs.

Risks Related to the Global Offering
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An active trading market for our Shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Shares might fluctuate significantly.

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Since there will be a gap of several days between pricing and trading of our Shares, the price of our ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our Shares to be traded on the Hong Kong Stock Exchange.

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There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following the initial public offering in Hong Kong and listing of the ordinary shares on the Hong Kong Stock Exchange.

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You may experience dilution if we issue additional ordinary shares in the future.

•
Our management has broad discretion over the use of proceeds from this offering, and may spend the proceeds in ways with which you may disagree or that may not be profitable.

Our Shareholding and Corporate Structure
Our Major Shareholders
As of June 21, 2022, Ms. Jingbo Wang, co-founder, chairwoman and chief executive officer, through Jing Investors Co., Ltd., a BVI company beneficially owned and controlled by her through a trust and of which she is the sole director, indirectly held and had interest in 107,456 Class A ordinary shares and 6,730,000 Class B ordinary shares. As of June 21, 2022, Ms. Wang controlled approximately 49.1% of the aggregate voting power in our company. Immediately after the Listing, Ms. Wang will control approximately 21.9% of the aggregate voting power in our company, assuming all Class B ordinary shares have been converted into Class A ordinary shares on the Listing Date, the percentage of issued share capital held by each of the shareholders remain unchanged after June 21, 2022 and before the Listing, the international underwriters do not exercise their option to purchase additional Class A ordinary shares, and no additional Class A ordinary shares are issued under our share incentive plans.
Termination of the Weighted Voting Rights Structure
As of the date of this prospectus supplement and immediately prior to the Listing, our share capital comprised Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitled the holder to exercise one vote, and each Class B ordinary share entitled the holder to exercise four votes, on all matters that require a shareholder’s vote. All the Class B ordinary shares were held by the co-founders, namely Ms. Jingbo Wang and Mr. Zhe Yin, as of the date of this prospectus supplement. In order to terminate our weighted voting rights structure for the purpose of the Listing, the co-founders have irrevocably undertaken that they will convert all the Class B ordinary shares held by them into Class A ordinary shares on or before the Listing Date on a one-for-one basis. We have also agreed not to issue any new Class B ordinary shares after the Listing Date. Accordingly, upon the Listing, we will only have Class A ordinary shares in issue, and will cease to have a weighted voting rights structure. Our company will amend the Memorandum and Articles to remove provisions related to Class B ordinary shares in the annual general meeting of our company to be convened after the Listing.

Contractual Arrangements
We operate our domestic asset management business under the Contractual Arrangements. In our domestic asset management business, we act as the general partner of relevant investment funds which investment portfolio includes, among others, investments in third-party managed funds and equity investments into private companies. The PRC government regulates certain businesses through strict business licensing requirements and laws and regulations, including restrictions on foreign investment. These third-party managed funds or investee companies may target or operate certain business that are subject to foreign investment restrictions, which may require that investors shall not be foreign-invested enterprises, or FIEs, or their foreign ownership percentage shall be limited to a specified ceiling to the extent permitted by relevant foreign investment regulations. We adopted the Contractual Arrangements because if we were to conduct our domestic asset management business through our PRC subsidiaries which are FIEs, we may lose the accessibility to the investments in certain businesses that are subject to foreign investment restrictions. Therefore, we rely on the Contractual Arrangements that we entered into with Noah Investment and its shareholders to carry out our domestic asset management business.
Noah Group, Noah Investment and its shareholders have entered into a series of contractual agreements, including an exclusive option agreement, an exclusive support service agreement, a share pledge agreement and powers of attorney. These Contractual Arrangements enable us to (1) have power to direct the activities that most significantly affect the economic performance of Noah Investment and its subsidiaries; (2) receive substantially all of the economic benefits from Noah Investment and its subsidiaries in consideration for the services provided by Noah Group; and (3) have an exclusive option to purchase all or part of the equity interests in Noah Investment when and to the extent permitted by PRC law, or request any existing shareholder of Noah Investment to transfer any or part of the equity interests in Noah Investment to another PRC person or entity designated by us at any time at our discretion. The Contractual Arrangements allow us to consolidate the financial results of Noah Investments and its operating subsidiaries. For the years ended December 31, 2019, 2020 and 2021, net revenues generated from entities we controlled through the Contractual Arrangements amounted to RMB816.5 million, RMB935.5 million and RMB1,466.7 million, respectively, accounting for 24.1%, 28.3% and 34.2%, respectively, of our net revenue.
Below is the simplified structure of the Contractual Arrangements as of the date of this prospectus supplement. Our directors and our PRC legal adviser confirm that there has been no substantial change in the structure of the Contractual Arrangements since our listing in the U.S in November 2010.

Note:
(1)
The registered shareholders of Noah Investment consisted of (i) Ms. Jingbo Wang with 46% equity interests, (ii) Mr. Zhe Yin with 12% equity interests, (iii) Mr. Boquan He with 25% equity interests, (iv) Ms. Xinjun Zhang with 4% equity interests, (v) Ms. Yan Wei with 3% equity interests and (vi) Ms. Qianghua Yan with 10% equity interests. Each of Ms. Jingbo Wang, Mr. Zhe Yin and Mr. Boquan He are our Directors. Ms. Xinjun Zhang and Ms. Yan Wei are employees of our Group. Ms. Qianghua Yan is an early and long-term investor in our Group and an Independent Third Party.

Additionally, we have been advised by our PRC legal adviser that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations, and accordingly, the PRC regulatory authorities or courts may take a view that is contrary to the above opinion of the PRC legal adviser. It is uncertain whether any new PRC laws or regulations relating to contractual arrangements will be adopted or if adopted, what they would provide. If the corporate structure and the Contractual Arrangements are deemed by relevant regulatory authority or court to be illegal or invalid, either in whole or in part, we may lose control of its Consolidated Affiliated Entities and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to its business. Further, if the corporate structure and the Contractual Arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authority would have broad discretion to take action in dealing with the violation or failure, in which case, we could be subject to severe penalties, including being prohibited from continuing its operations or unwinding the Contractual Arrangements.
As of the date of this prospectus supplement, we had not encountered any interference or encumbrance from any PRC regulators in operating our business through Noah Investment and its operating subsidiaries under the Contractual Arrangements.
Our Corporate Structure and Contractual Arrangements with Our Consolidated Affiliated Entities and Their Respective Individual Shareholders
Noah Holdings Limited is a Cayman Islands holding company. We operate our domestic asset management business under the contractual arrangements. In our domestic asset management business, we act as the general partner of relevant investment funds which investment portfolio includes, among others, investments in third-party managed funds and equity investments into private companies. The PRC government regulates certain businesses through strict business licensing requirements and laws and regulations, including restrictions on foreign investment. These third-party managed funds or investee companies may target or operate certain business that are subject to foreign investment restrictions, which may require that investors shall not be foreign-invested enterprises, or FIEs, or their foreign ownership percentage shall be limited to a specified ceiling to the extent permitted by relevant foreign investment regulations. We adopted the contractual arrangements because if we were to conduct our domestic asset management business through our PRC subsidiaries which are FIEs, we may lose the accessibility to the investments in certain businesses that are subject to foreign investment restrictions. Therefore, we rely on the contractual arrangements that we entered into with Noah Investment and its shareholders to carry out our domestic asset management business through our Consolidated Affiliated Entities. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements” in our 2021 Form 20-F.
Because of the Contractual Arrangements, we are the primary beneficiary of Noah Investment and its subsidiaries and hence treat them as our consolidated entities and consolidate their results of operations into ours. Our Consolidated Affiliated Entities, Noah Investment and its subsidiaries, generated RMB816.5 million, RMB935.5 million and RMB1,466.7 million in net revenues (after intra-group eliminations) in 2019, 2020 and 2021, respectively, which contributed 24.1%, 28.3% and 34.2% of our total net revenues in the respective years. In addition, we hold the required licenses and permits necessary to conduct our asset management business in China through our Consolidated Affiliated Entities. Investors of our ADSs are not purchasing equity interest in our Consolidated Affiliated Entities in China but instead are purchasing equity interest in a Cayman Islands holding company with no direct equity ownership of our Consolidated Affiliated Entities.
Our corporate structure is subject to risks associated with the Contractual Arrangements with our Consolidated Affiliated Entities. The Contractual Arrangements may not be as effective as direct ownership in providing us with control over our Consolidated Affiliated Entities and we may incur substantial costs to enforce the terms of the arrangements. Additionally, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. It is uncertain whether any new PRC laws or regulations relating to the Contractual Arrangements will be adopted or if adopted, what they would provide. If the corporate structure and the Contractual Arrangements are deemed by relevant regulatory authority or court to be illegal or invalid, either in whole or in part, we may lose control of our Consolidated Affiliated Entities and have to modify such structure to comply with regulatory requirements. Further, if the corporate structure and the Contractual Arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authority would have broad discretion to take action in dealing with the violation or failure, in which case, we could be subject to severe penalties, including being prohibited from continuing its operations or unwinding the Contractual Arrangements. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Our Cayman Islands holding company, our subsidiaries and Consolidated Affiliated Entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our Consolidated Affiliated Entities and, consequently, significantly affect the financial performance of our Consolidated Affiliated Entities and our company as a whole. See “Item 3. Key Information — D. Risk Factors — Risks Related to Corporate Structure” in our 2021 Form 20-F.
We face various legal and operational risks and uncertainties associated with being based in and having our operations primarily in China and the complex and evolving PRC laws and regulations. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or be listed on United States or other foreign exchange outside of China. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of our Consolidated Affiliated Entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. In addition, since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is currently not inspected by the PCAOB. As a result, our ADSs may be delisted under the Holding Foreign Companies Accountable Act. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Also, the PRC governmental authorities have recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of our securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2021 Form 20-F.
Transfer of Funds and Other Assets between Our Company, Its Subsidiaries and the Consolidated Affiliated Entities
Noah Holdings Limited is a holding company incorporated in the Cayman Islands. We conduct business in the PRC through our PRC subsidiaries and Consolidated Affiliated Entities. Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the Consolidated Affiliated Entities only through loans, subject to the satisfaction of applicable government registration and approval requirements.
We may also rely significantly on dividends and other distributions by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and pay any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Under the Contractual Arrangements, we, through our PRC subsidiary Noah Group, are also entitled to substantially all of the economic benefits of the Consolidated Affiliated Entities in the form of service fees and license fees. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us” and “Item 3. Key Information — D. Risk Factors — Risks Related to

Doing Business in China — The dividends we receive from our PRC subsidiaries may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders” in our 2021 Form 20-F. In addition, the PRC tax authorities may require us to adjust our taxable income under the Contractual Arrangements, which would materially and adversely affect its ability to pay dividends and other distributions to us.
Our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our PRC subsidiaries and our Consolidated Affiliated Entities are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As a result of these PRC laws and regulations, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets, including general reserve and registered capital, either in the form of dividends, loans or advances. Such restricted portion amounted to RMB1,765.1 million, RMB2,040.5 million and RMB2,950.5 million (US$463.0 million) as of December 31, 2019, 2020 and 2021, respectively.
Under the Contractual Arrangements, Noah Group provides certain support services to our Consolidated Affiliated Entities and is entitled to receive service fees from our Consolidated Affiliated Entities in exchange. The Contractual Arrangements provide that our Consolidated Affiliated Entities shall pay Noah Group a service fee on a quarterly basis. The amount of the service fees shall be verified and determined according to actual services provided by Noah Group, provided that the total service fees shall be equal to the revenue less expenses and the license fees. The license fees are paid by our Consolidated Affiliated Entities to Noah Group on a yearly basis, in consideration of the intellectual property rights licenses granted by Noah Group. The amount of the license fees shall be determined by the board of Noah Group. Pursuant to the Contractual Arrangements, Noah Group is entitled to collect all or part of the revenue as the agent of our Consolidated Affiliated Entities, subject to a joint decision by the parties. Under that circumstance, Noah Group shall deduct the service fees from the revenue it collects on behalf of our Consolidated Affiliated Entities. During the three years ended December 31, 2019, 2020 and 2021, Noah Group did not charge any service fees or licenses fees from our Consolidated Affiliated Entities under the Contractual Arrangements, and there was no cash flows or transfers of other assets between Noah Group and our Consolidated Affiliated Entities under the Contractual Arrangements. See “Certain Financial Data — Financial Information Related to the Consolidated Affiliated Entities” and “Certain Financial Data — Intercompany Revenues between the Consolidated Affiliated Entities and Our Subsidiaries” for other services provided, cash flows or transfer of other assets between our company, our subsidiaries and our Consolidated Affiliated Entities during the three years ended December 31, 2019, 2020 and 2021.
Neither the PRC subsidiaries of our company nor the Consolidated Affiliated Entities is obligated to make dividends or distributions to our company under the Contractual Arrangements. To date, no dividends or distributions have been made to our company by our PRC subsidiaries or the Consolidated Affiliated Entities.
Furthermore, cash transfers from our PRC subsidiaries to our subsidiaries outside of China are subject to PRC government control of currency conversion. Restrictions on the availability of foreign currency may affect the ability of our PRC subsidiaries and Consolidated Affiliated Entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC foreign exchange control regulations restricting the conversion of Renminbi into foreign currencies may limit our ability to utilize our revenues effectively and affect the value of your investment” in our 2021 Form 20-F.
Public Offering and Listing in Hong Kong
We are offering 1,100,000 Class A ordinary shares, par value US$0.0005 per share, as part of a Global Offering, consisting of an international offering of 990,000 Class A ordinary shares offered hereby, and a

Hong Kong public offering of 110,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “6686.”
Fungibility and Conversion between ADSs and Class A Ordinary Shares
All Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these Class A ordinary shares into ADSs, and vice versa. See “Conversion between Class A Ordinary Shares and ADSs.”
In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the NYSE and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.
It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors — Risks Related to Our ADSs, Shares and the Listing — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following the initial public offering in Hong Kong and listing of the ordinary shares on the Hong Kong Stock Exchange.”
Corporate Information
Our principal executive offices are currently located in leased office space at Building 2, 1687 Changyang Road, Yangpu District, Shanghai and Building C and F, 32 Qinhuangdao Road, Yangpu District, Shanghai, which occupy approximately a total of 23,263 square meters. In May 2021, we purchased new headquarter premises with a gross floor area of approximately 72,000 square meters at 218, Shaohong Road, 1226 and 1256, South Shenbin Road, Minhang District, Shanghai, which will be used as our new headquarters. Our telephone number is +86 (21) 8035-9221. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate internet address is ir.noahgroup.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (United States), or the PCAOB, for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. On April 12, 2022, we were identified by the SEC under the HFCA Act as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with our filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. For more details, see “Risk Factors — Risks Related to Doing Business in China — Our

ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.”
Recent Developments
Summary of First Quarter 2022 Highlights
•
Total revenues for the three months ended March 31, 2022 were RMB802.5 million (US$126.6 million), a decrease of 34.8% from the three months ended March 31, 2021. Total revenues from the wealth management business for the three months ended March 31, 2022 were RMB581.2 million (US$91.7 million), a decrease of 38.9% from the three months ended March 31, 2021. Total revenues from the asset management business for the three months ended March 31, 2022 were RMB201.7 million (US$31.8 million), a decrease of 25.7% from the three months ended March 31, 2021. Total revenues from other businesses for the three months ended March 31, 2022 were RMB19.6 million (US$3.1 million), an increase of 136.1% from the three months ended March 31, 2021.

•
Income from operations for the three months ended March 31, 2022 was RMB313.8 million (US$49.5 million), a decrease of 37.5% from the three months ended March 31, 2021.

•
Net income attributable to Noah’s shareholders for the three months ended March 31, 2022 was RMB305.2 million (US$48.2 million), a decrease of 32.8% from the three months ended March 31, 2021.

Unless otherwise stated, all translations of RMB into U.S. dollars in this “Recent Developments” section were made at a rate of RMB6.3393 to US$1.00, the effective noon buying rate for March 31, 2022 as set forth in the H.10 statistical release of the Federal Reserve Board. Percentages are calculated based on the RMB amounts and there may be minor differences due to rounding.
Business Updates
Wealth Management
Set forth below are certain material developments on our business and results of operations under our wealth management business segment in the first quarter of 2022:
•
While our aggregate registered clients and active clients continued to grow, the number of our active clients (including mutual fund-only clients) decreased by 46.2% from 27,846 during the three months ended March 31, 2021 to 14,970 during the three months ended March 31, 2022, and the number of our active clients (excluding mutual fund-only clients) decreased by 55.3% from 6,299 during the three months ended March 31, 2021 to 2,818 during the three months ended March 31, 2022. The lower client activity was primarily because investor confidence was negatively affected by the adverse performance of the secondary market in the first quarter of 2022, mainly due to the combination of: (i) uncertainties over the global macroeconomic environment and political conditions and (ii) the impact of the recent resurgence of COVID-19 outbreaks in China.

Despite various restrictions on offline client interaction as a result of COVID-19, we remain active in maintaining close communication with our clients through a series of online investor seminars and forums to keep our clients posted on the market trends and provide them with investment advice on wealth preservation and risk protection. We have also invested in our branding and marketing activities in major cities to promote our brand awareness and attract potential investors. As the government has gradually lifted restrictions and quarantine measures in China, we will be able to have face-to-face interaction and hold offline events more frequently with our clients, which is expected to contribute to the growth of our active client base.
•
The market volatility also adversely impacted our total transaction value in the first quarter of 2022. The aggregate transaction value of the investment products distributed during the three months ended March 31, 2022 was RMB15.0 billion (US$2.4 billion), representing a 44.6% decrease from RMB27.1 billion during the three months ended March 31, 2021, primarily due to a 68.7%, 33.2% and 17.8% decrease of the private secondary products, private equity products and mutual fund products we distributed, respectively.
The table below sets out the aggregate transaction value of the different types of investment products that we distributed during the periods indicated:
	Three months ended March 31,
	2021		2022
	RMB	%	RMB	US$	%
	(in millions, except for percentages)
Product type
Mutual fund products	8,645	31.9	7,110	1,122	47.4
Private secondary products	12,864	47.5	4,027	635	26.9
Private equity products	4,763	17.6	3,180	502	21.2
Other products	820	3.0	679	107	4.5
All products	27,092	100.0	14,996	2,366	100.0

•
Our client service network covered 83 cities in mainland China as of March 31, 2022. The total number of our relationship managers remained relatively stable as of March 31, 2022 at 1,281.

Asset Management
Gopher’s total AUM as of March 31, 2022 remained stable at RMB156.1 billion (US$24.6 billion) as compared to December 31, 2021. In particular, we continue to focus on managing more private equity assets and Gopher’s AUM in relation to private equity investments increased from RMB130.9 billion as of December 31, 2021 to RMB132.7 billion (US$20.9 billion) as of March 31, 2022. In addition, Gopher’s AUM in relation to public securities investments decreased by 7.1% from RMB11.2 billion as of December 31, 2021 to RMB10.4 billion (US$1.6 billion) as of March 31, 2022, primarily due to the less satisfactory performance of the secondary market during the first quarter of 2022 as compared to 2021; Gopher’s AUM in relation to real estate investments decreased by 6.1% from RMB6.6 billion as of December 31, 2021 to RMB6.2 billion (US$1.0 billion) as of March 31, 2022 as a result of the redemptions of real estate assets, which was in line with our strategic transformation to decrease the size of real estate investment funds managed by Gopher; Gopher’s AUM in relation to multi-strategy investments decreased by 8.5% from RMB5.9 billion as of December 31, 2021 to RMB5.4 billion (US$0.9 billion) as of March 31, 2022, mainly as a result of a shift in investor preference away from bond investments; Gopher’s AUM in relation to other investments, which include funds investing in private credit related underlying products, remained stable at RMB1.4 billion (US$0.2 billion) as of March 31, 2022. The table below summarizes Gopher’s AUM by investment type for the periods indicated:
	As of December 31, 2021		As of March 31, 2022
	RMB	%	RMB	%
	(in billions, except for percentages)
Product type
Private equity investments	130.9	83.9	132.7	85.0
Public securities investments	11.2	7.2	10.4	6.6
Real estate investments	6.6	4.3	6.2	4.1
Multi-strategies investments	5.9	3.8	5.4	3.4
Other investments	1.4	0.8	1.4	0.9
All products	156.0	100.0	156.1	100.0

The following table illustrates the movement of AUM managed by Gopher for the periods indicated:
	As of/for the year ended December 31, 2021	As of/for the period ended March 31, 2022
	(RMB in billions)
AUM at the beginning of the year/period	152.8	156.0
Asset new subscription	22.0	5.5
Asset appreciation(1)	0.1	(0.1)
Asset redemption	(18.9)	(5.3)
AUM at the end of the year/period	156.0	156.1

(1)
Represents NAV movement of our public securities investments.

Financial Updates
The unaudited interim condensed consolidated statements of operations and cash flows for the three months ended March 31, 2021 and 2022 and the unaudited interim condensed consolidated balance sheet as of March 31, 2022 presented below are derived from our unaudited interim condensed consolidated financial statements in Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on June 21, 2022, titled “Unaudited Interim Condensed Consolidated Financial Statements as of December 31, 2021 and March 31, 2022 and for the three months ended March 31, 2021 and 2022.” Our unaudited interim condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and reviewed by our auditor. The consolidated financial information below should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2021 and as of December 31, 2019, 2020 and 2021 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F, and “Financial Information” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 21, 2022. Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022.
	For the three months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands)
Unaudited Interim Condensed Consolidated Statements of Operations:
Revenues:
Revenues from others
One-time commissions	278,704	81,154	12,802
Recurring service fees	220,513	193,379	30,505
Performance-based income	276,524	142,911	22,544
Other service fees	23,713	38,760	6,114
Total revenues from others	799,454	456,204	71,965
Revenues from funds Gopher manages
One-time commissions	46,146	21,155	3,337
Recurring service fees	256,697	293,052	46,228
Performance-based income	128,556	32,067	5,058
Total revenues from funds Gopher manages	431,399	346,274	54,623
Total revenues	1,230,853	802,478	126,588
Less: VAT related surcharges	(6,117)	(6,786)	(1,070)

	For the three months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands)
Net revenues	1,224,736	795,692	125,518
Operating costs and expenses:
Compensation and benefits
Relationship manager compensation	(206,872)	(109,995)	(17,351)
Other compensations	(375,253)	(247,910)	(39,107)
Total compensation and benefits	(582,125)	(357,905)	(56,458)
Selling expenses	(83,455)	(59,906)	(9,450)
General and administrative expenses	(80,285)	(58,207)	(9,182)
(Provision for) reversal of credit losses	(3,407)	9,198	1,451
Other operating expenses, net	(27,088)	(29,635)	(4,675)
Government subsidies	54,014	14,558	2,296
Total operating costs and expenses	(722,346)	(481,897)	(76,018)
Income from operations	502,390	313,795	49,500
Other income:
Interest income	22,927	12,637	1,993
Investment income	34,361	25,373	4,002
Other expense	(486)	(278)	(44)
Total other income	56,802	37,732	5,951
Income before taxes and income from equity in affiliates	559,192	351,527	55,451
Income tax expense	(129,846)	(77,336)	(12,199)
Income from equity in affiliates	23,513	30,020	4,736
Net income	452,859	304,211	47,988
Less: net loss attributable to non-controlling interests	(1,234)	(1,031)	(163)
Net income attributable to Noah’s shareholders	454,093	305,242	48,151

	As of March 31, 2022
	RMB	US$
	(in thousands)
Unaudited Interim Condensed Consolidated Balance Sheet:
Cash and cash equivalents	3,899,892	615,193
Restricted cash	512	81
Short-term investments (including short-term investments measured at fair value of RMB44,722 as of March 31, 2022)	64,347	10,150
Accounts receivable, net of allowance for credit losses of RMB1,288 as of March 31, 2022	396,485	62,544
Amounts due from related parties, net of allowance for credit losses of RMB30,021 as of March 31, 2022	532,533	84,005
Loans receivable, net of allowance for credit losses of RMB84,111 as of March 31, 2022	578,355	91,233
Other current assets	170,813	26,945
Total current assets	5,642,937	890,151

	As of March 31, 2022
	RMB	US$
	(in thousands)
Long-term investments (including long-term investments measured at fair value of RMB551,670 as of March 31, 2022)	699,174	110,292
Investment in affiliates	1,430,346	225,632
Property and equipment, net	2,544,521	401,388
Operating lease right-of-use assets, net	212,993	33,599
Deferred tax assets	335,911	52,989
Other non-current assets, net of allowance for credit losses of RMB4,000 as of March 31, 2022	162,206	25,587
Total non-current assets	5,385,151	849,487
Total assets	11,028,088	1,739,638
Accrued payroll and welfare expenses	880,353	138,872
Income tax payable	236,915	37,372
Deferred revenues	79,970	12,615
Other current liabilities	518,214	81,746
Contingent liabilities	431,080	68,001
Total current liabilities	2,146,532	338,606
Operating lease liabilities, non-current	120,790	19,054
Deferred tax liabilities	232,848	36,731
Other non-current liabilities	83,931	13,240
Total liabilities	2,584,101	407,631
Net current assets	3,496,405	551,545
Net assets	8,443,987	1,332,007
Total Shareholders’ Equity	8,443,987	1,332,007
Total Liabilities and Equity	11,028,088	1,739,638

	For the three months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands)
Unaudited Interim Condensed Consolidated Statements of Cash Flows:
Net cash provided by operating activities	495,940	501,184	79,061
Net cash (used in) provided by investing activities	(68,874)	9,341	1,474
Net cash used in financing activities	(542,963)	(12,058)	(1,903)
Effect of exchange rate changes	15,004	(3,176)	(501)
Net (decrease) increases in cash, cash equivalents and restricted cash	(100,893)	495,291	78,131
Cash, cash equivalents and restricted cash at the beginning of the period	5,022,704	3,412,613	538,326
Cash, cash equivalents and restricted cash at the end of the period	4,921,811	3,907,904	616,457
Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021
Total Revenues.   Our total revenues decreased by 34.8% from RMB1,230.9 million for the three months ended March 31, 2021 to RMB802.5 million (US$126.6 million) for the three months ended March 31, 2022. The decrease in our total revenues was primarily due to decreases in one-time commissions and performance-based incomes, partially offset by increases in recurring service fees and other service fees.
Operating Costs and Expenses.   Our operating costs and expenses decreased by 33.3% from RMB722.3 million for the three months ended March 31, 2021 to RMB481.9 million (US$76.0 million) for the three months ended March 31, 2022, primarily due to less relationship manager compensation related to the decreased transaction value of investment products distributed, less performance fee compensation, less selling expenses incurred, less general and administrative expenses incurred as well as a reversal of provision for credit losses.
Other Income.   Our other income decreased by 33.6% from RMB56.8 million for the three months ended March 31, 2021 to RMB37.7 million (US$6.0 million) for the three months ended March 31, 2022, primarily due to (i) a decrease in interest income as a result of a decrease in cash, primarily due to a net cash of RMB2,191.5 million used in acquiring our new headquarter premises in Shanghai in May 2021, and (ii) a decrease in investment income resulting from certain long-term investments measured at fair value.
Income Tax Expenses.   Our income tax expenses decreased by 40.4% from RMB129.8 million for the three months ended March 31, 2021 to RMB77.3 million (US$12.2 million) for the three months ended March 31, 2022, primarily due to less taxable income.
Net Income Attributable to Noah’s Shareholders.   Our net income attribute to Noah’s shareholders was RMB305.2 million (US$48.2 million) for the three months ended March 31, 2022, compared with net income attributable to Noah’s shareholders of RMB454.1 million for the three months ended March 31, 2021. Due to uncertainties in the global and China’s economies, volatility in financial markets as well as the resurgence of COVID-19 outbreaks, we expect to experience lower growth in net income in 2022 as compared to the previous year.
Wealth Management
	For the three months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands)
Revenues
Revenues from others:
One-time commissions	278,463	81,154	12,802
Recurring service fees	219,319	193,379	30,505
Performance-based income	276,524	142,911	22,544
Other service fees	14,017	19,113	3,015
Total revenues from others	788,323	436,557	68,865
Revenues from funds Gopher manages:
One-time commissions	16,270	11,859	1,871
Recurring service fees	95,971	118,871	18,751
Performance-based income	50,726	13,868	2,188
Total revenues from funds Gopher manages	162,967	144,598	22,810
Total revenues	951,290	581,155	91,675
Less: VAT related surcharges	(4,838)	(2,711)	(428)
Net Revenues	946,452	578,444	91,247
Operating costs and expenses:
Compensation and benefits	(422,079)	(247,823)	(39,093)
Selling expenses	(66,827)	(52,043)	(8,210)
General and administrative expenses	(55,924)	(42,754)	(6,744)
Provision for credit losses	—	(603)	(95)
Other operating expenses	(22,083)	(5,516)	(870)
Government subsidies	38,596	5,639	890
Total operating costs and expenses	(528,317)	(343,100)	(54,123)
Income from operations:	418,135	235,344	37,125

Total Revenue.   Our total revenue from wealth management business decreased by 38.9% from RMB951.3 million for the three months ended March 31, 2021 to RMB581.2 million (US$91.7 million) for the three months ended March 31, 2022, primarily due to decreases in one-time commissions and performance-based incomes as a result of the adverse performance of the secondary market, partially offset by increase in other service fees.
•
Total revenue from one-time commissions decreased by 68.4% from RMB294.7 million for the three months ended March 31, 2021 to RMB93.0 million (US$14.7 million) for the three months ended March 31, 2022, primarily due to a 68.7% decrease in transaction value of private secondary products that we distributed.

•
Total revenue from recurring service fees was RMB312.3 million (US$49.3 million) for the three months ended March 31, 2022, compared with RMB315.3 million for the three months ended March 31, 2021.

•
Total revenue from performance-based income decreased by 52.1% from RMB327.3 million for the three months ended March 31, 2021 to RMB156.8 million (US$24.7 million) for the three months ended March 31, 2022, primarily due to less performance- based income that were shared from private secondary products providers.

•
Total revenue from other service fees increased by 36.4% from RMB14.0 million for the three months ended March 31, 2021 to RMB19.1 million (US$3.0 million) for the three months ended March 31, 2022, primarily due to more value-added services such as trust services that we offered to our HNW clients.

Operating Costs and Expenses.   Our operating costs and expenses for wealth management business decreased by 35.1% from RMB528.3 million for the three months ended March 31, 2021 to RMB343.1 million (US$54.1 million) for the three months ended March 31, 2022, primarily due to less relationship manager compensation related to the decreased transaction value of investment products distributed as a result of the adverse performance of the secondary market and less selling, general and administrative expenses incurred.
•
Compensation and benefits include compensation for relationship managers and other employees. Compensation and benefits decreased by 41.3% from RMB422.1 million for the three months ended March 31, 2021 to RMB247.8 million (US$39.1 million) for the three months ended March 31, 2022, primarily due to (i) a decrease in relationship manager compensation related to transaction value of investment products distributed as a result of the adverse performance of the secondary market, and (ii) a decrease in other compensations as a result of a decrease in annual bonus for other employees.

•
Selling expenses decreased by 22.1% from RMB66.9 million for the three months ended March 31, 2021 to RMB52.0 million (US$8.2 million) for the three months ended March 31, 2022, primarily due to a decrease in our offline advertising and marketing activities due to the recurrent outbreaks of COVID-19 in China.

•
General and administrative expenses decreased by 23.5% from RMB56.0 million for the three months ended March 31, 2021 to RMB42.8 million (US$6.7 million) for the three months ended March 31, 2022, primarily due to a decrease in consulting fees.

•
Other operating expenses decreased by 75.0% from RMB22.1 million for the three months ended March 31, 2021 to RMB5.5 million (US$0.9 million) for the three months ended March 31, 2022, primarily due to the decreased transaction value of investment products distributed.

•
Government subsidies were RMB38.6 million for the three months ended March 31, 2021 and RMB5.6 million (US$0.9 million) for the three months ended March 31, 2022, respectively.

Asset Management
	For the three months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands)
Revenues
Revenues from others:
One-time commissions	241	—	—
Recurring service fees	1,194	—	—
Performance-based income	—	—	—
Other service fees	1,390	—	—
Total revenues from others	2,825	—	—
Revenues from funds Gopher manages:
One-time commissions	29,876	9,296	1,466
Recurring service fees	160,726	174,181	27,476
Performance-based income	77,830	18,199	2,871
Total revenues from funds Gopher manages	268,432	201,676	31,814
Total revenues	271,257	201,676	31,814
Less: VAT related surcharges	(1,229)	(1,039)	(164)
Net Revenues	270,028	200,637	31,650
Operating costs and expenses:
Compensation and benefits	(138,936)	(99,824)	(15,747)
Selling expenses	(12,001)	(4,234)	(668)
General and administrative expenses	(18,094)	(10,029)	(1,582)
Provision for credit losses	—	(227)	(36)
Other operating expenses	(1,805)	(1,270)	(200)
Government subsidies	15,283	8,885	(1,402)
Total operating costs and expenses	(155,553)	(106,699)	(16,831)
Income from operations:	114,475	93,938	14,818
Total Revenue.   Our total revenue from asset management business decreased by 25.7% from RMB271.3 million for the three months ended March 31, 2021 to RMB201.7 million (US$31.8 million) for the three months ended March 31, 2022, primarily due to decreases in one-time commissions and performance-based incomes, partially offset by increase in recurring service fees.
•
Total revenue from one-time commissions decreased by 69.1% from RMB30.1 million for the three months ended March 31, 2021 to RMB9.3 million (US$1.5 million) for the three months ended March 31, 2022, primarily due to less private equity products sold.

•
Total revenue from recurring service fees increased by 7.5% from RMB162.0 million for the three months ended March 31, 2021 to RMB174.2 million (US$27.5 million) for the three months ended March 31, 2022, primarily due to an increase in assets under management.

•
Total revenue from performance-based income for the three months ended March 31, 2022 was RMB18.2 million (US$2.9 million), compared with RMB77.8 million for the three months ended March 31, 2021. The decrease was primarily due to less performance-based income realized from private equity products.

Operating Costs and Expenses.   Our operating costs and expenses for asset management business decreased by 31.4% from RMB155.6 million for the three months ended March 31, 2021 to RMB106.7 million

(US$16.8 million) for the three months ended March 31, 2022, primarily due to less performance fee compensation as well as less selling, general and administrative expenses incurred.
•
Compensation and benefits include compensation of investment professionals and other employees. Compensation and benefits decreased by 28.2% from RMB138.9 million for the three months ended March 31, 2021 to RMB99.8 million (US$15.7 million) for the three months ended March 31, 2022, primarily due to less performance fee compensation.

•
Selling expenses decreased by 64.7% from RMB12.0 million for the three months ended March 31, 2021 to RMB4.2 million (US$0.7 million) for the three months ended March 31, 2022, primarily due to a decrease in our offline advertising and marketing activities due to the recurrent outbreaks of COVID-19 in China.

•
General and administrative expenses decreased by 44.6% from RMB18.1 million for the three months ended March 31, 2021 to RMB10.0 million (US$1.6 million) for the three months ended March 31, 2022, primarily due to a decrease in consulting fees.

•
Other operating expenses was RMB1.3 million (US$0.2 million) for the three months ended March 31, 2022, compared with RMB1.8 million for the three months ended March 31, 2021.

•
Government subsidies were RMB15.3 million for the three months ended March 31, 2021 and RMB8.9 million (US$1.4 million) for the three months ended March 31, 2022, respectively.

Other Businesses
	For the three months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands)
Revenues
Revenues from others:
Other service fees	8,306	19,647	3,099
Total revenues from others	8,306	19,647	3,099
Total revenues	8,306	19,647	3,099
Less: VAT related surcharges	(50)	(3,036)	(479)
Net Revenues	8,256	16,611	(2,620)
Operating costs and expenses:
Compensation and benefits	(21,110)	(10,258)	(1,618)
Selling expenses	(4,627)	(3,629)	(572)
General and administrative expenses	(6,267)	(5,424)	(856)
(Provision for) reversal of credit losses	(3,407)	10,028	1,582
Other operating expenses	(3,200)	(22,849)	(3,604)
Government subsidies	135	34	5
Total operating costs and expenses	(38,476)	(32,098)	(5,063)
Loss from operations:	(30,220)	(15,487)	(2,443)
Total Revenue.   Our total revenue from other business increased by 136.1% from RMB8.3 million for the three months ended March 31, 2021 to RMB19.6 million (US$3.1 million) for the three months ended March 31, 2022, primarily due to an increase in other service fees as result of rental income generated from rented properties that we purchased as part of our new headquarter premises in Shanghai in 2021.
Operating Costs and Expenses.   Our operating costs and expenses for other businesses decreased by 16.6% from RMB38.5 million for the three months ended March 31, 2021 to RMB32.1 million (US$5.1 million) for the three months ended March 31, 2022, primarily due to less compensation and benefits and a reversal of provision for credit losses, partially offset by an increase in other operating expenses related to depreciation expense of our new headquarter premises.
Certain Balance Sheet Items
As of March 31, 2022, we had RMB3,899.9 million (US$615.2 million) in cash and cash equivalents, mainly consisting of cash on hand and money market funds, which are unrestricted as to withdrawal and use.
Accounts Receivables
Our accounts receivables represent amounts invoiced or we have the right to invoice. The balances of our accounts receivables as of March 31, 2022 were substantially within one year. As of December 31, 2021 and March 31, 2022, our accounts receivables, net of allowance for credit losses of RMB0.5 million and RMB1.3 million, respectively, amounted to RMB808.0 million and RMB396.5 million (US$62.5 million), respectively. The decrease was primarily due to the subsequent settlement of certain accounts receivables and decreases in total revenues of our wealth management for the three months ended March 31, 2022.
Amounts Due from Related Parties
During the three months ended March 31, 2022, we had certain related party transactions. For details, see Note 16 to the unaudited interim condensed consolidated financial statements set out in Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on June 21, 2022. As of March 31, 2022, our amounts due from related parties of RMB479.4 million (US$75.6 million) are trade in nature, and amounts due from related parties of RMB53.1 million (US$8.4 million) associated with loan distributed are non-trade in nature. These non-trade loans are due on demand and expected to be matured within one year, most of which are interest free.
Loans Receivable
Our loans receivable represents loans offered to our individual clients as value-added services in our other business. As of December 31, 2021 and March 31, 2022, our loans receivable, net of allowance for credit losses of RMB94.0 million and RMB84.1 million, respectively, amounted to RMB595.8 million and RMB578.4 million (US$91.2 million), respectively. The decrease was primarily due to the subsequent settlement of certain loans receivable.
Investments
We have classified our investments into short-term investments and long-term investments, in terms of contractual maturity date of less than one year or more than one year. Our balance of short-term investments (including short-term investments measured at fair value of RMB63.5 million and RMB44.7 million as of December 31, 2021 and March 31, 2022, respectively) decreased by 30.7% from RMB92.8 million as of December 31, 2021 to RMB64.3 million (US$10.2 million) as of March 31, 2022, primarily due to redemption of certain trading debt securities. Our balance of long-term investments (including long-term investments measured at fair value of RMB457.3 million and RMB551.7 million as of December 31, 2021 and March 31, 2022, respectively) were RMB668.6 million as of December 31, 2021 and RMB699.2 million (US$110.3 million) as of March 31, 2022, respectively.
Investments in Affiliates
Our investments in affiliates primarily consist of (i) investments in affiliated companies, over which we had significant influence generally through an ownership interest of 20% or higher, but not considered as control, and (ii) investments in funds that we served as general partner or fund manager. Our investments in affiliates were RMB1,430.3 million (US$225.6 million) as of March 31, 2022, compared to RMB1,402.1 million as of December 31, 2021. The increase was primarily due to investment income in affiliates recorded in the three months ended March 31, 2022.

Cash Flow and Capital Expenditures
Operating Activities
Net cash provided by operating activities for the three months ended March 31, 2022 was RMB501.2 million (US$79.1 million), primarily as a result of operating cash inflow generated by net income of RMB304.2 million (US$48.0 million) and collection of accounts receivables of RMB653.8 million (US$103.1 million). Net cash provided by operating activities for the three months ended March 31, 2021 was RMB495.9 million, primarily as a result of operating cash inflow generated by net income of RMB452.9 million.
Investing Activities
Net cash provided by investing activities for the three months ended March 31, 2022 was RMB9.3 million (US$1.5 million), primarily due to the collection of loans originated. Net cash used in investing activities for the three months ended March 31, 2021 was RMB68.9 million, primarily due to the net loans initiated to borrowers.
Financing Activities
Net cash used in financing activities for the three months ended March 31, 2022 was RMB12.1 million (US$1.9 million), primarily due to payment of assumed liability resulting from certain asset acquisition. Net cash used in financing activities for the three months ended March 31, 2021 was RMB543.0 million, primarily due to repurchasing ordinary shares as well as acquiring additional shares from non-controlling interest shareholder in one of our subsidiaries.
Capital Expenditures
We made capital expenditures of RMB11.8 million and RMB4.1 million (US$0.7 million) for the three months ended March 31, 2021 and 2022, respectively. Our capital expenditures for the three months ended March 31, 2021 and 2022 consisted primarily of expenditures related to expansion of our fulfillment infrastructure, technology platform as well as renovation and upgrade of our office buildings. We currently do not have any commitment for capital expenditures or other cash requirements outside of our ordinary course of business.
Impact of COVID-19
The COVID-19 pandemic has caused an adverse impact on the Chinese and global economy, as well as the HNW wealth management services industry. Perceived or actual changes in investable assets and client confidence in the economy could reduce the demand for HNW and ultra HNW wealth management service we provide and negatively impact our operating results. We have experienced decrease in total revenues generated from our overseas businesses and domestic value-added services as a result of the COVID-19 pandemic. Following the outbreak of the COVID-19 pandemic, we have increased our investment in technology to develop online transactional and operational capabilities. We are currently able to complete substantially all of our transactions and investor education online. In 2021, our business operation had substantially returned to normal levels.
Recently, there has been an increasing number of COVID-19 cases, including the COVID-19 Delta and Omicron variant cases, in multiple cities in China. As a result, various measures, including city lockdowns, travel restrictions and stay-at-home orders, have been reinstated and we may have to adjust various aspects of our operations. For example, since late March 2022, new waves of COVID-19 infections have emerged in Shanghai, where our headquarters are located and a majority of our management and employees currently reside, as well as in Beijing. To contain the spread of COVID-19, the local governments have imposed various restrictions on business and social activities. We have not experienced any business suspension as a result of the recent COVID-19 resurgence in the affected areas such as Shanghai and Beijing, and substantially all of our transactions could be completed online. However, the execution and delivery of certain papers were delayed due to disruptions to the logistics and transportation services in certain regions, and face-to-face meetings with clients were limited due to quarantine measures and travel bans. Such delays and limitations have impacted our operational efficiency to a certain extent. Moreover, the spread of COVID-19, together with uncertainties over economic, political and other conditions in China and globally, has affected the overall investor sentiment and resulted in sporadic volatility in capital markets. As a result, we have experienced an immediate reduction in our results of operations as compared to the same periods in the previous year. Specifically, our total revenues in April 2022 was RMB218 million, down approximately 28% from April 2021. Despite the overall challenges posed by the COVID-19 pandemic, we believe that changes in investors’ behaviors and preference brought about by the COVID-19 pandemic also have a positive impact on our business. For example, due to the economic turmoil and unprecedented volatility in the global capital markets caused by the COVID-19 pandemic as well as the rising inflation, we have seen a growing number of clients becoming more active in seeking professional investment advice from us, especially on wealth preservation and risk protection. Leveraging our wide selection of product and service offerings, we remain optimistic of meeting our clients’ demands for wealth management and asset allocation during and post COVID-19.
Having considered (i) the governmental authorities’ significant resources and efforts to contain the recent regional outbreaks, (ii) our comprehensive product offerings coupled with our strong online transaction capabilities, which could cater to the evolving needs of our clients under different circumstances and conditions and enable us to offer suitable investment products and portfolios that provide better protection to our clients amid the COVID-19 outbreak, and (iii) our sufficient level of liquidity, we believe that despite that we may continue to experience slowdown in our business operations in the short term, the recurrence of COVID-19 is unlikely to have a material adverse impact on our business, results of operations and financial condition as a whole in the long term. As of the date of this prospectus supplement, we had incurred expenses of approximately RMB2.0 million to fight against the COVID-19, including expenses relating to purchase of medical and rescue supplies to support our frontline employees as well as technology investments to ensure online transactional and operational capabilities. However, there still remain significant uncertainties surrounding COVID-19, including the existing and new variants of COVID-19, and its further development as a global pandemic, including the effectiveness of vaccine programs against existing and any new variants of COVID-19. For risks relating to potential future outbreak of COVID-19, see “Risk Factors — Risks Related to Our Business — We may face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.”
Recent Regulatory Developments
Regulatory Changes on Data and Cybersecurity
Recently, the PRC governmental authorities have promulgated, among others, the Personal Information Protection Laws and Data Security Laws to ensure cybersecurity, data and personal information protection, which demonstrates that relevant laws and regulations governing such areas are developing along with the enforced and constantly tightening of relevant regulatory supervision. Specifically, on December 28, 2021, the Cyberspace Administration of China, or the CAC, and other twelve PRC regulatory authorities jointly revised and promulgated the Measures for Cybersecurity Review, which came into effect on February 15, 2022. The Measures for Cybersecurity Review provides that, among others, the procurement of network products and services by critical information infrastructure operators and the data processing activities conducted by network platform operators which affect or may affect national security shall be subject to cybersecurity review. Besides, according to the Measures for Cybersecurity Review, a network platform operator who processes the personal information of more than one million users and is seeking for listing in a foreign country must apply for a cybersecurity review. As advised by our PRC legal adviser, we should not be deemed as an operator of critical information infrastructure and the network products and services purchased and used by us are general network products and services in the market, and there is no obvious risk of supply chain interruption. In addition, as confirmed during a consultation with the China Cybersecurity Review Technology and Certification Center, or the Center, and advised by our PRC legal adviser, that the obligations to proactively apply for cybersecurity review by an entity seeking listing in a foreign country shall not be applicable to our proposed Listing in Hong Kong.
On November 14, 2021, the CAC published the Regulations on Network Data Security Management (Draft for Comments), or the Draft Network Data Regulations, which specified that data processors seeking a public listing in Hong Kong that affect or may affect national security are required to apply for cybersecurity review. The CAC has solicited comments on this draft until December 13, 2021, however, as of the date of this prospectus supplement, the Network Data Regulations had not yet been formally adopted and there is no timetable as to when it will be enacted. As such, substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation, including the standards for determining whether a listing in Hong Kong “affects or may affect national security”. As confirmed during a consultation with the Center and advised by our PRC legal adviser, since the Draft Network Data Regulations are only drafts for comments and not currently in effect, we are not required to apply for cybersecurity review under the current regulatory regime. However, we cannot assure you that relevant governmental authorities will not interpret the laws and regulations in ways that may negatively affect us. For more details, please see “Risk Factors — Risks Related to Doing Business in China — Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.”
Regulatory Developments on Overseas Listing
On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council issued the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, or the Opinions on Securities Activities, which announced the plans to take effective measures to enhance the administration over illegal securities activities and the supervision on the offering and listing of PRC domestic companies in an overseas market, including promoting the construction of relevant regulatory systems.
On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, promulgated the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Administration Provisions, and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Filing Measures, which, if become effective, require that a PRC domestic company that seeks to offer and list securities in an overseas market, whether through direct or indirect form, to file the required documents with the CSRC within three working days after such application for overseas offering and listing is submitted, and stipulate certain circumstances under which the overseas offering and listing would be prohibited, as well as the measures taken by the CSRC if a PRC domestic company falls into any of such circumstances prior to the overseas offering and listing, such as imposing a postponement or termination of the proposed overseas offering and listing, and canceling the corresponding filing on the conditions that the proposed overseas offering and listing application documents have been filed. As of the date of this prospectus supplement, the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures were released for public comments and the final version and effective date of such regulations are subject to change with substantial uncertainty. If the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures become effective in their current forms before the Listing is completed, we may be required to obtain the approval from or complete the filing procedures with the CSRC for the Listing. Our directors and PRC legal adviser are of the view that, as long as we comply with all relevant legal requirements, take all necessary steps, and submit all relevant materials in accordance with the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures, there will not be material legal impediment to obtaining the approval from or completing the filing procedures with the CSRC for the Listing. For more details, please see “Risk Factors — Risks Related to Doing Business in China — The approval of or filing with the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.”

THE GLOBAL OFFERING
Public Offering Price
HK$292.00, or US$37.20 per Class A ordinary share.
The Global Offering
We are offering 1,100,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 990,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 110,000 Class A ordinary shares. For more information, see “Underwriting.”
Option to Purchase Additional Class A Ordinary Shares
We have granted the international underwriters an option, exercisable by the Sole Representative, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to require us to allot and issue up to 165,000 additional Class A ordinary shares at the public offering price. An affiliate of Goldman Sachs (Asia) L.L.C. has entered into a borrowing arrangement with Jing Investors Co., Ltd. and Yin Investment Co., Ltd. to facilitate the settlement of over-allocations.
Ordinary Shares Outstanding Immediately After the Global
Offering
31,189,233 Class A ordinary shares, assuming all Class B ordinary shares have been converted into Class A ordinary shares on the Listing Date and excluding 909,737 treasury stock that we repurchased (or 31,354,233 Class A ordinary shares if the Sole Representative exercises, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares in full).
Use of Proceeds
We estimate that we will receive net proceeds from the Global Offering of approximately HK$270.0 million, or US$34.4 million, after deducting the underwriting fees and the estimated offering expenses payable by us and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares.
We intend to use the net proceeds from the Global Offering for (i) further developing our wealth management business, (ii) further developing our asset management business, (iii) selectively pursuing potential investments, (iv) investing in our in-house technology across all business lines, (v) our overseas expansion, and (vi) general corporate purposes.
See “Use of Proceeds” for more information.
Lock-up
In connection with the Global Offering, we have agreed with the underwriters to certain lock-up restrictions in respect of our ordinary shares and ADSs, and any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs, for a period commencing on the date of the Hong Kong underwriting agreement and ending on, and including, the date that is 90 days after the Listing Date, subject to certain exceptions. In addition, certain of our directors and executive officers have agreed with the underwriters to certain lock-up restrictions in respect of our ordinary shares and ADSs, and any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs, for a period commencing on the date on which the public offering price is to be fixed and ending on, and including, the date that is 90 days after that date, subject to certain exceptions.
See “Shares Eligible for Future Sale” and “Underwriting” for more information.
Risk Factors
You should carefully read “Risk Factors” beginning on page S-35 and the other information included in this prospectus supplement and the accompanying prospectus, our 2021 Form 20-F and our current report on Form 6-K furnished to the SEC on June 21, 2022, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.
Hong Kong Stock Exchange Code for the Class A Ordinary
Shares
6686
Payment and Settlement
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around July 13, 2022.

RISK FACTORS
An investment in our Class A ordinary shares involves risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 21, 2022, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our Class A ordinary shares could decline, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Relating to Our Business
The investment products that we distribute or manage involve various risks and any failure to identify or fully appreciate such risks may negatively affect our reputation, client relationships, operations and prospects.
We distribute and manage a variety of investment products, including onshore and offshore private equity and venture capital products, public securities products, and other products. These products often have complex structures and involve default risks, interest rate risks, liquidity risks, market risks, counterparty risks, fraud risks and other risks.
Our success in distributing, managing and offering our products and services depends, in part, on our ability to successfully identify and fully appreciate the risks associated with such products and services. Not only must we be cautious about these risks in designing and developing our products and services, we must also accurately describe and disclose the risks associated with our products and services to, and evaluate them for, our clients. Our risk management policies and procedures may not be fully effective in mitigating the risk exposure for all of our clients in all market environments or covering all types of risks.
If we fail to identify and fully appreciate the risks associated with the products and services we distribute, manage and offer, or fail to disclose such risks to our clients, or if our clients suffer financial losses or other damages resulting from the investment products or services we distribute, manage or offer, our reputation, client relationships, business, results of operations and prospects may be materially and adversely affected.
In addition, we are subject to risks arising from any potential fraudulent activities or other misconduct or violation of laws by the third-party product partners or investment partners we collaborate with. Any such misconduct or violation of laws may adversely affect the performance of the relevant products we distribute and expose our clients to losses. Despite product risk warnings and platform disclaimers, our clients may attempt to hold us responsible for their losses, which may subject us to civil or criminal liability, harm our reputation and cause us to incur additional costs and expenses. Furthermore, in order to maintain social harmony and financial market stability, and as a result of the lack of maturity of wealth management and asset management markets in the PRC, we may also face pressure from regulatory authorities or expectation from the public to compensate or bail out our clients whose investments are negatively impacted by misconduct or violation of laws of our product partners or investment partners, which could have a material and adverse impact on our business, results of operations and financial condition.
Our reputation and brand recognition are crucial to our business. Any harm to our reputation or failure to maintain, protect, promote or enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.
Our reputation and brand recognition, which depend on earning and maintaining the trust and confidence of our clients or prospective clients, are critical to our business. Our reputation and brand recognition are vulnerable to threats that are difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among others, could substantially damage our reputation, even if they are baseless.

Moreover, any misconduct or allegations of misconduct by our product managers of third-party funds we distribute could result in negative media publicity and adversely affect our reputation and the confidence of our clients. For example, certain credit funds, or the Camsing Credit Funds, managed by Shanghai Gopher had invested in supply chain account receivables, or the Camsing Accounts Receivables, with respect to the sale of computer, consumer electronics and communication products by affiliates of Camsing International Holding Limited as underlying investable assets. Certain companies and individuals in connection with such supply chain account receivables were later suspected to commit fraudulent activities, or the Camsing Incident. As of the date of this prospectus supplement, a total of 818 clients of Shanghai Gopher who invested in the Camsing Credit Funds were affected, and the outstanding amount of the Camsing Accounts Receivables under the Camsing Credit Funds which are subject to repayment default amounted to RMB3,415.5 million. While we believe we have solid legal grounds to defend any legal claims from the affected clients in the Camsing Incident against us, as a gesture of goodwill and to avoid distractions to our management and to minimize the potential legal costs for handling 818 potential legal proceedings, we voluntarily made an ex gratia settlement offer, or the Offer, to affected clients. An affected client who accepted the offer shall receive restricted share units that become a Class A ordinary shares holder of our company upon vesting, and in return (i) forego all outstanding legal rights associated with the investment in the Camsing Credit Funds, and (ii) irrevocably release our company and all our affiliated entities and individuals from any and all claims immediately, known or unknown, that relate to the Camsing Credit Funds. As approved by the board, new Class A ordinary shares not exceeding 1.6% of the share capital of our company will be issued under the settlement plan annually for ten consecutive years. As of December 31, 2021, 595 of the total of 818 affected clients (approximately 72.7%) had accepted the Offer, representing RMB2,574.9 million (US$404.1 million) (approximately 75.4%) of the total amount of outstanding Camsing Accounts Receivables. We recorded a settlement expense attributable to the Camsing Incident of RMB1,828.9 million and RMB19.9 million for the years ended December 31, 2020 and 2021, respectively. If we were to settle with the 223 unsettled affected clients on terms similar to the settlement with the 595 affected clients, the maximum financial impact on our Group would be RMB433.3 million, which has been recognized in full as an expense and a contingent liability. We believe that the Camsing Incident did not have a material adverse impact on our total transaction value and we have recovered from the impact of the Camsing Incident to our reputation.
Furthermore, any negative media coverage about the financial service industry in general or product/service quality problems in the industry, may also negatively impact our reputation and brand recognition. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients, product partners and key employees could be harmed and, as a result, our business and revenues may be materially and adversely affected.
If we breach fiduciary duties or other contractual obligations as the general partner or fund managers of the funds, or if our third-party product partners or investment partners engage in illegal activities or market misconduct, our results of operations will be adversely impacted. In addition, misconduct of our relationship managers or other employees, including potential misuse of client funds, could harm our reputation or lead to regulatory sanctions or litigation costs.
Because we serve as the general partner or manager for the funds under our asset management business, we have fiduciary duty to the limited partners or the investors. If we are deemed to breach the fiduciary duty, such as failure to establish or implement appropriate controls when handling and processing our clients’ cash investments, we may be exposed to risks and losses. We could also experience losses on our principal in a fund in the form of limited liability partnership for which we act as the general partner, as the general partner typically bears unlimited liabilities for the debts of a limited liability partnership. In addition, illegal activities or market misconduct committed by the third-party product partners or investment partners we collaborate with may adversely impact our product offerings and reputation, discourage clients from purchasing products distributed or provided by us, lead to regulatory actions and penalties, and cause us to share any losses incurred by our clients. Furthermore, as PRC laws and regulations are silent on the legal segregation of losses or liabilities incurred by contract-based private funds and assets of the fund manager, we cannot assure you that whether our assets will be subject to third-party claims arising from losses or liabilities incurred by contract-based private funds that we manage. If the assets managed by us are subject to such claims, our future growth may be materially and adversely affected.

In addition, misconduct of our relationship managers or other employees could result in violations of law, regulatory sanctions, litigation or serious reputational or financial harm, among other consequences. Misconduct may include but not limited to:
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engaging in misrepresentation, negligence or fraudulent activities when distributing investment products or providing asset management or other services to clients;

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improperly using or disclosing confidential information of our clients, product partners or other parties;

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concealing unauthorized or unsuccessful activities, resulting in unknown and unmanaged risks or losses;

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accessing and misusing client funds, especially those maintained in segregated accounts for our contract-based private funds; or

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other conducts not complying with laws and regulations or our internal policies or procedures.

Our internal control system which supervises service quality and regulatory compliance may not always deter misconduct of our relationship managers or other employees, and the precautions we take to prevent and detect misconduct may not be effective in all cases. Any of the abovementioned misconduct could impair our ability to attract, serve and retain clients and may lead to significant legal liability, reputational harm and material adverse effects on our business, results of operations or financial condition.
We may not be able to continue to grow at our historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.
We commenced our business in 2005 as a consulting services provider focusing on wealth management and have gradually transitioned to a comprehensive integrated financial services group with wealth management, asset management, and other businesses. Over the last five years, we have experienced substantial growth, with our net revenues increasing at a compound annual growth rate of 11.3% from 2016 to 2021. We cannot assure you that we will continue to grow at our historical rate of growth, or that we will be able to achieve expected results, in future. For instance, our total revenues decreased from RMB1,230.9 million for the three months ended March 31, 2021 to RMB802.5 million (US$126.6 million) for the three months ended March 31, 2022, and our net income attribute to Noah’s shareholders was RMB305.2 million (US$48.2 million) for the three months ended March 31, 2022 compared to RMB454.1 million for the three months ended March 31, 2021, based on an exchange rate of RMB6.3393 to US$1.00 as of March 31, 2022, as set forth in the H.10 statistical release of the Federal Reserve Board. Moreover, due to uncertainties in the global and China’s economies, volatility in financial markets as well as the resurgence of COVID-19 outbreaks, we expect to experience lower growth in net income in 2022 as compared to the previous year. It is also difficult to predict whether the new investment products and services we continuously develop will be attractive to our clients and prospective clients. In addition, our growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. We may not manage our growth effectively or accurately predict our future results of operations. As a result, our historical growth rate may not be indicative of our future performance.
Because the laws and regulations governing the industries of wealth management, asset management and other businesses in China are developing and subject to further change, any failure to obtain or maintain requisite approvals, licenses or permits necessary to conduct our operations or any failure to comply with laws and regulations applicable to our business and services could harm our business.
The relevant regulatory authorities, including the CSRC and the Asset Management Association of China, or the AMAC, have released various laws and regulations governing the industries of wealth management, asset management and other businesses in China, including regulations over private equity products, privately-raised securities investment funds, asset management plans managed by securities companies or mutual fund management companies, trust products and insurance products. However, these laws and regulations are subject to further changes and the PRC government has not adopted a unified regulatory framework yet.

As for our asset management business, the CSRC is in charge of the supervision and regulation of private funds, including, without limitation, private equity funds, venture capital funds, privately-raised securities investment funds and other forms of private funds. The AMAC has promulgated a series of rules and measures regulating the registration of private funds, qualified investor standards, fund raising, investment advice service provided by third parties, structured asset management plan and private asset management plans investing into real estate development enterprises or projects and etc. In addition, the CSRC and AMAC may adopt further detailed regulations and implementing policies that govern private funds and private fund managers. These laws, rules and regulations could be highly complex, continuously evolving and could change or be reinterpreted to be burdensome or difficult to comply with. Since fund management business is a significant part of our asset management business, our asset management business is subject to such regulations on private funds and related implementation rules thereof.
As the regulators of the wealth management and asset management industries in China are enhancing their supervision over the industries, applicable laws and regulations may be adopted to address new issues that arise from time to time or to require additional licenses and permits. For example, on April 27, 2018, the People’s Bank of China, or the PBOC, the China Banking and Insurance Regulatory Commission, or the CBIRC, the CSRC and the State Administration of Foreign Exchange of the PRC jointly released the Guidance Opinions on Regulating the Asset Management Business of Financial Institutions, or the Guidance Opinions, which prohibits the issuance of private credit products that contain maturity mismatch arrangements or any direct or indirect guarantee of return, and requires relevant institutions to follow detailed guidance with regards to the maximum volume of private credit products issued and minimum liquidity thresholds. The Guidance Opinions will apply to private funds in the absence of specific laws and regulations thereto. On July 20, 2018, the PBOC issued the Circular on Further Clarifying Matters concerning the Guidance Opinions on Regulating the Asset Management Business of Financial Institutions. On October 22, 2018, the CSRC issued the Administrative Measures on Private Asset Management Business of Securities and Futures Institutions. Furthermore, according to the Instructions for the Filing of Privately-Raised Investment Funds (2019 Version), or the Filing Instructions, issued by the AMAC on December 23, 2019, the AMAC does not accept the filing application of private funds engaging in regular and operational private lending activities in form of entrustment loans, trust loans or other means. In line with our understanding and anticipation of the changing regulatory and market environment given the publication of the new rules including the Guidance Opinions and the Filing Instructions, we have strategically ceased offering substantially all of our credit products from the third quarter of 2019, which had a negative impact on our results of operations.
Furthermore, on August 28, 2020, the CSRC issued the Supervision Measures on Distribution Institutions of Publicly-Raised Securities Investment Fund, or the Supervision Measures, which came into effect in October 2020. The Supervision Measures provides that independent fund distribution institutions, like Noah Upright, shall specialize in the distribution of publicly-raised securities investment funds and privately-raised securities investment funds, except as otherwise provided by the CSRC. Following the enactment of the Supervision Measures, we ceased offering investment products that invest in private equity investments through Noah Upright, and collaborate with our private equity product partners solely through our asset management business.
As we develop our business, the products we manage or distribute might be subject to detailed regulations and implementing policies to be issued by the CSRC or AMAC in the future and we cannot assure you that our asset management or wealth management business will not be materially and adversely affected if any supervisory authority enhances its regulation over asset management plans.
Furthermore, the Notice on Regulation and Renovation of the “Cash Loan” Business promulgated on December 1, 2017, or the Circular 141, requires microloan companies and other entities to charge synthetic fund costs, including the interest and fees paid by the borrowers, in compliance with the rules provided by the Supreme People’s Court, and such costs shall be within the legally allowed annualized interest rate for private lending. The Circular 141 and subsequent rules and regulations also provide that no institution or third-party agency shall collect loans by actual or threatened violence, intimidation, insult, defamation, harassment, disseminating private information, or other ways that cause harm. In addition, the Opinions on Several Issues Concerning Handling Illegal Lending Criminal Cases, jointly promulgated by the Supreme People’s Court, the Supreme People’s Procuratorate, the Ministry of Public Security, and the Ministry of

Justice on July 23, 2019, provides rules on supervision of and punishment for illegal lending, such as debt-collection by means of violence. Although we have decreased the scale of our lending businesses since the third quarter of 2019, we cannot assure you whether the funding party, loan collection agencies or other service providers we cooperate with charge extra fees from the borrower or conduct other behaviors in violation of the provisions of the relevant rules and regulations. The local authorities have broad discretion in interpreting, implementing and enforcing the applicable laws, rules, regulations and governmental policies, such as capital reserve ratio, the maximum amount of a single loan, limitation on operating territory, payment method of interest and fees, restrictions on financing and methods of debt collection. As a result, there are uncertainties in the interpretation, implementation and enforcement of such laws, rules, regulations and governmental policies, and occasionally, we may receive instructions issued by the local authorities on our microloan business model from time to time, or have to depend on verbal clarifications from local authorities. Therefore, if the local authorities make unfavorable interpretation, instruction or ruling against our microloan business model, or modify the local regulatory policies on microloan business in the future, our lending business might be restricted and negatively impacted.
In accordance with the relevant laws and regulations in jurisdictions in which we operate, our subsidiaries and Consolidated Affiliated Entities are required to obtain and maintain various approvals, licenses and permits necessary to operate our business from the central and/or local government, including but not limited to, business license, fund distribution license, certificate for privately-raised investment fund manager, family trust license, insurance brokerage license, and trust business license. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations, which are developing and might conflict with each other. For example, pursuant to the relevant PRC laws and regulations, a company who carries out microloan business shall obtain requisite approval from local financial authority for its business operations as well as the establishment and change of its shareholding structure. Our lending business subsidiary, Noah Rongyitong (Wuhu) Microloan Co., Ltd., or Rongyitong, has been approved to carry out microloan business by the local government of Anhui Province. The Guidance on the Pilot Establishment of Microloan Companies, jointly promulgated by the China Banking Regulatory Commission on May 4, 2008, which was merged into the CBIRC, and the PBOC, requires that the capital contribution from one individual, entity or other association (including the capital from its related parties) to a microloan company may not exceed 10% of such company’s total registered capital. The Guidance Opinions of Finance Office of Anhui Province on Carrying out the Pilot Work of Microloan Companies promulgated on October 10, 2008 provides, however, that the shareholding percentage of the major founding shareholder shall not exceed 20% in principle, and the shareholding percentage of another shareholder and its related parties shall not exceed 10%. On October 24, 2011, the government of Anhui Province published the Opinions of Finance Office of Anhui Province on Promoting the Standardized Development of Microloan Companies across Anhui Province, which eased the restrictions on the shareholding percentage of microloan companies and provided that, when applying for the establishment of a microloan company, the shareholding percentage of the major founding shareholder shall not exceed 35% in principle, and the shareholding percentage of the major founding shareholder and its related parties in aggregate shall not exceed 50%. The Finance Office of Anhui Province, which is the competent authority for the regulation of microloan companies in Anhui Province, has approved Rongyitong for its microloan business and its initial shareholding structure in 2013, namely, Shanghai Noah Financial Services Corp. as a founding shareholder holding 35% equity interests in Rongyitong with all the shareholders of Rongyitong being its related parties. Subsequently, when Shanghai Noah Financial Services Corp. transferred its equity interests to Noah Group in 2017, Rongyitong obtained the approval from the Finance Office of Anhui Province on the change of its shareholding structure as well. The shareholding structure remains unchanged thereafter with Noah Group holding 35% equity interests in Rongyitong and all the shareholders being its related parties. As of the date of this prospectus supplement, we had not received any queries or notifications from the Finance Office of Anhui Province and had not been subject to any administrative penalties or other sanctions in relation to shareholding structure of Rongyitong. As such, our PRC legal adviser is of the view that, Rongyitong has obtained requisite approvals for carrying out microloan business and for its current shareholding structure. However, we cannot assure you that whether we will be required to adjust Rongyitong’s shareholding structure and transfer a portion of our equity interests in Rongyitong to third parties to comply with relevant rules and regulations. If that were to occur, such transfer could affect our overall control of Rongyitong. If we fail to obtain or maintain the required licenses, permits and approvals, we may be subject to fines, confiscation of the income derived from the related business, the suspension of operations and adverse publicity arising from such non-compliance with government regulations. In addition, there can be no assurance that we will be able to obtain, maintain and renew all of the approvals, licenses and permits required for our business operations upon their expiration in a timely manner or at all, which may materially impact our business operations.
As of the date of this prospectus supplement, our Significant Subsidiaries had obtained all material licenses, approvals and permits necessary from competent regulatory authorities for our business operations in the jurisdictions in which we operate. We renew all such permits and licenses from time to time to comply with the relevant laws and regulations. As of the date of this prospectus supplement, we were not aware of any facts that would prevent us from renewing permits or licenses material to our Group.
Our business is subject to risks related to complaints, claims, controversies, regulatory actions, arbitration and legal proceedings.
We are subject to lawsuits, regulatory actions and other claims in the ordinary course of our business from time to time. In particular, we may face lawsuits, arbitrations or other claims brought by our clients who purchase investment products or services we distribute, offer or provide which turn out to be unsuitable for any reason, such as misconduct by the managers of the third-party funds, or providers of the products that we have recommended or made available to our clients, or illegal, non-compliance or unsatisfactory actions taken by third parties such as suppliers, service providers and other business partners that are outside of our control, or change of legal requirements or regulatory environment. For example, certain credit funds managed by Shanghai Gopher had invested in supply chain account receivables with respect to the sale of computer, consumer electronics and communication products by affiliates of Camsing International Holding Limited as underlying investable assets. Certain companies and individuals in connection with such supply chain account receivables were later suspected to commit fraudulent activities. Shanghai Gopher, as the fund manager, has received notices from court and arbitration tribunal concerning claims initiated by individual clients. We may also encounter claims alleging misrepresentation by our relationship managers or other employees. Moreover, we may not be able to comply with any new regulatory requirement in a timely manner or at all, and we may also be subject to regulatory actions and may encounter additional lawsuits, arbitrations or other claims from our investors. These risks may be heightened during periods when credit, equity or other financial markets are deteriorating in value or are volatile, or when clients or investors are experiencing losses.
Claims or actions brought against us may result in settlements, awards, injunctions, fines, claims and penalties or other results adverse to us, including harm to our reputation. In the event that we become subject to claims caused by actions taken or unsatisfactory performance by our suppliers, service providers or other business partners, we may attempt to seek compensation from the relevant suppliers, service providers or other business partners. However, such compensation may be limited. If no claim can be asserted against a supplier, service provider or business partner, or amounts that we claim cannot be fully recovered from the supplier, service provider or business partner, we may be required to bear such losses and compensation at our own costs. Even if we are successful in defending against these actions, we may incur significant expenses. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when legal or other proceedings are at an early stage. A substantial judgment, award, settlement, fine, or penalty may be materially adverse to our results of operations and financial condition.
We may face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.
Our business may be materially and adversely affected by the effects of natural disasters, health epidemics or other public safety concerns. For example, the outbreak of a novel strain of coronavirus (COVID-19), first reported in December 2019, has spread rapidly throughout the world. On March 11, 2020, the World Health Organization declared the outbreak a “global pandemic”. Many businesses and social activities in mainland China and other countries and regions have been seriously disrupted, including those of us, our suppliers, partners, clients and employees. The global outbreak has also caused market panic, which materially and negatively affected the global financial markets. In particular, we and our clients have experienced and may continue to experience limitations to face-to-face meetings due to quarantine measures and travel bans adopted by governments to contain the spread of this outbreak. In 2020, we have experienced decrease in total revenues generated from our overseas businesses and domestic value-added services as a result of the COVID-19 pandemic. In 2021, our business operation had substantially returned to normal levels. Recently, there has been an increasing number of COVID-19 cases, including the COVID-19 Delta and Omicron variant cases, in multiple cities in China. As a result, various measures, including city lockdowns, travel restrictions and stay-at-home orders, have been reinstated and we may have to adjust various aspects of our operations. The restrictions on business and social activities imposed in the affected areas such as Shanghai and Beijing since late March 2022 have negatively affected our operational efficiency to a certain extent and the overall investor sentiment, which led to a slowdown in our business and results of operations during such periods. In addition, the highly-contagious Delta and Omicron variants of COVID-19 have caused authorities in various countries to reimpose restrictions such as mask mandates, curfews and prohibitions on large gatherings. There remain significant uncertainties surrounding COVID-19, including the existing and new variants of COVID-19, and its further development as a global pandemic, including the effectiveness of vaccine programs against existing and any new variants of COVID-19. The extent to which the COVID-19 outbreak may continue to adversely affect the macro-economic environment as well as our business, results of operations and financial condition remains uncertain, and will depend on future developments, including the duration, severity and reach of the COVID-19 outbreak, and actions taken to contain the outbreak or treat its impacts.
Our headquarters is located in Shanghai, where most of our management and employees currently reside. Our relationship managers are based in 84 cities in China, and various offices overseas. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Shanghai and other locations where our offices reside in, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations. We are also vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server or service interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware, as well as adversely affect our ability to provide products and services. Our business operation could also be disrupted if any of our employees are suspected of having contracted any contagious disease or condition, since it could require our employees to be quarantined or our offices to be closed down and disinfected. All of these may have a material adverse effect on our results of operations and financial condition in the near terms. Additionally, if the outbreak persists or escalates, we may be subject to further negative impact on our business operations or financial condition.
In addition, our business, results of operations, financial conditions and prospects could also be adversely affected to the extent that any natural disasters, health epidemics and other outbreaks harms the Chinese and global economies in general.
We are subject to credit risk.
We are subject to credit risk related to accounts receivable, amounts due from related parties and loans receivable, and any significant default on our receivables could materially and adversely affect our liquidity, financial condition and results of operations. As of December 31, 2019, 2020 and 2021, our accounts receivables amounted to RMB219.6 million, RMB434.5 million and RMB808.0 million (US$126.8 million), respectively, our amounts due from related parties amounted to RMB548.7 million, RMB520.2 million and RMB451.4 million (US$70.8 million), respectively, and our loans receivable amounted to RMB654.1 million, RMB418.9 million and RMB595.8 million (US$93.5 million). We may not be able to collect all such receivables due to a variety of factors that are beyond our control. For example, fund investors may not satisfy their contractual obligation to fund capital calls when requested by Gopher or other fund managers of the funds. This may result in shortfalls in capital and may affect the ability of our funds to consummate investments and adversely affect our ability to receive service fees and other income. If we are not able to effectively manage the credit risk associated with our receivables, or if one or more counterparties run into financial difficulties, this could result in losses for us. The performance of our funds may also be affected by credit risk, which could have an adverse effect on our income.

Fluctuation of fair value change of short-term and long-term investments that we made and valuation uncertainty of other long-term investments measured at fair value due to the use of unobservable inputs may adversely affect our financial condition, results of operations, and prospects.
From time to time, we purchase short-term investments, which mainly include held-to-maturity investments, available-for-sale investments, trading debt securities and investments held by consolidated investment funds measured at fair value, and long-term investments, which consist of investments in several private equity funds as a limited partner and equity investments of common shares of several companies. The methodologies that we use to assess the fair value of the short-term and long-term investments involve a significant degree of management judgment and are inherently uncertain. We are exposed to credit risks in relation to our short-term and long-term investments, which may adversely affect the net changes in their fair value. As of December 31, 2019, 2020 and 2021, we had short-term investments of RMB671.3 million, RMB114.9 million and RMB92.8 million (US$14.6 million), and long- term investments of RMB881.1 million, RMB536.4 million and RMB668.6 million (US$104.9 million), respectively. In addition, certain of our other long-term investments are measured at fair value with significant unobservable inputs used in the valuation techniques. Changes in any of these unobservable inputs may result in changes of the valuation of our other long-term investments measured at fair value, which leads to uncertainty in accounting estimation. We cannot assure you that market conditions will create gains on our short-term and long-term investments or we will not incur any fair value losses or impairment losses on our short-term and long-term investments in the future. If we incur such fair value losses or impairment losses, our financial condition, results of operations, and prospects may be adversely affected.
We are subject to risk of recoverability of deferred tax assets.
We recorded deferred tax assets of RMB167.4 million, RMB224.2 million, RMB335.9 million (US$52.7 million), respectively, as of December 31, 2019, 2020 and 2021. We periodically assess the probability of the realization of deferred tax assets, using significant judgments and estimates with respect to, among other things, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, our experience with tax attributes expiring unused and tax planning alternatives. Our ability to realize deferred tax assets depends on the ability to generate sufficient taxable income within the carry forward periods provided for in the tax law. Any changes in management’s judgment as well as our future taxable profits and tax planning strategies would affect the carrying amounts of deferred tax assets to be recognized and the recoverability of deferred tax assets recognized in our consolidated financial statements, and therefore could materially and adversely affect our financial condition and results of operation in future years.
Our investments in affiliates may not be successful and we may incur significant losses or be subject to liquidity risk as a result.
Our investments in affiliates primarily consist of (i) investments in affiliated companies, over which we had significant influence generally through an ownership interest of 20% or higher, but not considered as control, and (ii) investments in funds that we served as general partner or fund manager, including Gopher Transform Private Fund, real estate funds and real estate funds of funds, private equity funds of funds, and other public securities funds of funds. We may not be successful in achieving the strategic objective upon which any given investment or joint venture is premised, and we could lose all or part of our investment. As of December 31, 2019, 2020 and 2021, we recorded investments in affiliates of RMB1,272.3 million, RMB1,264.7 million and RMB1,402.1 million (US$220.0 million), respectively. We recognized impairment losses on investments in affiliates of nil, RMB38.2 million and nil for the years ended December 31, 2019, 2020 and 2021, respectively, which were recorded as income from equity in affiliates in the consolidated statements of operations. Therefore, any such losses may have a material adverse effect on our results of operations, and in particular, our net income or loss.
In addition, our investments in affiliates are relatively illiquid as there is no cash flow until proceeds from the disposal of investments and payments of dividends, among others, have been received. We cannot predict whether such entities will declare any dividends or make any other distributions to us. Therefore, the illiquidity nature of our investments in affiliates may limit our ability to respond to adverse changes in the performance of such investees and subject us to liquidity risk, which may in turn materially and adversely affect our financial condition and result or operations.

The government subsidies received by us during the years ended December 31, 2019, 2020 and 2021 were non- recurring in nature.
For the years ended December 31, 2019, 2020 and 2021, certain government subsidies of RMB89.3 million, RMB113.4 million and RMB115.9 million (US$18.2 million), respectively, were granted to us as incentives for our investing and operating in certain local districts in the PRC. These government subsidies are non-recurring in nature and the amounts of these subsidies were subject to the discretion of local governments and there were no fulfilled conditions or contingencies. There is no assurance that we will receive such government subsidies for future financial years. For more information on the government subsidies, see Note 2 to the consolidated financial statements in our 2021 Form 20-F.
Risks Related to Corporate Structure
We are a Cayman Islands holding company primarily operating in China through our subsidiaries and Consolidated Affiliated Entities, including Noah Investment with which we have maintained Contractual Arrangements and its subsidiaries in the PRC. Investors thus are not purchasing, and may never directly hold, equity interests in the Consolidated Affiliated Entities. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to such agreements that establish the Contractual Arrangements for a portion of our company’s China operations, including potential future actions by the PRC government, which could affect the enforceability of the Contractual Arrangements with Noah Investment and its subsidiaries and, consequently, significantly affect the financial condition and results of operations of our company. If the PRC government finds that such agreements do not comply with PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in Noah Investment and its subsidiaries or forfeit its rights under the Contractual Arrangements.
We operate our domestic asset management business under the Contractual Arrangements. In our domestic asset management business, we act as the general partner of relevant investment funds which investment portfolio includes, among others, investments in third-party managed funds and equity investments into private companies. The PRC government regulates certain businesses through strict business licensing requirements and laws and regulations, including restrictions on foreign investment. These third-party managed funds or investee companies may target or operate certain businesses that are subject to foreign investment restrictions, which may require that investors shall not be foreign-invested enterprises, or FIEs, or their foreign ownership percentage shall be limited to a specified ceiling to the extent permitted by relevant foreign investment regulations. We adopted the Contractual Arrangements because if we were to conduct our domestic asset management business through our PRC subsidiaries which are FIEs, we may lose the accessibility to the investments in certain businesses that are subject to foreign investment restrictions. Therefore, we rely on the Contractual Arrangements that we entered into with Noah Investment and its shareholders to carry out our domestic asset management business.
The Contractual Arrangements with Noah Investment and its shareholders enable us to (1) have power to direct the activities that most significantly affect the economic performance of Noah Investment and its subsidiaries; (2) receive substantially all of the economic benefits from Noah Investment and its subsidiaries in consideration for the services provided by Noah Group; and (3) have an exclusive option to purchase all or part of the equity interests in Noah Investment when and to the extent permitted by PRC law, or request any existing shareholder of Noah Investment to transfer any or part of the equity interests in Noah Investment to another PRC person or entity designated by us at any time at our discretion. Because of the Contractual Arrangements, we are the primary beneficiary of Noah Investment and its subsidiaries and hence treat them as our Consolidated Affiliated Entities and consolidate their results of operations into ours. In addition, we hold the required licenses and permits necessary to conduct our asset management business in China through our Consolidated Affiliated Entities. Investors of our Shares and/or ADSs are not purchasing equity interest in our Consolidated Affiliated Entities in China but instead are purchasing equity interest in a Cayman Islands holding company with no direct equity ownership of our Consolidated Affiliated Entities.
One of the shareholders of Noah Investment ceased to be a PRC citizen in 2018. According to the provisions of the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

(Revised in 2009) issued by the Ministry of Commerce of the PRC on June 22, 2009, the change of nationality of a shareholder of a domestic company who is a natural person will not cause the company to cease to be deemed a domestic company. However, if the funds for which we have been acting, or will act as the general partner or fund manager invest into other equity investment funds or investee companies in China, it is possible that these funds or investee companies may be recognized by PRC governmental authorities as having foreign ultimate beneficiaries. This may result in violation of foreign investment restrictions by these funds or investee companies or limit our potential investment opportunities due to restrictions on foreign investments in certain industries in China, thus adversely affect our domestic asset management business.
We believe that our corporate structure and the Contractual Arrangements do not result in a violation of the current applicable PRC laws and regulations. Our PRC legal adviser, based on its understanding of PRC laws and regulations currently in effect, is of the opinion that each of the contracts under the Contractual Arrangements among our wholly-owned PRC subsidiary, Noah Group, Noah Investment, and its shareholders, is valid, legal and binding in accordance with its terms. However, we have been further advised by our PRC legal adviser that as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and relevant regulatory measures concerning the foreign investment restrictions and administrative licenses and permits related to various underlying industries, there can be no assurance that the PRC government authorities or courts, or other authorities that regulate the industries that our funds are directly or indirectly investing into, would agree that our corporate structure or any of the contracts under the Contractual Arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the legality, validity and enforceability of the Contractual Arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.
If our corporate structure and the Contractual Arrangements are deemed by relevant regulatory authorities to be illegal, either in whole or in part, we may lose control of our Consolidated Affiliated Entities and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and the Contractual Arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:
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revoking our business and operating licenses;

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levying fines on us;

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confiscating any of our income that they deem to be obtained through illegal operations;

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shutting down our services;

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discontinuing or restricting our operations in China;

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imposing conditions or requirements with which we may not be able to comply;

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requiring us to change our corporate structure and the Contractual Arrangements;

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restricting or prohibiting our use of the proceeds from overseas offering to finance our Consolidated Affiliated Entities’ business and operations; and

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taking other regulatory or enforcement actions that could be harmful to our business.

As of the date of this prospectus supplement, we had not encountered any interference or encumbrance from any PRC regulators in operating our business through our Consolidated Affiliated Entities under the Contractual Arrangements. However, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and the Contractual Arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our Consolidated Affiliated Entities or our right to receive its economic benefits, we would no longer be able to consolidate the financial results of our Consolidated Affiliated Entities in our consolidated financial statements.

If we exercise the option to acquire equity ownership of Noah Investment, the ownership transfer may subject us to certain limitations and substantial costs.
Pursuant to the Contractual Arrangements, Noah Group or its designated person(s) has the exclusive option to elect to purchase at any time, when permitted by the then applicable PRC laws, all or any part of the equity interests in Noah Investment from its shareholder. The transfer price of the relevant equity interest shall be the minimum purchase price permitted under PRC law or a higher price as otherwise agreed by Noah Group. In the event that Noah Group exercises the options under the Exclusive Option Agreement to acquire the equity interests in Noah Investment, the equity transfer price may be subject to review and tax adjustment by the relevant tax authority. Such tax amounts could be substantial and our financial condition may be adversely affected as a result.
Risks Related to Doing Business in China
Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2021, the SEC finalized its rules under the HFCA Act that set forth submission and disclosure requirements for commission-identified issuers identified under the HFCA Act, specify the processes by which the SEC will identify and notify commission-identified issuers, and implement trading prohibitions after three consecutive years of identification.
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. On April 12, 2022, we were identified by the SEC under the HFCA Act as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with our filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. On April 13, 2022, we made a press release where we provided an update on our status under the HFCA Act. Based on our discussions with our U.S. legal advisor and our understanding that the SEC’s role at this stage of the process is solely to identify issuers that have used such PCAOB-identified public accounting firms to audit their financial statements and a company will be delisted from a U.S. stock exchange only if the company has been identified by the SEC for three consecutive years due to PCAOB’s inability to inspect or investigate its auditor under the HFCA Act, we believe such initial identification would not affect, among others, our track record of good regulatory compliance of at least five full financial years on the NYSE, as required by Criteria A under Rule 19C.05A of the Hong Kong Listing Rules. As of the date of this prospectus supplement, over 140 China-based U.S. listed companies were identified by the SEC as commission-identified issuers, including the vast majority of those that had been listed under Chapter 19C of the Hong Kong Listing Rules. According to the latest statements from the SEC, there have been ongoing and productive discussions between Chinese and U.S. authorities regarding audit inspection and investigations to reach an agreement. Based on the foregoing, our directors are of the view that being listed as a commission-identified issuer by the SEC has no immediate impact to our business operations, our ability to maintain our listing status on the NYSE and pursue the proposed Listing, or the Group as a whole before April 30, 2024, the filing due date of our financial statements on the annual report on Form 20-F for the year ending December 31, 2023.
Whether the PCAOB will be able to conduct inspections of our auditor before the issuance of our financial statements on the annual report on Form 20-F for the year ending December 31, 2023 which is due by April 30, 2024, or at all, is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If the PCAOB and Chinese authorities cannot reach an agreement timely and our ADSs are prohibited from trading in the United States, there is no certainty that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would materially and adversely affect our business, financial condition, and prospects.
On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act is reduced from three years to two, then our shares and ADSs could be prohibited from trading in the United States in 2023.
The approval of or filing with the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.
On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council issued the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, or the Opinions on Securities Activities”, which announced the plans to take effective measures to enhance the administration over illegal securities activities and the supervision on the offering and listing of PRC domestic companies in an overseas market, including promoting the construction of relevant regulatory systems.
On December 24, 2021, the CSRC promulgated the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) , or the Draft Overseas Listing Administration Provisions, and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Filing Measures, which, if become effective, require that a PRC domestic company that seeks to offer and list securities in an overseas market, whether through direct or indirect form, to file the required documents with the CSRC within three working days after such application for overseas offering and listing is submitted, and stipulate certain circumstances under which the overseas offering and listing would be prohibited, as well as the measures taken by the CSRC if a PRC domestic company falls into any of such circumstances prior to the overseas offering and listing, such as imposing a postponement or termination of the proposed overseas offering and listing, and canceling the corresponding filing on the conditions that the proposed overseas offering and listing application documents have been filed. As of the date of this prospectus supplement, the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures were released for public comments and the final version and effective date of such regulations are subject to change with substantial uncertainty. If the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures become effective in their current forms, issuers like us with contractual arrangements seeking for overseas offering and listing may be required to obtain the approval from or complete the filing procedures with the CSRC. Our directors and PRC legal adviser are of the view that, as long as we comply with all relevant legal requirements, take all necessary steps, and submit all relevant materials in accordance with the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures, there will not be material legal impediment to obtaining the approval from or completing the filing procedures with the CSRC for the Listing. This view is on the basis that, although the implementation of the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures, if adopted in their current forms, will be subject to the discretion and interpretation of the CSRC, we are not aware of any major issues that would cause this Listing to be deemed to have violated Article 7 of the Draft Overseas Listing Administration Provisions that prohibits overseas offerings and listings under certain circumstances. However, as the filing requirements are subject to change with substantial uncertainty, we cannot assure you that we will be able to complete all filing requirements that may be implemented under the proposed regulatory regime in time or at all.

On 14 November 2021, the Cyberspace Administration of China, or the CAC, publicly solicited opinions on the Regulations on Network Data Security Management (Draft for Comments), according to which, data processors seeking a public listing in Hong Kong that affect or may affect national security shall apply for cybersecurity review. On December 28, 2021, the Revised Cybersecurity Review Measures was released, which stipulate, among others, that any online platform operator holding personal information of over one million users that intends to apply for overseas listing shall apply for a cybersecurity review. See also “— Risks Related to Our Business — Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.”
Furthermore, the PRC governmental authorities may have wide discretion on the interpretation and enforcement of the foregoing regulations, and we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on this offering. If it is determined in the future that approvals, filings, registrations or other kind of governmental authorisation from the CSRC or other PRC governmental authorities are required for this offering, it is uncertain whether we can or how long it will take us to obtain such authorisation, and whether any such authorisation could be rescinded. Any failure to obtain or delay in obtaining such authorisation for this offerings, or a rescission of any such authorization if obtained by us, may subject us to regulatory actions or other sanctions from the CSRC or other PRC governmental authorities, which may have a material adverse effect on our business, financial condition or results of operations.
Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.
We face significant challenges with respect to cybersecurity and data privacy, including the receipt, processing, storage, and transmission of the data of our clients and others, much of which is confidential. We are subject to various regulatory requirements relating to cybersecurity and data privacy, including, without limitation the PRC Cybersecurity Law, or the Cybersecurity Law. The Cybersecurity Law requires, among others, a network operator to adopt technical measures and other necessary measures to safeguard the safety and stability of network operations, effectively respond to network security incidents, prevent illegal and criminal activities, and maintain the integrity, confidentiality and availability of network data. The Cybersecurity Law also reaffirms certain basic principles and requirements on personal information protection.
Regulatory requirements on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations or significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. For example, on June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, or the Data Security Law, which took effect on September 1, 2021. The Data Security Law applies to data processing activities, including the collection, storage, use, processing, transmission, availability and disclosure of data, and security supervision of such activities within the territory of the PRC. According to the Data Security Law, whoever carries out data processing activities shall establish a sound data security management system throughout the whole process, organize data security education and training, and take corresponding technical measures and other necessary measures to ensure data security. The Data Security Law provides a national data security review system, under which data processing activities that affect or may affect national security shall be reviewed, and prohibits any individual or entity in China from providing data stored in PRC to foreign judicial or law enforcement departments without the approval of competent PRC authorities. In Addition, the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, issued on August 20, 2021 by the Standing Committee of the National People’s Congress, further details the general rules and principles on personal information processing and further increases the potential liability of personal information processor. We have implemented internal policies to safeguard our clients’ personal information in accordance with the legal requirements under the Personal Information Protection Law, which specify, among others, the requirements regarding identification and classification of personal information, measures on collection, storage, processing, use, transmission, provision, disclosure and deletion of personal information, mechanism to ensure individual’s rights with respect to their privacy, and security incident response mechanisms. We have also adopted policies on personal information protection impact assessment, or the IPIA, pursuant to which we would conduct assessment on our personal information processing activities that involve greater risks, such as when processing sensitive personal information. In addition, to inform our clients about how their personal information is processed as required by relevant laws, we have formulated our own privacy policies that are embedded with our mobile applications and websites. We have also made great efforts to deploy various cybersecurity techniques to improve our privacy and data security systems and processes. Even though we have already taken necessary organizational and technical measures in accordance with applicable legal requirements to protect the safety of our network facilities and the data processed by us, we may still face risks inherent in handling and protecting large volumes of data, including protecting the data temporarily hosted in our system, detecting and prohibiting unauthorized data sharing and transfers, preventing attacks on our system by outside parties, foiling any fraudulent behavior or improper use by our employees, and maintaining and updating our database. Any system failure, security breach or attempts by third parties to illegally obtain the data that results in any actual or perceived release of client data could damage our reputation and brand, deter current and potential clients from using our services, affect our business and results of operations, and expose us to potential legal liability.
The Regulations on Network Data Security Management (Draft for Comments), or the Draft Network Data Regulations, was released by CAC on November 14, 2021. According to the Draft Network Data Regulations, data processors seeking a public listing in Hong Kong that affect or may affect national security are required to apply for cybersecurity review. The CAC has solicited comments on this draft until December 13, 2021, however, as of the date of this prospectus supplement, the Network Data Regulations had not yet been formally adopted and there is no timetable as to when it will be enacted. As such, substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation, including the standards for determining whether a listing in Hong Kong “affects or may affect national security”. We cannot assure you that relevant governmental authorities will not interpret the laws and regulations in ways that may negatively affect us. At this stage, we are unable to predict the possible consequences of these drafts, if any, and we are monitoring and assessing the rulemaking process closely. Any failure, or perceived failure to maintain the security of our user data or to comply with applicable PRC privacy, data security and personal information protection laws and obligations may result in civil or regulatory liability, including governmental or data protection authority enforcement actions and investigations, fines, penalties, enforcement orders requiring us to cease operating in a certain way, litigation, or adverse publicity, and may require us to expend significant resources in responding to and defending allegations and claims. If our proposed Listing is considered a listing in Hong Kong that affects or may affect national security, we may be required to apply for cybersecurity review, but there can be no assurance that we are able to obtain approval from the regulatory authorities in a timely manner, or at all. Any failure to obtain such approval or clearance from the regulatory authorities could materially constrain our liquidity and have a material adverse impact on our business operations and financial results, especially if we need additional capital or financing.
As announced by the CAC, the substantive cybersecurity review work is delegated to the China Cybersecurity Review Technology and Certification Center, or the Center. According to our consultation with the Center on whether we are subject to cybersecurity review in respect of the proposed Listing pursuant to Article 13 of the Draft Network Data Regulations. As confirmed during the consultation, since the Draft Network Data Regulations are only drafts for comments and not currently in effect, we are not required to apply for cybersecurity review under the current regulatory regime. As of the date of this prospectus supplement, the Draft Network Data Regulations had not been formally promulgated.
If the Draft Network Data Regulations become effective in its current form, our PRC legal adviser does not foresee any material legal impediment for us to complying with the Draft Network Data Regulations on the basis that, we have implemented internal policies on personal information protection, data security management and cybersecurity management to ensure compliance relevant laws and regulations. We also have a dedicated team responsible for cybersecurity and data security management by taking stringent technical measures to safeguard our technology infrastructure. As of the date of this prospectus supplement, we had not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor had there been any material cybersecurity and data protection incidents with respect to personal information leakage, violation of data protection laws and regulations or investigation or other legal proceeding against us in this regard. In anticipation of the Draft Network Data Regulations to become effective in the future, we have studied the specific requirements under the Draft Network Data Regulations and will proactively implement various measures to ensure timely compliance, including thoroughly reviewing our business practices and operational policies, improving our privacy policies and service agreements, and, if required, filing important data and submitting relevant data security assessment report with competent authorities. We will closely monitor the legislative and regulatory development in connection with cybersecurity and data protection, including the Draft Network Data Regulations and the interpretation or implementation rules of laws and regulations of cybersecurity and data protection, proactively maintain communications with relevant authorities, and adjust and enhance our data practices in a timely manner to ensure compliance once the regulations come into effect.
On December 28, 2021, Measures for Cybersecurity Review was issued by CAC jointly with other governmental authorities, which took effect on February 15, 2022. Under the Measures for Cybersecurity Review, the procurement of network products and services by critical information infrastructure operators and the data processing activities conducted by network platform operators which affect or may affect national security shall be subject to cybersecurity review. Besides, according to Article 7 of the Measures for Cybersecurity Review, a network platform operator who processes the personal information of more than one million users and is seeking for listing in a foreign country must apply for a cybersecurity review. In addition, according to Article 16 of the Measures for Cybersecurity Review, member organizations of the cybersecurity review working mechanism, or the Working Members, may initiate cybersecurity review towards network products, network services, and data processing activities ex officio, which means we may be also subject to cybersecurity review when the Working Members initiate such cybersecurity review ex officio.
Based on Measures for Cybersecurity Review, cybersecurity review shall focus on the assessment of a number of national security risk factors of the relevant object or situation, including but not limited to, risks of any illegal control or supply chain interruption of critical information infrastructure, and risks of illegal use or cross-border transmission of data. As advised by our PRC legal adviser, we should not be deemed as an operator of critical information infrastructure and the network products and services purchased and used by us are general network products and services in the market, and there is no obvious risk of supply chain interruption. We have not received any material queries or notifications from the CAC or other PRC governmental authorities and have not been subject to any material administrative penalties or other sanctions by any competent regulatory authorities in relation to cybersecurity, data and personal information protection. There has been no material cybersecurity or data protection incidents with respect to data or personal information theft, leakage, damage or loss. Our data will be transferred to recipients located in regions and countries outside the territory of mainland China, such as Hong Kong and the United States. However, since we process less than one million users’ personal information and transmit an insignificant number of users’ personal information to overseas recipients, the possibility for us to apply to the CAC for cybersecurity review is relatively low. Besides, we have taken necessary technical and organizational measures to protect the security of the data being transferred abroad, including using data encryption to secure personal information when it is in transit. We have also established a basic cybersecurity and data protection system pursuant to the Cybersecurity Law, the Data Security Law, the Personal Information Protection Law and other relevant laws and regulations.
Further, we consulted with the Center on whether we are required to apply for cybersecurity review in respect of the proposed Listing under the Measures for Cybersecurity Review. According to the consultation, Article 7 of the Measures for Cybersecurity Review applies to network platform operators that intend to list in a foreign country, and our proposed Listing in Hong Kong shall not be considered as a listing in a foreign country.
As such, our PRC legal adviser is of the view that we are not required to apply for a cybersecurity review pursuant to Article 7 of the Measures for Cybersecurity Review. However, we cannot completely exclude the risks of being required to apply for cybersecurity review in consideration of the provisions of the Draft Network Data Regulations and Article 16 of the Measures for Cybersecurity Review. According to the Draft Network Data Regulations, if our proposed Listing is considered a listing in Hong Kong that affects or may affect national security, we may be required to apply for cybersecurity review. There can be no assurance that we are able to obtain approval from the regulatory authorities in a timely manner, or at all, when we are required to apply for cybersecurity review. Any failure to obtain such approval or clearance from the regulatory authorities could materially constrain our liquidity and have a material adverse impact on our business operations and financial results, especially if we need additional capital or financing.
Risks Related to Our ADSs, Shares and the Listing
As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.
As we are applying for listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes and content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Code and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers. Shareholders will not have the benefit of the Hong Kong Listing Rules that are so waived. There is no assurance that the Hong Kong Stock Exchange or SFC will not revoke any of these waivers granted or impose certain conditions on any of these waivers. If any of these waivers were to be revoked or to be subject to certain conditions, we may be subject to additional compliance obligations and incur additional compliance costs, all of which could materially and adversely affect us and our Shareholders.
Our Memorandum and Articles are specific to us and include certain provisions that may be different from the requirements under the Hong Kong Listing Rules and common practices in Hong Kong. For example, Rule 19C.07(7) of the Hong Kong Listing Rules provides that the minimum stake required to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights, on a one vote per share basis, in the share capital of a Qualifying Issuer, but our Memorandum and Articles do not provide such a provision. We will put forth a resolution at or before our next annual general meeting to be held after the Listing to revise our Memorandum and Articles to comply with Rule 19C.07(7) of the Hong Kong Listing Rules. The next annual general meeting after the Listing is expected to be held in the fourth quarter of this year.
Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our ADSs and Shares over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Code and the SFO, which could result in us having to amend our corporate structure and Memorandum and Articles and our incurring of incremental compliance costs.
The market price for our ADSs may continue to be, and the market price of our Shares can be, volatile.
The trading prices of our ADSs have been, and are likely to continue to be, volatile and could fluctuate widely due to factors beyond our control. The trading prices of our Shares, likewise, can be volatile for similar or different reasons. The trading prices of our ADSs ranged from US$28.58 to US$52.77 in 2021. In addition, securities markets may from time to time experience significant price and volume fluctuations that may or may not relate to our operating performance, which may have a material and adverse effect on the market price of our Shares and/or ADSs. In particular, volatility in the PRC stock markets in the last few years has resulted in some volatility in the trading prices of most China-based companies whose shares are traded in Hong Kong and/or the United States. The market price for our Shares and/or ADSs is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:
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variation in our revenues, earnings, cash flow and data related to our user base or user engagement;

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regulatory developments in our target markets affecting us, our clients or our competitors;

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announcements of studies and reports relating to the quality of our products and services or those of our competitors;

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changes in the performance or market valuations of other companies in the industries in which we operate;

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actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

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changes in financial estimates by securities research analysts;

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detrimental adverse publicity about us or our industry;

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conditions in the industries in which we operate;

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announcements by us or our competitors of new services, investments, acquisitions, strategic relationships, joint ventures or capital commitments;

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addition or departure of key personnel;

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fluctuations of exchange rates between the Renminbi and the U.S. dollar;

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release or expiry of transfer restrictions on our outstanding ordinary shares or ADSs;

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sales or perceived potential sales of additional ordinary shares or ADSs; and

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potential litigation or regulatory investigations.

In addition, the market prices for China-based companies listed in the United States and/or Hong Kong have experienced volatility that might have been unrelated to the operating performance of such companies. The substantial declines in the market prices of the securities of China-based companies may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States in general, which consequently may impact the market price of our Shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inappropriate corporate governance practices or corporate structure, fraudulent accounting or other matters of some China-based companies may also negatively affect the attitudes of investors towards China-based companies in general, including us, regardless of whether we have engaged in any inappropriate activities.
The global financial crisis and the ensuing economic recessions in many countries have contributed and may continue to contribute to extreme volatility in the global stock markets, such as the large declines in share prices in the United States, mainland China, Hong Kong and other jurisdictions at various times since 2008. These broad market and industry fluctuations may adversely affect the prices of our Shares and/or ADSs, regardless of our operating performance. In the past, shareholders of a public company have often instituted securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.
The volatility resulting from any of the above factors may affect the price at which you could sell the Shares or ADSs.
There is no assurance if and when we will pay dividends in the future. Therefore, you should not rely on an investment in our Shares and/or ADSs as a source of future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends, subject to our Memorandum and Articles and Cayman Islands law. In addition, our shareholders by ordinary resolution may declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. We may not declare any dividend in the future, and even if we do so, any future dividend may be less than those historically declared. Therefore, you should not rely on an investment in our Shares and/or ADSs as a source of future dividend income. Accordingly, the return on your investment in our Shares and/or ADSs will likely depend entirely upon any future price appreciation of our Shares and/or ADSs. There is no guarantee that our Shares and/or ADSs will appreciate in value or even maintain their current price.
Substantial future sales or perceived potential sales of our shares in the public market could cause the price of our Shares and/or ADSs to decline.
Additional sales of our Shares and/or ADSs in the public market, or the perception that these sales could occur, could cause the market price of our Shares and/or ADSs to decline. Some Shares outstanding after the Global Offering will be available for sale, upon the expiration of the lock-up periods (if applicable to such holder), subject to volume and other restrictions as applicable under Rules 144 and 701 under the U.S. Securities Act. Any or all of these ordinary shares may be released prior to the expiration of the applicable lock-up period at the discretion of the designated representatives. To the extent a substantial amount of Shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of our Shares and/or ADSs could decline significantly. The remaining Shares outstanding are available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the U.S. Securities Act.
Certain holders of our Shares have the right to cause us to register under the U.S. Securities Act the sale of their shares. Registration of these shares under the U.S. Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the
U.S. Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of Shares and/or ADSs to decline.
Techniques employed by short sellers may drive down the trading price of our ordinary shares and/or ADSs.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third-party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.
Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and any investment in our ordinary shares and/or ADSs could be greatly reduced or rendered worthless.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Shares and/or ADSs, the market price for our Shares and/or ADSs and trading volume could decline.
The trading market for our Shares and/or ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Shares and/or ADSs, the market price for our Shares and/or ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares and/or ADSs to decline.
Our Memorandum and Articles contain provisions that could discourage a third party from seeking to obtain control of our company, which could adversely affect the interests of holders of our Shares and ADSs by limiting their opportunities to sell them at a premium.
Our Memorandum and Articles contain certain provisions that could limit the ability of others to acquire control of our company, including provisions that grant to our board of directors the authority to establish and issue from time to time one or more series of preferred shares, and to designate the price, rights, preferences, privileges and restrictions of such preferred shares, without any further vote or action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series which may be greater than the rights of our Shares. The provisions could have the effect of depriving holders of our Shares or ADSs of the opportunity to sell their Shares or ADSs at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.
The voting rights of holders of our ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct the voting of the underlying shares represented by your ADSs.
Holders of our ADSs may not have the same voting rights as the holders of our Shares. Except as described in this document and in the deposit agreement for the ADSs, holders of our ADSs will not be able to exercise voting rights attaching to the shares represented by our ADSs on an individual basis. Holders of our ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the shares represented by the ADSs. Holders of our ADSs may not receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Under the deposit agreement, if holders of our ADSs do not give voting instructions to the depositary as to how to vote the underlying shares represented by their ADSs, the depositary will give a discretionary proxy to a person designated by us to vote the shares represented by their ADSs at shareholders’ meetings unless:
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we have failed to timely provide the depositary with notice of meeting and related voting materials;

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we have instructed the depositary that we do not wish a discretionary proxy to be given;

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we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

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a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

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the voting at the meeting is to be made by show of hands.

The effect of this discretionary proxy is that if holders of our ADSs fail to give voting instructions to the depositary as to how to vote the underlying shares represented by their ADSs at any particular shareholders’ meeting, they cannot prevent such shares represented by their ADSs from being voted at that meeting, except under the circumstances described above. This may make it more difficult for shareholders to influence the management of our company. Holders of our Shares are not subject to this discretionary proxy.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings and you may not receive cash dividends if it is impractical to make them available to you.
We may from time to time distribute rights to our shareholders and other parties, including rights to acquire our securities. For instance, in connection with the settlement of the Camsing Incident, we voluntarily made an ex gratia settlement offer to affected clients. An affected client accepting the offer shall receive restricted share units, which upon vesting will become Shares of our company. The maximum number of Shares to be issued by our company to these settled clients would account for approximately 11.4% of the total issued Shares of our company as of December 31, 2021, and account for approximately 6.4% of the voting rights of our company as of December 31, 2021. Such settlement plan will, and any future settlement plan may dilute your holdings in our company.
However, we cannot make rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the U.S. Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to you unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the U.S. Securities Act or exempt from registration under the U.S. Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the U.S. Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.
The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our Shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of Shares your ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to you.
Holders of our ADSs may be subject to limitations on transfer of your ADSs.
Our ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
We incur increased costs as a result of being a public company.
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NYSE, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. As we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We will also incur additional costs as a result of the Listing on the Hong Kong Stock Exchange. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.
We may be involved in class action lawsuits in the United States in the future. Companies that have experienced volatility in the volume and market prices of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
Holders of our Shares and/or ADSs may have difficulty effecting service of process and enforcing judgments obtained against us, our directors and our management, and the ability of U.S. or Hong Kong authorities to bring and enforce actions in the PRC may also be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. We conduct a substantial portion of our operations in the PRC and substantially all of our assets are located outside the United States and Hong Kong. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and Hong Kong and a substantial portion of their assets are located outside the United States and Hong Kong. As a result, it may be difficult or impossible for our shareholders to effect service of process or bring an action against us or against them in the United States or in Hong Kong in the event that our shareholders believe that their rights have been infringed under the securities laws of the United States, Hong Kong or otherwise. Even if our shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands, the PRC or other relevant jurisdiction may render our shareholders unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, the U.S. or Hong Kong authorities may also have difficulties in bringing and enforcing actions against us or our directors or officers in the PRC.
In addition, shareholder claims that are common in the United States, including securities law class actions and fraud claims, may be difficult to pursue as a matter of law or practicality in the PRC. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in the PRC for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case, and that there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. and other shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. and other shareholders, only by virtue of holding our Shares and/or ADSs, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.
You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts or Hong Kong courts may be limited because we are incorporated under Cayman Islands law, we conduct the majority of our operations in mainland China and all of our directors and officers reside outside the United States and Hong Kong.
We have been advised by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that although there is no statutory recognition in the Cayman Islands of judgments obtained in the United States or Hong Kong (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without reexamination of the merits underlying the dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which judgment has been given, provided certain conditions are met. For a foreign money judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be (i) in respect of taxes or a fine or penalty or similar fiscal or revenue obligations, (ii) inconsistent with a Cayman Islands judgment in respect of the same matter, (iii) impeachable on the grounds of fraud or (iv) obtained in a manner, nor be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands

(awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Our corporate affairs are governed by our Memorandum and Articles, as amended and restated from time to time, and by the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary duties of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States or Hong Kong. In particular, the Cayman Islands has a less developed body of securities laws than the United States or Hong Kong and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts or Hong Kong courts.
In addition, as a company primarily operating in mainland China, there are significant legal and other obstacles for U.S. or Hong Kong authorities to obtaining information needed for investigations or litigations. Similar limitations apply to the pursuit of actions against individuals, including officers, directors and individual gatekeepers, who may have engaged in fraud or other wrongdoing. Moreover, local authorities often are constrained in their ability to assist U.S. or Hong Kong authorities and overseas investors more generally.
As a result, our public shareholders and holders of our ADSs and Shares may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders and limited remedies than shareholders of a corporation incorporated in a jurisdiction in the United States or Hong Kong would have.
It may be difficult for overseas regulators to conduct investigations or collect evidence within China.
Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanisms. Furthermore, according to Article 177 of the PRC Securities Law, or the Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretations of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties you may face in protecting your interests.
If a United States person is treated as owning at least 10% of our ADSs or ordinary shares, such person may be subject to adverse United States federal income tax consequences.
If a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ADSs or ordinary shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation,” or CFC, in our group. Because our group includes one or more United States subsidiaries that are classified as corporations for United States federal income tax purposes, in certain circumstances we could be treated as a CFC and certain of our non-United States subsidiary corporations could be treated as CFCs (regardless of whether or not we are treated as a CFC).
A United States shareholder of a CFC may be required to annually report and include in its United States taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in United States property by CFCs, whether or not we make any distributions. An individual who is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a corporation that is a United States shareholder. A failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent starting of the statute of limitations with respect to such shareholder’s United States federal income tax return for the year for which reporting was due. We cannot provide any assurance that we will monitor whether we are or any of our non-United States subsidiaries is treated as a CFC or whether any investor is treated as a United States shareholder with respect to us or any of our CFC subsidiaries, or that we will furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its tax advisor regarding the potential application of these rules in its particular circumstances.
We may be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or Class A ordinary shares.
We will be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year if, applying the applicable look-through rules, either: (1) at least 75% of our gross income for such year is passive income or (2) at least 50% of the value of our assets (generally determined based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.
Based on our current and anticipated market capitalization, the current and anticipated value of our assets and the nature and current and anticipated composition of our income and assets, we expect to be a PFIC for our taxable year ended December 31, 2022, although there can be no assurances in this regard. We believe we were a PFIC for our taxable year ended December 31, 2020, but not for our taxable year ended December 31, 2021 or for 2019 and prior taxable years.
PFIC status for a taxable year is based on an annual determination that cannot be made until the close of such taxable year and involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn during the relevant taxable year, and is subject to uncertainty in several respects (including with respect to our treatment of our Consolidated Affiliated Entities as being owned by us for United States federal income tax purposes). The determination of whether we will be a PFIC for any taxable year may also depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market price of our ADSs or Class A ordinary shares from time to time, which may fluctuate significantly) and also may be affected by how, and how quickly, we spend our liquid assets and the cash we generate from our operations and raise in any offering, including this offering. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year. The U.S. Internal Revenue Service, or the IRS, does not issue rulings with respect to PFIC status, and we cannot assure you that the IRS, or a court, will agree with any determination we make. For example, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may successfully challenge our classification of certain income and assets as non-passive.
If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation — U.S. Federal Income Tax Considerations”) holds our ADSs or Class A ordinary shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and related reporting requirements. See “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Company.”
The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our Shares and ADSs.
Upon the Listing, we will be subject to Hong Kong and the United States listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and the NYSE have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our Shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our Shares after the Global Offering.
Exchange between our Shares and our ADSs may adversely affect the liquidity and/or trading price of each other.
Our ADSs are currently traded on the NYSE. Subject to U.S. securities law and the terms of the Deposit Agreement, holders of our Shares may deposit Shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying Shares represented by the ADSs pursuant to the terms of the Deposit Agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Shares on the Hong Kong Stock Exchange and our ADSs on the NYSE may be adversely affected.
The time required for the exchange between Shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Shares into ADSs involves costs.
There is no direct trading or settlement between the NYSE and the Hong Kong Stock Exchange on which our ADSs and the Shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of Shares in exchange of ADSs or the withdrawal of Shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of Shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services, including for the issuance of ADSs upon deposit of Shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange Shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
The Common Reporting Standard could subject us to certain new information reporting and withholding requirements.
The Organization for Economic Cooperation and Development has developed a Common Reporting Standard, or the CRS, and model competent authority agreement to enable the multilateral and automatic exchange of financial account information, which were adopted by many jurisdictions. Effective on January 1, 2017, CRS and its implementing legislations in mainland China and Hong Kong require financial institutions to identify and report the tax residency and account details of non-resident customers to the relevant authorities in jurisdictions adhering to CRS. On September 6, 2018, the arrangements for the multilateral and automatic exchange of financial account information between mainland China and Hong Kong officially came into effect. Hong Kong and mainland China conducted the first automatic exchange of financial account information in September 2018, and many jurisdictions (including Hong Kong) have promised to implement the multilateral and automatic exchange of financial account information. While CRS was modeled on the U.S. Foreign Account Tax Compliance Act, or the FATCA, the scope, coverage and volume under CRS are significantly greater than that under FATCA, which requires non-U.S. institutions to report to the Internal Revenue Service, or the IRS, if U.S. tax payers have an account with the non-U.S. financial institution and have met the standard of the overseas financial assets. As the reporting requirement under CRS is burdensome, we cannot assure you that we will not be adversely affected by the information reporting and withholding requirements imposed by CRS and its implementing legislations in mainland China, Hong Kong and other jurisdictions subject to CRS in which we conduct or may conduct business in the future.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and anti-corruption laws in other applicable jurisdictions.
As an NYSE listed company with operations in various countries, we are subject to the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA, and other anti-corruption laws and regulations in applicable jurisdictions. The FCPA generally prohibits companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business. Companies subject to the FCPA may be held liable for actions taken by partners or representatives. We may be subject to these and similar anti-corruption laws in other applicable jurisdictions. Failure to comply with legal requirements could expose us to civil and/or criminal penalties, including fines, prosecution and significant reputational damage, all of which could materially and adversely affect our business, results of operations, including our relationships with our clients, and our financial results. Compliance with the FCPA and other applicable anti-corruption laws and related regulations and policies imposes potentially significant costs and operational burdens on us. Moreover, the compliance and monitoring mechanisms that we have in place, including our Code of Ethics and our anti-bribery and anti-corruption policy, may not adequately prevent or detect all possible violations under applicable anti-bribery and anti-corruption legislation.
We are a foreign private issuer within the meaning of the rules under the U.S. Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.
Because we are a foreign private issuer under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
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the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

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the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the U.S. Exchange Act;

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the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the NYSE. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.
As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE corporate governance listing standards.
As a Cayman Islands company listed on the NYSE, we are subject to NYSE corporate governance listing standards. However, the NYSE rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE corporate governance listing standards. Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (save for our memorandum and articles of association, our register of mortgages and charges, and special resolutions of our shareholders). Our directors have discretion under our Memorandum and Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.
Risks Related to the Global Offering
An active trading market for our Shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our Shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the NYSE might not be indicative of those of our Shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Shares of our company, with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our Shares and therefore may limit the liquidity of the trading of our Shares on the Hong Kong Stock Exchange.
Since there will be a gap of several days between pricing and trading of our Shares, the price of our ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our Shares to be traded on the Hong Kong Stock Exchange.
The pricing of the Offer Shares will be determined on the Price Determination Date. However, our Shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our Shares during that period. Accordingly, holders of our Shares are subject to the risk that the trading price of our Shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the NYSE and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Shares to be traded on the Hong Kong Stock Exchange.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following the initial public offering in Hong Kong and listing of the ordinary shares on the Hong Kong Stock Exchange.
In connection with our initial public offering of Shares in Hong Kong, or the Hong Kong IPO, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. The Shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong IPO and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS- ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Shares from our Cayman Islands register of members to our Hong Kong branch share register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller.
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our ADSs or Shares may be affected.
You may experience dilution if we issue additional ordinary shares in the future.
We may consider offering and issuing additional ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. You may experience dilution in terms of the net tangible asset value per ordinary share if we issue additional ordinary shares in the future at a price that is lower than the net tangible asset value per share.
Our management has broad discretion over the use of proceeds from this offering, and may spend the proceeds in ways with which you may disagree or that may not be profitable.
Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we expect to use the net proceeds from this offering for the purposes described in “Use of Proceeds,” our board of directors retains significant discretion with respect to the use of proceeds and may spend the proceeds in ways with which you may disagree or that may not be profitable. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described in “Use of Proceeds.” The proceeds from this offering may be used in a manner that does not generate favorable returns. In addition, if we use the proceeds for future acquisitions or investments, there can be no assurance that we would successfully integrate any such acquisition into our operations and/or that the entity acquired or the investment made would perform as expected.
There can be no assurance of the accuracy or completeness of certain facts, forecasts and other statistics contained in this document, which were obtained from various independent third-party sources, including the industry expert reports.
This document contain information and statistics relating to the HNW wealth management services industry in China. Such information and statistics have been derived from a third-party report commissioned by us and publicly available sources. We believe that the sources of the information are appropriate sources for such information, and we have taken reasonable care in extracting and reproducing such information. However, we cannot guarantee the quality or reliability of such source materials. The information has not been independently verified by us, the Sole Sponsor, the Joint Global Coordinators, the Joint Bookrunners and Joint Lead Managers or any other party involved in the Global Offering, and no representation is given as to its accuracy. Collection methods of such information may be flawed or ineffective, or there may be discrepancies between published information and market practice, which may result in the statistics included in this document being inaccurate or not comparable to statistics produced for other economies. You should therefore not place undue reliance on such information. In addition, we cannot assure you that such information is stated or compiled on the same basis or with the same degree of accuracy as similar statistics presented elsewhere. You should consider carefully the importance placed on such information or statistics.

Investors should read the entire document carefully and should not consider any particular statements in this document or in published media reports without carefully considering the risks and other information contained in this document.
Prior or subsequent to the publication of this document, there may have been press and media coverage regarding us and the Global Offering, which includes certain information about us that does not appear in, or is different from what is contained in this document. We have not authorized the disclosure of any such information in the press or media. The financial information, financial projection, valuation and other information about us contained in such unauthorized press or media coverage may not truly reflect what is disclosed in the document or the actual circumstances. We do not accept any responsibility for such unauthorized press and media coverage or the accuracy or completeness of any such information. We make no representation as to the appropriateness, accuracy, completeness or reliability of any such information. To the extent that any information appearing in the press and media is inconsistent or conflict with the information contained in this document, we disclaim it. Investors should rely only on the information contained in this document in making investment decision.

CERTAIN FINANCIAL DATA
Set forth below are certain selected consolidated statements of operations data and selected consolidated cash flow data for the years ended December 31, 2019, 2020 and 2021 and certain selected consolidated balance sheet data as of December 31, 2019, 2020 and 2021. The selected consolidated statements of operations data and selected consolidated statements of cash flow data for the years ended December 31, 2019, 2020, and 2021 and the selected consolidated balance sheet data as of December 31, 2019, 2020, and 2021 have been derived from our audited consolidated financial statements, which are included in our 2021 Form 20-F and are incorporated herein by reference. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP.
The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2021 and as of December 31, 2019, 2020 and 2021 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F, “Financial Information” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 21, 2022, our unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2022 included in Exhibit 99.2 to the Super 6-K, as well as the other financial information included elsewhere in this prospectus supplement or the documents incorporated by reference herein. Our historical results do not necessarily indicate results expected for any future periods.
Summary of Consolidated Results of Operations
The following table sets forth a summary of our consolidated results of operations for the periods indicated:
	Years Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Revenues
Revenues from others:
One-time commissions	690,860	679,014	1,130,894	177,462
Recurring service fees	524,692	700,157	913,700	143,379
Performance-based income	23,437	180,529	391,903	61,498
Other service fees	522,958	196,151	161,982	25,419
Total revenues from others	1,761,947	1,755,851	2,598,479	407,758
Revenues from funds Gopher manages:
One-time commissions	240,808	129,823	140,522	22,051
Recurring service fees	1,320,773	1,230,042	1,195,309	187,570
Performance-based income	89,648	208,996	392,290	61,559
Total revenues from funds Gopher manages	1,651,229	1,568,861	1,728,121	271,180
Total Revenues	3,413,176	3,324,712	4,326,600	678,938
Less: VAT related surcharges	(21,364)	(18,886)	(33,506)	(5,258)
Net Revenues	3,391,812	3,305,826	4,293,094	673,680
Operating costs and expenses:
Compensation and benefits	(1,610,770)	(1,504,012)	(2,168,880)	(340,345)
Selling expenses	(331,346)	(271,692)	(437,131)	(68,595)
General and administrative expenses	(296,492)	(277,879)	(383,321)	(60,151)
Provision for credit losses	(130,723)	(8,083)	(112,959)	(17,726)
Other operating expenses	(196,793)	(99,040)	(107,844)	(16,923)
Government subsidies	89,278	113,356	115,939	18,193
Total operating costs and expenses	(2,476,846)	(2,047,350)	(3,094,196)	(485,547)
Income from operations:	914,966	1,258,476	1,198,898	188,133

	Years Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Other income (expenses):
Interest income	89,099	67,317	71,866	11,277
Interest expenses	(430)	—	—	—
Investment income (loss)	(28,620)	(86,369)	65,426	10,267
Settlement expenses	—	(1,828,907)	(19,908)	(3,124)
Other income (expense)	(7,040)	4,164	(18,240)	(2,862)
Total other income (expense)	53,009	(1,843,795)	99,144	15,558
Income (loss) before taxes and income from equity in affiliates	967,975	(585,319)	1,298,042	203,691
Income tax expense	(220,025)	(258,460)	(293,940)	(46,126)
Income from equity in affiliates	115,809	100,257	301,979	47,387
Net income (loss)	863,759	(743,522)	1,306,081	204,952
Less: net (loss) income attributable to non-controlling interests	34,608	1,703	(8,050)	(1,263)
Net income (loss) attributable to Noah’s shareholders	829,151	(745,225)	1,314,131	206,215

Summary of Consolidated Balance Sheets
The following table sets forth a summary of our consolidated balance sheets as of the periods indicated:
	As of December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Cash and cash equivalents	4,387,345	5,005,211	3,404,603	534,257
Restricted cash	6,589	9,993	510	80
Short-term investments (including short-term investments measured at fair value of RMB642,759, nil and RMB63,515 as of December 31, 2019, 2020 and 2021, respectively)	671,259	114,928	92,803	14,563
Accounts receivable, net of allowance for credit losses of nil, nil and RMB458 as of December 31, 2019, 2020 and 2021, respectively	219,566	434,458	808,029	126,797
Amounts due from related parties, net of allowance for credit losses of nil, RMB4,006 and RMB30,128 as of December 31, 2019 and 2020 and 2021, respectively	548,704	520,178	451,389	70,833
Loans receivable, net of allowance for credit losses of RMB5,147, RMB5,863 and RMB93,926 as of December 31, 2019, 2020 and 2021, respectively	654,060	418,947	595,766	93,489
Other current assets	243,701	199,447	163,710	25,690
Total current assets	6,731,224	6,703,162	5,516,810	865,709
Long-term investments (including long-term investments measured at fair value of RMB531,359, RMB373,678 and RMB457,284 as of December 31, 2019, 2020 and 2021, respectively)	881,091	536,384	668,572	104,914
Investments in affiliates	1,272,261	1,264,685	1,402,083	220,017
Property and equipment, net	296,320	248,669	2,580,935	405,005

	As of December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Operating lease right-of-use assets, net	352,186	274,154	223,652	35,096
Deferred tax assets	167,430	224,240	335,905	52,711
Other non-current assets, net of allowance for credit losses of RMB16,912, nil and RMB4,000 as of December 31, 2019, 2020 and 2021, respectively	102,092	148,292	161,832	25,395
Total non-current assets	3,071,380	2,696,424	5,372,979	843,138
Total assets	9,802,604	9,399,586	10,889,789	1,708,847
Accrued payroll and welfare expenses	555,719	705,622	946,547	148,534
Income tax payable	126,743	140,777	190,260	29,856
Deferred revenues	100,693	71,613	63,631	9,985
Other current liabilities	721,898	432,650	649,255	101,882
Contingent liabilities	—	530,433	433,345	68,001
Total current liabilities	1,505,053	1,881,095	2,283,038	358,258
Operating lease liabilities, non-current	362,757	194,384	130,956	20,550
Deferred tax liabilities	56,401	45,881	234,134	36,741
Other non-current liabilities	3,433	855	100,020	15,695
Total liabilities	1,927,644	2,122,215	2,748,148	431,244
Net current assets	5,226,171	4,822,067	3,233,772	507,451
Net assets	7,874,960	7,277,371	8,141,641	1,277,603
Non-controlling interests	861,493	91,860	100,866	15,829
Total Liabilities and Equity	9,802,604	9,399,586	10,889,789	1,708,847

Summary of Consolidated Statements of Cash Flow Data
The following table sets forth the movements of our cash, cash equivalents and restricted cash for the periods indicated:
	Years Ended December 31,
	2019	2020	2021
	RMB	RMB	RMB	US$
	(in thousands)
Net cash provided by operating activities	1,288,233	796,353	1,521,838	238,809
Net cash (used in) provided by investing activities	(182,012)	352,584	(2,572,094)	(403,619)
Net cash provided by (used in) financing activities	543,311	(371,422)	(513,121)	(80,519)
Effect of exchange rate changes	37,811	(148,745)	(46,714)	(7,330)
Net increases (decrease) in cash and cash equivalents	1,687,343	628,770	(1,610,091)	(252,659)
Cash, cash equivalents and restricted cash at the beginning of the year	2,706,591	4,393,934	5,022,704	788,172
Cash, cash equivalents and restricted cash at the end of the year	4,393,934	5,022,704	3,412,613	535,513
Impact of COVID-19
The COVID-19 pandemic has caused an adverse impact on the Chinese and global economy, as well as the HNW wealth management services industry. Perceived or actual changes in investable assets and client confidence in the economy could reduce the demand for HNW and ultra HNW wealth management service we provide and negatively impact our operating results. We have experienced decrease in total revenues generated from our overseas businesses and domestic value-added services as a result of the COVID-19 pandemic. Nevertheless, we achieved 30.1% year-over-year increases in our total revenues from 2020 to 2021. Following the outbreak of the COVID-19 pandemic, we have increased our investment in technology to develop online transactional and operational capabilities. We are currently able to complete substantially all of our transactions and investor education online. In 2021, our business operation had substantially returned to normal levels.
Recently, there has been an increasing number of COVID-19 cases, including the COVID-19 Delta and Omicron variant cases, in multiple cities in China. As a result, various measures, including city lockdowns, travel restrictions and stay-at-home orders, have been reinstated and we may have to adjust various aspects of our operations. For example, since late March 2022, new waves of COVID-19 infections have emerged in Shanghai, where our headquarters are located and a majority of our management and employees currently reside, as well as in Beijing. We have not experienced any business suspension as a result of the recent COVID-19 resurgence in the affected areas such as Shanghai and Beijing, and substantially all of our transactions could be completed online. However, the execution and delivery of certain papers were delayed due to disruptions to the logistics and transportation services in certain regions, and face-to-face meetings with clients were limited due to quarantine measures and travel bans. Such delays and limitations have impacted our operational efficiency to a certain extent. Moreover, the spread of COVID-19, together with uncertainties over economic, political and other conditions in China and globally, has affected the overall investor sentiment and resulted in sporadic volatility in capital markets. As a result, we have experienced an immediate reduction in our results of operations as compared to the same periods in the previous year. Despite the overall challenges posed by the COVID-19 pandemic, we believe that changes in investors’ behaviors and preference brought about by the COVID-19 pandemic also have a positive impact on our business. For example, due to the economic turmoil and unprecedented volatility in the global capital markets caused by the COVID-19 pandemic as well as the rising inflation, we have seen a growing number of clients becoming more active in seeking professional investment advice from us, especially on wealth preservation and risk protection. Leveraging our wide selection of product and service offerings, we remain optimistic of meeting our clients’ demands for wealth management and asset allocation during and post COVID-19.
However, there still remain significant uncertainties surrounding COVID-19, including the existing and new variants of COVID-19, and its further development as a global pandemic, including the effectiveness of vaccine programs against existing and any new variants of COVID-19. For risks relating to potential future outbreak of COVID-19, see “Risk Factors — Risks Related to Our Business — We may face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.”
Financial Information Related to the Consolidated Affiliated Entities
The following tables set forth the summary condensed consolidated balance sheets data as of December 31, 2019, 2020 and 2021 of (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities, and the summary of the condensed consolidated statements of operations and cash flows for the years ended December 31, 2019, 2020 and 2021. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States. Our and Consolidated Affiliated Entities’ historical results are not necessarily indicative of results expected for future periods. You should read this information together with our consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F.

Selected Condensed Consolidated Balance Sheets Data
	As of December 31, 2021
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Assets
Cash and cash equivalents	224,145	1,181,479	1,998,979	—	3,404,603
Restricted cash	—	510	510
Short-term investments	—	9,662	83,141	—	92,803
Accounts receivable and contract assets, net	—	475,652	332,377	—	808,029
Amounts due from related parties, net	760	276,744	173,885	—	451,389
Loans receivables, net	—	50,884	544,882	—	595,766
Investments in subsidiaries and the Consolidated Affiliated Entities	8,538,829	—	—	(8,538,829)	—
Amounts due from internal companies	—	—	754,753	(754,753)	—
Long-term investments	—	300,720	367,852	—	668,572
Investment in affiliates	301,509	854,138	246,436	—	1,402,083
Property and equipment, net	—	43,971	2,536,964	—	2,580,935
Operating lease right-of-use assets, net	—	15,031	208,621	—	223,652
Deferred tax assets	—	63,312	272,593	—	335,905
Other assets	637	60,867	264,038	—	325,542
Total assets	9,065,880	3,332,970	7,784,521	(9,293,582)	10,889,789
Liabilities
Accrued payroll and welfare expenses	—	381,653	564,894	—	946,547
Income tax payable	—	149,226	41,034	—	190,260
Amounts due to internal companies	575,428	179,325	—	(754,753)
Deferred revenue	—	6,721	56,910	—	63,631
Contingent liabilities	433,345	—	—	433,345
Deferred tax liabilities	—	254	233,880	—	234,134
Operating lease liabilities, non-current	—	15,512	115,444	—	130,956
Other liabilities	16,332	291,857	441,086	—	749,275
Total liabilities	1,025,105	1,024,548	1,453,248	(754,753)	2,748,148
Total net assets	8,040,775	2,308,422	6,331,273	(8,538,829)	8,141,641

	As of December 31, 2020
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Assets
Cash and cash equivalents	1,359,841	839,534	2,805,836	—	5,005,211
Restricted cash	—	3,585	6,408	—	9,993
Short-term investments	—	75,000	39,928	—	114,928
Accounts receivable and contract assets, net	—	133,956	300,502	—	434,458
Amounts due from related parties, net	778	350,879	168,521	—	520,178
Loans receivables, net	—	104,673	314,274	—	418,947
Investments in subsidiaries and the Consolidated Affiliated Entities	6,107,489	—	—	(6,107,489)	—
Amounts due from internal companies	—	—	200,391	(200,391)	—
Long-term investments	—	280,624	255,760	—	536,384
Investment in affiliates	279,430	740,452	244,803	—	1,264,685
Property and equipment, net	—	18,134	230,535	—	248,669
Operating lease right-of-use assets, net	—	19,010	255,144	—	274,154
Deferred tax assets	—	41,149	183,091	—	224,240
Other assets	41,425	46,132	260,182	—	347,739
Total assets	7,788,963	2,653,128	5,265,375	(6,307,880)	9,399,586
Liabilities
Accrued payroll and welfare expenses	—	166,411	539,211	—	705,622
Income tax payable	—	99,889	40,888	—	140,777
Amounts due to internal companies	56,937	143,454	—	(200,391)
Deferred revenue		8,016	63,597	—	71,613
Contingent liabilities	530,433	—	—	530,433
Deferred tax liabilities	2,276	3,070	40,535	—	45,881
Operating lease liabilities, non-current	—	20,123	174,261	—	194,384
Other liabilities	13,806	171,753	247,946	—	433,505
Total liabilities	603,452	612,716	1,106,438	(200,391)	2,122,215
Total net assets	7,185,511	2,040,412	4,158,937	(6,107,489)	7,277,371

Selected Condensed Consolidated Statements of Operations Data
	For the year ended December 31, 2021
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net revenue	—	1,505,108	3,013,347	(225,361)	4,293,094
Total operating cost and expenses	(42,240)	(867,215)	(2,410,102)	225,361	(3,094,196)
(Loss) income from operations	(42,240)	637,893	603,245	—	1,198,898
Total other (expenses) income	(21,853)	23,868	97,129	—	99,144
Income tax expenses	—	(195,446)	(98,494)	—	(293,940)
Income from equity in affiliates	68,388	150,106	83,485	—	301,979
Income from equity in subsidiaries and the Consolidated Affiliated Entities	1,309,836	—	—	(1,309,836)	—
Net income	1,314,131	616,421	685,365	(1,309,836)	1,306,081
	For the year ended December 31, 2020
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net revenue	—	978,589	2,512,040	(184,803)	3,305,826
Total operating cost and expenses	(5,944)	(524,913)	(1,701,296)	184,803	(2,047,350)
(Loss) income from operations	(5,944)	453,676	810,744	—	1,258,476
Total other (expenses) income	(1,793,649)	68,444	(118,590)	—	(1,843,795)
Income tax expenses	(3,058)	(128,563)	(126,839)	—	(258,460)
Income (loss) from equity in affiliates	78,768	(258)	21,747	—	100,257
Income from equity in subsidiaries and the Consolidated Affiliated Entities	978,658	—	—	(978,658)	—
Net (loss) income	(745,225)	393,299	587,062	(978,658)	(743,522)

	For the year ended December 31, 2019
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net revenue	—	867,150	2,760,044	(235,382)	3,391,812
Total operating cost and expenses	(5,687)	(565,203)	(2,141,338)	235,382	(2,476,846)
(Loss) income from operations	(5,687)	301,947	618,706	—	914,966
Total other (expenses) income	33,617	51,370	(31,978)	—	53,009
Income tax expenses	(5,257)	(92,914)	(121,854)	—	(220,025)
Income from equity in affiliates	36,103	29,111	50,595	—	115,809
Income from equity in subsidiaries and the Consolidated Affiliated Entities	770,375	—	—	(770,375)	—
Net income	829,151	289,514	515,469	(770,375)	863,759
Selected Condensed Consolidated Cash Flows Data
	For the year ended December 31, 2021
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net cash provided by operating activities	63,125	562,400	896,313	—	1,521,838
Net cash used in investing activities	(1,120,785)	(207,114)	(2,820,103)	1,575,908	(2,572,094)
Net cash provided by (used in) financing activities	93,861	(16,416)	985,342	(1,575,908)	(513,121)
	For the year ended December 31, 2020
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net cash provided by (used in) operating activities	412,444	(409,359)	793,268	—	796,353
Net cash provided by (used in) investing activities	57,424	357,026	(105,556)	43,690	352,584
Net cash used in financing activities	(248,238)	—	(79,494)	(43,690)	(371,422)

	For the year ended December 31, 2019
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net cash provided by operating activities	337,150	761,312	189,771	—	1,288,233
Net cash provided by (used in) investing activities	135,693	(345,092)	(51,281)	78,668	(182,012)
Net cash provided by financing activities	31,688	20,670	569,621	(78,668)	543,311
Intercompany Revenues between the Consolidated Affiliated Entities and Our Subsidiaries
The intercompany services between the Consolidated Affiliated Entities and our subsidiaries principally consist of shared services within the group, including the support of information technology, marketing activities, strategic development, human resources and legal consulting.
The Consolidated Affiliated Entities provide shared services to our subsidiaries, the amounts of which were RMB50.7 million, RMB43.1 million and RMB38.3 million (US$6.0 million), for the years ended December 31, 2019, 2020 and 2021, respectively. The intercompany service charge is eliminated at the consolidation level.
Our subsidiaries provide investment consulting services and shared services to the Consolidated Affiliated Entities, the amounts of which were RMB184.7 million, RMB141.7 million and RMB187.0 million (US$29.3 million) for the years ended December 31, 2019, 2020 and 2021, respectively. The intercompany service charge is eliminated at the consolidation level.
For the years ended December 31, 2019, 2020 and 2021, cash paid by the Consolidated Affiliated Entities to our subsidiaries for the services rendered were RMB 157.1 million, RMB538.5 million and RMB112.8 million (US$17.7 million), respectively.

USE OF PROCEEDS
We estimate that we will receive net proceeds from the Global Offering of approximately HK$270.0 million, or US$34.4 million, after deducting the underwriting fees and the estimated offering expenses payable by us and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares. On June 17, 2022, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board for Hong Kong dollars was HK$7.8498 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.
We intend to use the net proceeds from the Global Offering for the following purposes and in the amounts set out below, subject to changes in light of our evolving business needs and changing market conditions:
•
Approximately 35%, or HK$94.5 million, will be used to further develop our wealth management business. Specifically, we intend to:

•
attract and acquire more HNW and ultra HNW clients, especially “Diamond and Black Card clients” with higher AUA. To further expand our core client base and deepen core client stickiness, we plan to (i) optimize and enhance the membership benefits offered to our core clients, including organizing premium events and activities exclusively for core clients on a more frequent basis, as well as upgrading the membership packages to provide more privileges to our core clients, such as special offers for selected products and complimentary services, and (ii) offer greater incentives to motivate our relationship managers to acquire more core clients;

•
expedite our expansion and penetration into core cities across China. We will focus on cities where HNW and ultra HNW investors are concentrated and more strategic investment into branding, marketing and client interfaces is required to compete. We aim to increase our market share by (i) further deepening our penetration in top-tier cities with a focus on Beijing, Shanghai and Shenzhen, and (ii) continuously expanding our footprint in other core cities where we currently have a relatively smaller presence. We plan to achieve these expansion goals primarily through branding and marketing initiatives, including organizing more targeted online and offline investor events and increasing precise online and offline advertisements and promotional campaigns;

•
upgrade client interfaces through (i) setting up dedicated areas at our new headquarters in Shanghai to better serve our clients and improve their experience, such as multifunctional rooms, and (ii) providing facilities and amenities in selected cities as client event spaces, which can be used for future investor education sessions as well as product roadshows; and

•
enhance our product distribution channels by further investing in our dedicated client services team. We will continue to empower and incentivize our existing relationship managers to achieve better performance by providing them comprehensive training programs and competitive compensation, and recruit more specialists who are able to bring more global expertise to the team. In particular, we intend to invest resources to seek for top-tier talents in the industry with extensive wealth management experience as well as fresh graduates from target colleges as needed.

•
Approximately 15%, or HK$40.5 million, will be used to further develop our asset management business. Specifically, we intend to further strengthen our in-house investment research capabilities. We plan to (i) establish a CIO office consisting of a sophisticated research team and allocate more resources to support their researches on a wide array of industries to better understand the market trends and clients’ needs, and (ii) offer competitive compensation packages to acquire more experts and professionals with experience and expertise in investment portfolio analysis and primary markets.

•
Approximately 20%, or HK$54.0 million, will be used for selectively pursuing potential investments. Specifically, we plan to invest in approximately 1% to 10% equity interest in, or seek for partnerships with, quality assets and businesses, both onshore and offshore, in wealth management and asset management sectors, which may potentially generate synergies to further strengthen our capability to serve our clients. We assess potential investments based on a variety of factors. For domestic assets and businesses, the desirable investment targets should hold major operating licenses in key financial sectors such as banking or insurance brokerage, and have a relatively long and stable operating history; for overseas assets and businesses, we primarily seek to invest in asset management firms, preferably top global asset management providers offering standardized investment products. We plan to target suitable assets and businesses with meaningful market shares and sound historical operating performance, primarily in Hong Kong and the United States markets, which (i) have consecutive operations in local markets for over five years with deep understanding of local markets; (ii) have a total AUM of over US$3 billion; (iii) have over 2,000 existing active clients; and (iv) have proprietary distribution channels in local markets. According to Frost & Sullivan, there are over 1,000 and 5,000 asset management firms in Hong Kong and the United States, respectively, and approximately half of these firms have an operating history of at least five years. In addition, considering the total AUM of the asset management industry in Hong Kong and the United States, there are no less than 100 asset management firms that meet our AUM criteria in each of the two markets. Based on the foregoing, Frost & Sullivan is of the view that there are sufficient targets available in the market. We believe that the potential investments in leading industry players (i) will improve our product development and distribution capabilities; (ii) will better serve existing and potential clients’ evolving needs of global assets allocation; and (iii) is in line with our long term strategy of overseas expansion to strengthen our presence in Hong Kong and the Unites States. As of the date of this prospectus supplement, we had not entered into any letters of intent or agreements with respect to investments and had not identified any targets of potential investment.
•
Approximately 10%, or HK$27.0 million, will be used to invest in our in-house technology across all business lines. Specifically, we plan to (i) continue to invest in IT talents by recruiting, training and retaining more research and development personnel who have deep understanding and a minimum of five years of relevant work experience in assets allocation, macroeconomic analysis, fund analysis and financial analysis, (ii) further scale up our IT infrastructure and self-developed software and/or platforms through continuous investments in key technology capabilities, such as next-generation KYC/KYA/KYP, client relationship management software, as well as overall digital transformation with the assistance of professional consulting firms to improve our clients’ overall experiences and optimize our operating efficiencies. We believe that such proposed investments in technology could help us expedite the digitalization of our business operations and improve our research and development capabilities, which is in line with our business strategies.

•
Approximately 10%, or HK$27.0 million, will be used for our overseas expansion. Specifically, we plan to increase our presences and product offering in Hong Kong, Singapore and the United States by (i) establishing more offices and recruiting more experienced relationship managers who generally have at least three years of industry experience at leading players with licenses and qualifications such as fund practitioner qualification, associate financial planner, certified financial planner and chartered financial analyst to better serve our overseas clients and fulfil their needs, and (ii) cooperating with more investment professionals with global experience to deepen our understanding of overseas wealth and asset management trends, as well as enhance and evolve our client service.

•
Approximately 10%, or HK$27.0 million, will be used for general corporate purposes, including but not limited to working capital and operating expenses.

To the extent that the net proceeds of the Global Offering are not immediately required for the above purposes or if we are unable to put into effect any part of our plan as intended, we will hold such funds in short-term interest-bearing accounts at authorized licensed banks.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2022:
•
on an actual basis; and

•
on an adjusted basis giving effect to our issuance and sale in the Global Offering of 1,100,000 Class A ordinary shares, resulting in estimated net proceeds of HK$270.0 million (US$34.4 million), based on the offer price of HK$292.00 or US$37.20, per Class A ordinary share (equivalent to US$18.60 per ADS), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Sole Representative does not exercise, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares, and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes in our 2021 Form 20-F and our unaudited interim condensed consolidated financial statements and the related notes included in Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on June 21, 2022, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2022
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$(1)
	(in thousands, except for share and per share data)
Shareholders’ Equity:
Class A Ordinary Shares (US$0.0005 par value; 91,394,900 shares authorized, 22,689,970 shares issued and 21,771,747 shares outstanding as of March 31, 2022)	76	12	79	13
Class B Ordinary Shares (US$0.0005 par value; 8,605,100 shares authorized, 8,315,000 shares issued and outstanding as of March 31, 2022)	28	4	28	4
Treasury shares (912,223 ordinary shares as of March 31, 2022)	(537,260)	(84,751)	(537,260)	(84,751)
Additional paid-in capital	3,541,511	558,660	3,772,541	593,060
Retained earnings	5,489,626	865,967	5,489,626	865,967
Accumulated other comprehensive income	(149,311)	(23,552)	(149,311)	(23,552)
Total Noah Holdings Limited shareholders’ equity	8,344,670	1,316,340	8,575,703	1,350,741
Non-controlling interests	99,317	15,667	99,317	15,667
Total shareholders’ equity	8,443,987	1,332,007	8,675,020	1,366,408

Note:
(1)
Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the offering price were made at HK$7.8498 to US$1.00 and HK$1.1688 to RMB1.00, the respective exchange rate on June 17, 2022 as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Capitalization” section were made at RMB6.3393 to US$1.00, the exchange rate on March 31, 2022, as set forth in the H.10 statistical release of the Federal Reserve Board.

DILUTION
Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.
Our net tangible book value as of March 31, 2022 was US$1,332.0 million, or US$44.28 per Class A ordinary share and US$22.14 per ADS. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from the Global Offering at an offer price of HK$292.00, or US$37.20, per Class A ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share, and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares.
Without taking into account any other changes in net tangible book value after March 31, 2022, other than to give effect to the estimated net proceeds we will receive from the issuance and sale of Class A ordinary shares in the Global Offering at an offer price of HK$292.00, or US$37.20, per Class A ordinary share, assuming no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares, our as adjusted net tangible book value as of March 31, 2022 would have been US$1,366.4 million, or US$43.82 per outstanding Class A ordinary share, or US$21.91 per ADS. This represents an immediate decrease in net tangible book value of US$0.46 per Class A ordinary share and US$0.23 per ADS to the existing shareholders and no dilution in net tangible book value per Class A ordinary share to investors purchasing Class A ordinary shares in the Global Offering.
Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the offering price were made at HK$7.8498 to US$1.00 and HK$1.1688 to RMB1.00, the respective exchange rate on June 17, 2022 as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Dilution” section were made at RMB6.3393 to US$1.00, the exchange rate on March 31, 2022, as set forth in the H.10 statistical release of the Federal Reserve Board.

PRINCIPAL SHAREHOLDERS
Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares on an as-converted basis as of June 21, 2022 by:
•
each of our directors and executive officers; and

•
each person known to us to beneficially own more than 5% of our ordinary shares.

The calculations in the table below are based on (i) 21,774,233 Class A ordinary shares (excluding 909,737 treasury stock that we repurchased) and 8,315,000 Class B ordinary shares on an as-converted basis outstanding as of June 21, 2022, and (ii) 31,189,233 Class A ordinary shares outstanding immediately after the completion of the Global Offering, assuming all Class B ordinary shares have been converted into Class A ordinary shares on the Listing Date and the international underwriters do not exercise their option to purchase additional Class A ordinary shares.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
	Ordinary Shares Beneficially Owned Prior to the Global Offering				Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership**	% of Aggregate Voting Power***	Class A Ordinary Shares****	% of Aggregate Voting Power***
Directors and Executive Officers:
Jingbo Wang(1)	107,456	6,730,000	22.7	49.1	6,837,456	21.9
Zhe Yin(2)	116,600	1,585,000	5.7	11.7	1,701,600	5.5
Boquan He(3)	1,639,872	—	5.5	3.0	1,639,872	5.3
Chia-Yue Chang(4)	2,064,451	—	6.9	3.8	2,064,451	6.6
Neil Nanpeng Shen(5)	1,852,261	—	6.2	3.4	1,852,261	5.9
May Yihong Wu	*	—	*	*	*	*
Tze-Kaing Yang	*	—	*	*	*	*
Jinbo Yao	*	—	*	*	*	*
Zhiwu Chen	*	—	*	*	*	*
Qing Pan	*	—	*	*	*	*
Jun Lu	*	—	*	*	*	*
Jin Chen	*	—	*	*	*	*
Ligao Zhou	*	—	*	*	*	*
All directors and executive officers as a group	5,898,481	8,315,000	47.2	71.1	14,213,481	45.6
Principal Shareholders:
Jing Investors Co., Ltd.(1)	107,456	6,730,000	22.7	49.1	6,837,456	21.9
Yiheng Capital Partners, L.P.(6)	3,323,461	—	11.0	6.0	3,323,461	10.7
FIL Limited(7)	2,176,445	—	7.2	4.0	2,176,445	7.0
Jia Investors Co., Ltd.(4)	2,064,451	—	6.9	3.8	2,064,451	6.6
Yin Investors Co., Ltd.(2)	116,600	1,585,000	5.7	11.7	1,701,600	5.5

	Ordinary Shares Beneficially Owned Prior to the Global Offering				Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership**	% of Aggregate Voting Power***	Class A Ordinary Shares****	% of Aggregate Voting Power***
Investment funds affiliated with Sequoia Capital China(8)	1,650,000	—	5.5	3.0	1,650,000	5.3
Quan Investors Co., Ltd.(3)	1,639,872	—	5.5	3.0	1,639,872	5.3
Tiger Pacific Master Fund LP(9)	1,514,732	—	5.0	2.8	1,514,732	4.9

Notes:
*
Less than 1% of our total outstanding shares.

**
For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after the date of this prospectus supplement.

***
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of our Class A ordinary shares is entitled to one vote per share, and each holder of Class B ordinary shares is currently entitled to four votes per share (and will be entitled to one vote per share assuming all Class B ordinary shares have been converted into Class A ordinary shares on the Listing Date on a one-for-one basis), on all matters that require a shareholder’s vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

****
Assuming all Class B ordinary shares have been converted into Class A ordinary shares on the Listing Date.

(1)
Represents 107,456 Class A ordinary shares and 6,730,000 Class B ordinary shares held by Jing Investors Co., Ltd., or Jing Investors, a British Virgin Islands company wholly owned by Ark Trust (Hong Kong) Limited, or Ark Trust, in its capacity as trustee of the Jing Family Trust, or the Trust, constituted under the laws of Hong Kong, with Ms. Jingbo Wang as the settlor and Ms. Jingbo Wang and her family members as the beneficiaries. The Trust was established for the purposes of Ms. Jingbo Wang’s wealth management and family succession planning. Jing Investors is directly wholly owned by Magic Beams Enterprises Ltd., a British Virgin Islands company, which is in turn wholly owned by the Ark Trust, a professional trustee company. Ark Trust as trustee of the Trust has no power to dispose of the ordinary shares held by Jing Investors except upon written instruction by Ms. Jingbo Wang, or to avoid adverse impact on the reputation of Ark Trust or any of its associates. Jing Investors is the record owner of 6,837,456 ordinary shares. Ms. Jingbo Wang is the sole director of Jing Investors and as such has power to vote and dispose of the ordinary shares held by Jing Investors. Ms. Jingbo Wang is the beneficial owner of all the ordinary shares held by Jing Investors. The registered address of Jing Investors Co., Ltd. is Drake Chambers, Tortola, British Virgin Islands.

(2)
Represents 116,000 Class A ordinary shares and 1,585,000 Class B ordinary shares held by Yin Investment Co., Ltd., a British Virgin Islands company wholly owned and controlled by Mr. Zhe Yin. The registered address of Yin Investment Co., Ltd. is Drake Chambers, Tortola, British Virgin Islands.

(3)
Represents 1,639,872 Class A ordinary shares held by Quan Investment Co., Ltd., a British Virgin Islands company wholly owned and controlled by Mr. Boquan He. The registered address of Quan Investment Co., Ltd. is Drake Chambers, Tortola, British Virgin Islands.

(4)
Represents 2,064,451 Class A ordinary shares held by Jia Investment Co., Ltd., a British Virgin Islands company wholly owned and controlled by Ms. Chia-Yue Chang. The registered address of Jia Investment Co., Ltd. is Drake Chambers, Tortola, British Virgin Islands.

(5)
Includes certain shares held by investment funds affiliated with Sequoia Capital China. See footnote 8 below.

(6)
Represents 3,323,461 Class A ordinary shares beneficially owned by Yiheng Capital Partners, L.P., as reported in a Schedule 13G jointly filed by Yiheng Capital Management, LP, Yiheng Capital, LLC and Yiheng Capital Partners, L.P., among other reporting persons, with the SEC on February 14, 2022. Yiheng Capital Partners, L.P. is a Delaware limited partnership managed by Yiheng Capital Management, LP, a Delaware limited partnership. Yuanshan Guo is the managing member of Yiheng Capital Management, LP. The registered address of Yiheng Capital Partners, L.P. is 101 California Street, Suite 2880, San Francisco, CA 94111.

(7)
Represents 2,176,445 Class A ordinary shares beneficially owned by FIL Limited, as reported in a Schedule 13G filed by FIL Limited with the SEC on May 10, 2022. FIL is a Bermuda incorporated company and its registered address is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, HM19.

(8)
Represents 1,650,000 Class A ordinary shares in the form of ADSs held by Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P., Sequoia Capital China Principals Fund I, L.P. and other affiliates of Sequoia Capital China. The general partner of each of the three Sequoia Capital China funds is Sequoia Capital China Management I, L.P., whose general partner is SC China Holding Limited, a company incorporated in the Cayman Islands. SC China Holding Limited is wholly owned by SNP China Enterprises Limited, a company wholly owned by Mr. Neil Nanpeng Shen. Mr. Shen is a managing partner of Sequoia Capital China, an affiliate of the Sequoia Capital China funds.

(9)
Represents 1,514,732 Class A ordinary shares beneficially owned by Tiger Pacific Master Fund LP, as reported in a Schedule 13G jointly filed by Tiger Pacific Master Fund LP, Tiger Pacific Capital LP and Run Ye, with the SEC on May 6, 2022. The registered address of Tiger Pacific Master Fund LP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

To our knowledge, as of June 21, 2022, 18,381,850 of the Class A ordinary shares, including 909,737 treasury stock that we repurchased, were held by one record holder in the United States, which is Citibank, N.A., the depositary of our ADS program. For details of our share repurchase program, see “Item 16E. Purchases of Equity Securities by the Issuer and Affiliated Purchasers” in our 2021 Form 20-F. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holder of our Class A ordinary shares in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.
An affiliate of Goldman Sachs (Asia) L.L.C. has entered into a borrowing arrangement with Jing Investors Co., Ltd. and Yin Investment Co., Ltd. to facilitate the settlement of over-allocations. The affiliate of Goldman Sachs (Asia) L.L.C. is obligated to return Class A ordinary shares to Jing Investors Co., Ltd. and Yin Investment Co., Ltd. by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market.

DIVIDEND POLICY
We are a holding company incorporated in the Cayman Islands. We may rely on dividends and other distributions from our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and pay any debt we may incur. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.
Our board of directors has complete discretion as to whether to distribute dividends, subject to our articles of association and Cayman Islands law. In addition, our shareholders by ordinary resolution may declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, our ADS holders will be paid to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after the closing of the Global Offering, we will have 31,189,233 Class A ordinary shares (or 31,354,233 Class A ordinary shares if the international underwriters exercise in full their option to purchase additional Class A ordinary shares) issued and outstanding, assuming all Class B ordinary shares have been converted into Class A ordinary shares on the Listing Date and, excluding 909,737 treasury stock that we repurchased.
All of the Class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.
Lock-Up Agreements
In connection with the Global Offering, we have agreed, for a period commencing on the date of the Hong Kong underwriting agreement and ending on, and including, the date that is 90 days after the Listing Date, not to offer, pledge, issue, sell, contract to sell, sell any option or contract to option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares, ADSs or any securities convertible into or exchangeable or exercisable for our ordinary shares or ADSs or otherwise, without the prior written consent of the Sole Representative. In addition, certain of our directors and executive officers have agreed, for a period commencing on the date on which the public offering price is to be fixed and ending on, and including, the date that is 90 days after that date, not to offer, pledge, sell, contract to sell, sell any option or contract to option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of ordinary shares, ADSs or any securities convertible into or exchangeable or exercisable for ordinary shares or ADSs or otherwise, without the prior written consent of the Sole Representative. The foregoing lock-up restrictions are subject to certain exceptions for each party. See “Underwriting — Lock-Up Agreements.”
Rule 144
“Restricted securities,” as defined in Rule 144 under the Securities Act, may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.
In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that (together with any sales aggregated with them) does not exceed the greater of the following:
•
1% of the then outstanding Class A ordinary shares, in the form of ADSs or otherwise, which immediately after this offering will equal 311,892 Class A ordinary shares, assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares; or

•
the average weekly trading volume of our Class A ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of our initial public offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN CLASS A ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
Dealings and Settlement of Class A Ordinary Shares in Hong Kong
Our Class A ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 20 Class A ordinary shares. Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.
The transaction costs of dealings in the Class A ordinary shares on the Hong Kong Stock Exchange include:
•
Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•
SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•
Financial Reporting Council transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

•
trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•
transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•
ad valorem stamp duty at a total rate of 0.26% of the value of the transaction, with 0.13% payable by each of the buyer and the seller;

•
stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•
brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•
the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her Class A ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System, or CCASS, participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.
Conversion between Class A Ordinary Shares Trading in Hong Kong and ADSs
In connection with the Global Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members will continue to be maintained by its Principal Share Registrar, Maples Fund Services (Cayman) Limited.
All Class A ordinary shares offered in the Global Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa.

Our ADSs
Our ADSs are traded on the NYSE. Dealings in our ADSs on the NYSE are conducted in U.S. Dollars.
ADSs may be held either:
•
directly, by having an American Depositary Receipt, or ADR, registered in the holder’s name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

•
indirectly, through the holder’s broker or other financial institution.

The depositary for our ADSs is Citibank, N.A., whose office is located at 388 Greenwich Street, New York, New York, 10013.
Converting Class A Ordinary Shares Trading in Hong Kong into ADSs
An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the NYSE must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, Citibank, N.A., Hong Kong, or the custodian, in exchange for issuance of ADSs.
A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If Class A ordinary shares have been deposited with CCASS, the investor must transfer Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.

•
If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a request for conversion form to the custodian and after duly completing and signing such conversion form, deliver such conversion form to the custodian.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Converting ADSs to Class A Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw the Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying Class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:
•
To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•
If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal of the corresponding Class A ordinary shares from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary Requirements
Before the depositary issues ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong or Cayman share registers are closed or at any time if the depositary or our company determines it advisable to do so or it would violate any applicable law or the depositary’s policies or procedures.
All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Class A ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

UNDERWRITING
The Global Offering
The offering of our Class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:
•
the offering of 110,000 Class A ordinary shares in Hong Kong (the “Hong Kong Offer Shares”) as described in “— The Hong Kong Public Offering” below, which we refer to as the “Hong Kong Public Offering”; and

•
the offering of 990,000 Class A ordinary shares (subject to the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the “International Offer Shares” and together with the Hong Kong Offer Shares, the “Offer Shares”), which we refer to as the “International Offering.”

The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
Goldman Sachs (Asia) L.L.C. is acting as the sole representative of the underwriters, or the Sole Representative, for the Global Offering. Goldman Sachs (Asia) L.L.C., BOCI Asia Limited and DBS Asia Capital Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.
Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.
Hong Kong Underwriters	Number of Class A Ordinary Shares
Goldman Sachs (Asia) L.L.C.	102,850
DBS Asia Capital Limited	4,950
BOCI Asia Limited	1,100
Futu Securities International (Hong Kong) Limited	1,100
Total:	110,000
Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters below have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers the number of Class A ordinary shares indicated below:
International Underwriters	Number of Class A Ordinary Shares
Goldman Sachs (Asia) L.L.C.	925,650
DBS Asia Capital Limited	44,550
BOCI Asia Limited	9,900
Futu Securities International (Hong Kong) Limited	9,900
Total:	990,000
The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.
The 1,100,000 Class A ordinary shares being offered in the Global Offering will represent 3.5% of our ordinary shares outstanding immediately after the completion of the Global Offering, assuming the option of the international underwriters to purchase additional Class A ordinary shares, or the Over-allotment

Option, is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time. If such option is exercised in full, the ordinary shares offered hereby will represent 4.0% of our ordinary shares outstanding immediately following the completion of the Global Offering (without taking into account the Class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time).
The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “06686.” The shares will be traded in board lots of 20 shares each. Our ADSs are currently listed on NYSE under the symbol “NOAH.” Two ADSs represent one Class A ordinary share.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Sole Representative may agree to allocate a number of our Class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Sole Representative to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
Number of Class A ordinary shares offered
We are offering 110,000 Class A ordinary shares for subscription by the public in Hong Kong at the public offer price, representing 10.0% of the total number of Offer Shares available under the Global Offering. The number of Offer Shares offered under the Hong Kong Public Offering, subject to any reallocation of Offer Shares between the International Offering and the Hong Kong Public Offering, will represent approximately 0.35% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the Over-allotment Option is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time).
The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
Completion of the Hong Kong Public Offering is subject to the conditions set out in “— Conditions of the Global Offering” below.
Allocation
Allocation of Offer Shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.
For allocation purposes only, the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering (after taking into account any reallocation referred to below) will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong Offer Shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and Financial Reporting Council transaction levy payable) or less. The Hong Kong Offer Shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and Financial Reporting Council transaction levy payable) and up to the total value in pool B.
Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong Offer Shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong Offer Shares means the price payable on application therefor (without regard to the public offer price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 55,000 Hong Kong Offer Shares is liable to be rejected.
Before submitting applications for the Hong Kong Offer Shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong Public Offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.
Reallocation
The allocation of the Offer Shares between the Hong Kong Public Offering and the International Offering is subject to reallocation. Paragraph 4.2 of Practice Note 18 of the Hong Kong Stock Exchange Listing Rules requires a clawback mechanism to be put in place which would have the effect of increasing the number of Offer Shares under the Hong Kong Public Offering to a certain percentage of the total number of Offer Shares offered under the Global Offering if certain prescribed total demand levels are reached.
If the number of Offer Shares validly applied for under the Hong Kong Public Offering represents (a) 15 times or more but less than 50 times, (b) 50 times or more but less than 100 times and (c) 100 times or more of the total number of Offer Shares initially available under the Hong Kong Public Offering, then Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering. As a result of such reallocation, the total number of Offer Shares available under the Hong Kong Public Offering will be increased to 330,000 Offer Shares (in the case of (a)), 440,000 Offer Shares (in the case of (b)) and 550,000 Offer Shares (in the case of (c)), representing 30%, 40% and 50% of the total number of Offer Shares initially available under the Global Offering, respectively (before any exercise of the Over-allotment Option). In each case, the additional Offer Shares reallocated to the Hong Kong Public Offering will be allocated between pool A and pool B and the number of Offer Shares allocated to the International Offering will be correspondingly reduced in such manner as the Sole Representative deems appropriate.
In addition, the Sole Representative may allocate Offer Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering at the discretion of the Sole Representative. In accordance with the Guidance Letter HKEx-GL91-18 issued by the Hong Kong Stock Exchange, if such allocation is done other than pursuant to Practice Note 18 of the Hong Kong Listing Rules, the maximum total number of Offer Shares that may be allocated to the Hong Kong Public Offering following such reallocation shall be not more than double the initial allocation to the Hong Kong Public Offering (i.e. 220,000 Offer Shares).
If the Hong Kong Public Offering is not fully subscribed, the Sole Representative may reallocate all or any unsubscribed Hong Kong Offer Shares to the International Offering, in such proportions as the Sole Representative deems appropriate.

Details of any reallocation of Offer Shares between the Hong Kong Public Offering and the International Offering will be disclosed in the results announcement of the Hong Kong Public Offering, which is expected to be published on Tuesday, July 12, 2022.
Applications
Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Offer Shares under the International Offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated International Offer Shares under the International Offering.
Applicants under the Hong Kong Public Offering are required to pay, on application, the indicative maximum public offer price of HK$307.00 per Offer Share in addition to the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and Financial Reporting Council transaction levy payable on each Offer Share, amounting to a total of HK$6,201.89 for one board lot of 20 Class A ordinary shares. If the public offer price as finally determined in the manner described in “— Pricing” below is less than the maximum public offer price for the Hong Kong Public Offering of HK$307.00 per Class A ordinary share, refund payments (including the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and Financial Reporting Council transaction levy attributable to the surplus application monies) will be made to successful applicants, without interest.
Hong Kong Underwriting Agreement
We and the Hong Kong underwriters have entered into an underwriting agreement dated June 29, 2022, or the Hong Kong Underwriting Agreement, relating to the Hong Kong Public Offering.
The International Offering
Number of Class A ordinary shares offered
The International Offering will consist of an offering of 990,000 Offer Shares offered by us (subject to the Over-allotment Option), representing 90.0% of the total number of Offer Shares initially available under the Global Offering. The number of Offer Shares offered under the International Offering, subject to any reallocation of Offer Shares between the International Offering and the Hong Kong Public Offering, will represent approximately 3.17% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the Over-allotment Option is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time).
Allocation
The International Offering will include the U.S. offering of Class A ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors anticipated to have a sizeable demand for such ordinary shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the International Offering will be effected in accordance with the “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class A ordinary shares and/or hold or sell its Class A ordinary shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Sole Representative (on behalf of the underwriters) may require any investor who has been offered Offer Shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Sole Representative so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong Public Offering.
Reallocation
The total number of Offer Shares to be issued or sold pursuant to the International Offering may change as a result of the clawback arrangement described in “— The Hong Kong Public Offering — Reallocation”, the exercise of the Over-allotment Option in whole or in part and/or any reallocation of unsubscribed Offer Shares originally included in the Hong Kong Public Offering.
International Underwriting Agreement
We have entered into an international underwriting agreement, or the International Underwriting Agreement, with the Sole Representative (for itself and on behalf of the international underwriters) relating to the International Offering on the date of the final prospectus supplement.
Sales in the United States
Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States.
Compensation and Expenses
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 165,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent 5% of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised).
Paid by us	No Exercise	Full Exercise
Per ordinary share	HK$14.60	HK$14.60
Total	HK$16,060,000	HK$18,469,000
The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting commissions and fees, are approximately HK$35.1 million (or US$4.5 million), assuming the option to purchase additional Class A ordinary shares is not exercised.
International Underwriters’ Option to Purchase Additional Class A Ordinary Shares
In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Sole Representative (for itself and on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to purchase up to an aggregate of 165,000 additional Class A ordinary shares, representing not more than 15% of the total number of Class A ordinary shares available under the Global Offering, at the public offering price under the International Offering to, among other things, cover over-allocations in the International Offering, if any.
Goldman Sachs (Asia) L.L.C. or its affiliate expects to enter into a borrowing arrangement with Jing Investors Co., Ltd. And Yin Investment Co., Ltd., that is intended to facilitate the settlement of over-allocations. We have registered the borrowed ordinary shares solely to permit those shares to be delivered by

Goldman Sachs (Asia) L.L.C. or its affiliate in connection with settling trades during the option period. Goldman Sachs (Asia) L.L.C. or its affiliate is obligated to return ordinary shares to Jing Investors Co., Ltd. And Yin Investment Co., Ltd. by causing Goldman Sachs (Asia) L.L.C. to exercise the option to purchase additional Class A ordinary shares from the company or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or to Jing Investors Co., Ltd. And Yin Investment Co., Ltd. for the loan of the Class A ordinary shares.
If the Over-allotment Option is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 0.53% of our total ordinary shares issued and outstanding immediately following the completion of the Global Offering without taking into account the Class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time. If the Over-allotment Option is exercised, an announcement will be made.
Lock-Up Agreements
We have agreed with the underwriters that, without the prior written consent of the Sole Sponsor and the Sole Representative, we will not, during the period commencing on the date of Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after the listing date (the “Lock-up Period”), directly or indirectly take any of the following actions with respect to our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs (such ordinary shares, ADSs and securities are collectively referred to in this prospectus supplement as lock-up securities): (i) offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over, either directly or indirectly, conditionally or unconditionally, any Class A ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Class A ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing), or deposit any Class A ordinary shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Class A ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing); (iii) enter into any transaction with the same economic effect as any transaction specified in the foregoing clauses (i) and (ii); or (iv) offer to or contract to agree to or announce any intention to effect any transaction specified in the foregoing clauses (i), (ii) or (iii), in each case, whether any of the transactions specified in the foregoing clauses (i), (ii) or (iii), is to be settled by delivery of Shares or ADSs or other securities of the Company, or in cash or otherwise (whether or not the issue of such Shares or ADSs or other securities of the Company will be completed within the Lock-up Period).
Subject to certain conditions, the restrictions described above do not apply to:
•
the Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including the Class A ordinary shares which may be issued pursuant to the exercise of the Over-Allotment Option);

•
the Class A ordinary shares to be converted from the Class B ordinary shares upon completion of the Global Offering;

•
the Class A ordinary shares to be issued pursuant to the share incentive plans upon the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time pursuant to the restricted share units plan;

•
any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (v) any repurchase of securities pursuant to any share repurchase programs existing on the date of the Hong Kong Underwriting Agreement;

•
the filing of any registration statement on Form S-8 or successor form which is related to the share incentive plans; and

•
the facilitation of the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act.

Lock-Up Agreements with Directors and Executive Officers
Certain of our directors and executive officers have agreed with the Hong Kong underwriters and International underwriters that, it will not, during the period beginning on the price determination date and ending on the date that is 90 days after the price determination date (the “Restricted Period”), without the prior written consent of the Sole Representative, among other things: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the locked-up person or any securities so owned convertible into or exercisable or exchangeable for ordinary shares or ADSs (collectively, “Lock-Up Securities”) or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities.
Subject to certain conditions, the restrictions described above do not apply to:
•
transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Global Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions;

•
transfers of Lock-Up Securities as a bona fide gift or gifts, provided that each done signs a lock-up agreement and no filing under the Exchange Act, reporting a reduction in beneficial ownership of Lock-Up Securities, shall be required or shall be voluntarily made during the Restricted Period;

•
transfers of Lock-up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, and each distributee or transferee, as the case may be, shall sign a lock-up agreement and no filing under the Exchange Act, reporting a reduction in beneficial ownership of Lock-up Securities, shall be required or shall be voluntarily made during the Restricted Period; or

•
establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (x) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of such securities may be made under such plan during the Restricted Period.

Conditions of the Global Offering
Acceptance of all applications for our ordinary shares is conditional on, among other things:
•
the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including any Class A ordinary shares which may be issued pursuant to the exercise of the Over-allotment Option), the Class A ordinary shares to be converted from the Class B ordinary shares upon the completion of the Global Offering and the Class A ordinary shares to be issued pursuant to the share incentive plans and the restricted share units plan, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the date on which our ordinary shares are listed on the Hong Kong Stock Exchange;

•
the pricing of the Offer Shares having been agreed between the Sole Representative (for itself and on behalf of the underwriters) and us;

•
the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

•
the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus supplement.
The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.
Dealings Arrangements
Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Wednesday, July 13, 2022, it is expected that dealings in the Offer Shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Wednesday, July 13, 2022. The ordinary shares will be traded in board lots of 20 ordinary shares each and the stock code of the ordinary shares will be 06686.
Indemnification
We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Stabilization
Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization manager may bid for or purchase the securities is not permitted to exceed the Hong Kong public offer price.
The company has appointed Goldman Sachs (Asia) L.L.C as stabilizing manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days of the last day for lodging applications under the Hong Kong Public Offering.
Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (b) selling or agreeing to sell the ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (c) purchasing, or agreeing to purchase, the ordinary shares pursuant to the option to purchase additional ordinary shares in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (e) selling or agreeing to sell any ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.
Specifically, prospective applicants for and investors in the ordinary shares should note that:
•
the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the ordinary shares;

•
there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•
liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the ordinary shares;

•
no stabilizing action can be taken to support the price of the ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on Friday, August 5, 2022, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the ordinary shares, and therefore the price of the ordinary shares, could fall;

•
the price of the ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the ordinary shares.

We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.
In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before and after the listing of the ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.
Activities by Underwriters
Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process. When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:
•
the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

•
the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the accounts of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the ordinary shares (which financing may be secured by the ordinary shares) in the Global Offering, proprietary trading in the ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the ordinary shares, which may have a negative impact on the trading price of the ordinary shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing.
In relation to issues by underwriters or their respective affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described under “— Stabilization” above. Such activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares and the volatility of the price of the ordinary shares, and the extent to which this occurs from day to day cannot be estimated.
Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.
In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of ordinary shares in the Global Offering.
The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong. The address of BOCI Asia Limited is 26th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong. The address of DBS Asia Capital Limited is 73rd Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong. The address of Futu Securities International (Hong Kong) Limited is Unit C1-2 13/F, United Centre, No. 95 Queensway, Admiralty, Hong Kong.
Selling Restrictions
Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any related document) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal adviser.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any ADSs may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ADSs may be made at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Issuer that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The issuer, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire ADSs in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of any ADSs may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any ADSs may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)   to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)   in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”), provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the issuer that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The issuer, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire ADSs in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/ 1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.
Australia
(i)   This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

(ii)   The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the

Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issuance of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Japan
The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
This prospectus supplement and the accompanying prospectus have not been and will not be registered with the Registrar of Companies in Hong Kong. The ordinary shares under the International Offering may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (WUMP) Ordinance, or (ii) to “professional investors” within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (WUMP) Ordinance and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
In purchasing the ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any other waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:
•
you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

•
you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

•
you and your ultimate beneficial owners are not a director or existing shareholder holding 10% or more of the ordinary shares of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder holding 10% or more of the ordinary shares of our Company or a nominee of any of the foregoing;

•
you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

•
you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

•
you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

•
you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company (other than a shareholding holding 10% or more of the ordinary shares of our Company) immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

•
you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

•
whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

•
you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

•
if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures (Professional Investor) Rules;

•
you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the International Offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

•
you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

•
you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

•
you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

•
you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;
•
you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

•
you will not copy or otherwise distribute this prospectus supplement to any third party; and

•
and we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ordinary shares or caused the ordinary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any ordinary shares or cause the ordinary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;

(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
PRC
This prospectus supplement will not be circulated or distributed in the PRC and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
South Korea
The ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ordinary shares. By the purchase of the ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ordinary shares pursuant to the applicable laws and regulations of Korea.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan
The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.
Kingdom of Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.
Brazil
The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the ordinary shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the ordinary shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The ordinary shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.
Qatar
The ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
United Arab Emirates
The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Bermuda
The offer of the international shares under the International Offering is private and is not intended for the public. This prospectus supplement and the accompanying prospectus has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.
British Virgin Islands
The Offer Shares are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The Offer Shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Offer Shares for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.
Cayman Islands
The Offer Shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

TAXATION
The following summary of certain material Cayman Islands, PRC, Hong Kong and U.S. federal income tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty and there are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by us and there are no exchange control regulations or currency restrictions in the Cayman Islands.
People’s Republic of China Taxation
The PRC enterprise income tax is calculated based on the taxable income determined under the PRC laws and accounting standards. Under the PRC Enterprise Income Tax Law, or EIT Law, and the Implementing Regulations of the Enterprise Income Tax Law of the PRC, or the EIT Implementation Rules, all domestic and foreign-invested companies in China are subject to a uniform enterprise income tax at the rate of 25% and dividends from a PRC subsidiary to its foreign parent company are subject to a withholding tax at the rate of 10%, unless such foreign parent company’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax, or the tax is otherwise exempted or reduced pursuant to the PRC tax laws. Zhong Lun Law Firm advises us that since there is currently no such tax treaty between China and the Cayman Islands, dividends we receive from our PRC subsidiaries will be subject to a 10% withholding tax; in addition, we may be able to enjoy the 5% preferential withholding tax treatment for the dividends we receive from our PRC subsidiaries through Noah Insurance (Hong Kong) Limited, according to Tax Arrangement between mainland China and Hong Kong, if they satisfy the conditions prescribed under relevant tax rules and regulations, and obtain the approvals as required under those rules and regulations.
Under the EIT Law, enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The EIT Implementation Rules define the term “de facto management body” as the management body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In addition, according to a circular issued by the SAT in April 2009, a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function mainly in the PRC; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) more than half of the enterprise’s directors or senior management with voting rights reside in the PRC. We have evaluated whether we are a PRC resident enterprise and we believe that we are not a PRC resident enterprise for the year ended December 31, 2021.
However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management bodies”. If we are deemed to be a PRC resident enterprise, we will be subject to PRC enterprise income tax at the rate of 25% on our global income. In that case, however, dividend income we receive from our PRC subsidiaries may be exempt from PRC enterprise income tax because the EIT Law and the EIT Implementation Rules generally provide that dividends received from a PRC resident enterprise from its directly invested entity that is also a PRC resident enterprise is exempt from PRC enterprise income tax. However, as there is still uncertainty as to how the EIT Law and the EIT Implementation Rules will be interpreted and implemented, we cannot assure investors in our ADSs or ordinary shares that we are eligible for such PRC enterprise income tax exemptions or reductions for any subsequent taxable year.
Provided that our Cayman Islands holding company, Noah Holdings Limited, is not deemed to be a PRC resident enterprise, holders of our ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs. SAT Circular 7 further clarifies that, if a non-resident enterprise derives income by acquiring and selling shares in an offshore listed enterprise in the public market, such income will not be subject to PRC tax under SAT Circular 7. However, because there is uncertainty as to the application of SAT Circular 7, we and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7 and we may be required to expend valuable resources to comply with SAT Circular 7 or to establish that we should not be taxed under and SAT Circular 7.
Hong Kong Taxation
In connection with the Global Offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our Class A ordinary shares registered on the Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.13% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of the Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).
To facilitate ADS-ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of its issued ordinary shares from the Cayman share register to the Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. Investors should consult their own tax advisers on this matter. See “Risk Factors — Risks Related to the Global Offering — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following the initial public offering in Hong Kong and listing of the ordinary shares on the Hong Kong Stock Exchange.”
U.S. Federal Income Tax Considerations
The following is a summary of the principal U.S. federal income tax consequences of an investment in our ADSs or Class A ordinary shares by a U.S. Holder (as defined below) of the purchase, ownership and disposition of our ADSs or Class A ordinary shares as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code.
This summary is based upon the federal income tax laws of the United States as of the date of this prospectus supplement, including the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement, and all of which may be replaced, revoked, or modified, possibly with retroactive effect, and which replacement, revocation, or modification could significantly affect the tax consequences described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions.
This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances, including investors subject to special tax rules such as: banks and certain other financial institutions; insurance companies; brokers or dealers in stocks, securities, commodities or currencies; persons that use or are required to use a mark-to-market method of accounting; pension plans; regulated investment companies; real estate investment trusts; cooperatives; tax-exempt entities (including private foundations); persons that own (directly, indirectly, or constructively) ADSs or Class A ordinary shares representing 10% or more of our total voting power or value; investors that hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes; U.S. expatriates; entities subject to the U.S.

anti-inversion rules; persons subject to the alternative minimum tax provisions of the Code; partnerships or other pass-through entities, or persons holding ADSs or Class A ordinary shares through such entities; persons who acquired ADSs or Class A ordinary shares pursuant to the exercise of an employee equity grant or otherwise as compensation; persons required to accelerate the recognition of any item of gross income with respect to our ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement; or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below.
In addition, this summary does not address any U.S. federal estate, gift, Medicare, or alternative minimum tax considerations, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or Class A ordinary shares. Except as specifically described below, this discussion does not address any tax consequences or reporting obligations that may be applicable to persons holding ADSs or Class A ordinary shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States, and does not describe any tax consequences arising in respect of the Foreign Account Tax Compliance Act, or FATCA regime.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships or partners in a partnership holding our ADSs or Class A ordinary shares are urged to consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, owning or disposing of our ADSs or Class A ordinary shares.
THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
General
For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of its substantial decisions or (B) that has otherwise elected to be treated as a U.S. person (as defined in the Code).
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms.
ADSs
For U.S. federal income tax purposes, a U.S. Holder of our ADSs should be treated as the beneficial owner of the underlying shares represented by such ADSs. Accordingly, deposits or withdrawal of shares for ADSs should not be subject to U.S. federal income tax.
Passive Foreign Investment Company
Based on our current and anticipated market capitalization, current and anticipated value of our assets and the nature and composition of our income and assets, we expect to be a passive foreign investment company, or PFIC, for our taxable year ended December 31, 2022, although there can be no assurances in this regard. We believe we were a PFIC for our taxable year ended December 31, 2020, but not our taxable year ended December 31, 2021 or for 2019 and prior taxable years. The IRS does not issue rulings with respect to PFIC status, and we cannot assure you that the IRS, or a court, will agree with any determination we make. For example, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may successfully challenge our classification of certain income and assets as non-passive.
We will be a PFIC for U.S. federal income tax purposes for any taxable year if, applying the applicable look-through rules, either: (1) at least 75% of our gross income for such year is passive income or (2) at least 50% of the value of our assets (generally determined based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, certain types of rents and royalties, annuities, net gains from the sale or exchange of property producing such income, net gains from commodity transactions, net foreign currency gains and net income from notional principal contracts. In addition, cash, cash equivalents, securities held for investment purposes, and certain other similar assets are generally categorized as passive assets.
We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. Although the law in this regard is unclear, we treat our Consolidated Affiliated Entities as being owned by us for U.S. federal income tax purposes because we control their management decisions and because we are entitled to substantially all of the economic benefits associated with them, and, as a result, we consolidate their operating results in our consolidated GAAP financial statements. If it were determined, however, that we are not the owner of our Consolidated Affiliated Entities for U.S. federal income tax purposes, then the nature and composition of our income and assets would change and we would likely be treated as a PFIC for one or more taxable years.
We must make a separate determination after the close of each taxable year as to whether we were a PFIC for that year. Accordingly, we cannot assure you that we will not be a PFIC for our current or any future taxable year. The determination of whether we will be a PFIC for any taxable year may depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market price of our ADSs or Class A ordinary shares from time to time, which may fluctuate significantly) and also may be affected by how, and how quickly, we spend our liquid assets and the cash we generate from our operations and raise in any offering, including this offering.
U.S. Federal Income Tax Treatment of a Shareholder of a PFIC
If we are a PFIC for any taxable year (as we expect to be for our taxable year ended December 31, 2022 and believe we were for our taxable year ended December 31, 2020) during a U.S. Holder’s holding period for our ADSs or Class A ordinary shares, then, absent certain elections (including a mark-to-market election, a qualified electing fund election and a deemed sale election, each as described below), such U.S. Holder will generally be subject to adverse tax rules, regardless of whether we remain a PFIC in subsequent taxable years, on (i) any “excess distribution” that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years to the U.S. Holder or, if shorter, the U.S. Holder’s holding period for our ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or Class A ordinary shares. Under the PFIC rules:
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the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for our ADSs or Class A ordinary shares;

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the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are treated as a PFIC (each such year, a pre-PFIC year) will be taxable as ordinary income; and

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the amount allocated to each prior taxable year other than a pre-PFIC year will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) from a sale or other disposition of the ADSs or Class A ordinary shares cannot be treated as capital, even if you hold the ADSs or Class A ordinary shares as capital assets.
If we are a PFIC with respect to a U.S. Holder for any taxable year (as we expect to be for our taxable year ended December 31, 2022 and believe we were for our taxable year ended December 31, 2020) during such U.S. Holder’s holding period for our ADSs or Class A ordinary shares and any of our non-U.S. subsidiaries that are corporations (or other corporations in which we directly or indirectly own equity interests) is also a PFIC, such U.S. Holder would generally be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. entity that is a PFIC (each such corporation, a lower tier PFIC) for purposes of the application of these rules. Prospective investors are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to any of our lower tier PFICs.
Mark-to-Market Election
If we are a PFIC with respect to a U.S. Holder for any taxable year (as we expect to be for our taxable year ended December 31, 2022 and believe we were for our taxable year ended December 31, 2020) during such U.S. Holder’s holding period for our ADSs or Class A ordinary shares, then in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder may make an election to include gain on our ADSs or Class A ordinary shares as ordinary income under a mark-to-market method, provided that our ADSs or Class A ordinary shares constitute “marketable stock.” Marketable stock is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury regulations. Our ADSs, but not our Class A ordinary shares, are listed on the New York Stock Exchange, which is a qualified exchange or other market for these purposes. Consequently, so long as our ADSs remain listed on the New York Stock Exchange and are regularly traded, we expect that a mark-to-market election would be available to a U.S. Holder of our ADSs for each taxable year that we are a PFIC, but no assurances are given in this regard. If a U.S. Holder makes a valid mark-to-market election, the U.S. Holder will generally (i) include in gross income as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of such ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in such ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a valid mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a taxable year for which we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes a valid mark-to-market election and we cease to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period for which we are not a PFIC.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, if we were a PFIC for any taxable year, a U.S. Holder that makes a mark-to-market election with respect to our ADSs may continue to be subject to the PFIC rules described above with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
Prospective Investors are strongly urged to consult their tax advisors regarding the availability of, the procedure for, and the effect of making, a mark-to-market election, as well as whether making the election would be advisable, including in light of their particular circumstances.
Qualified Electing Fund Election
In certain circumstances, a shareholder in a PFIC may avoid some of the disadvantageous tax treatment described above by making a “qualified electing fund” election to be taxed currently on its share of the PFIC’s undistributed income. However, if we are a PFIC (as we expect to be for our taxable year ended December 31, 2022 and believe we were for our taxable year ended December 31, 2020), a U.S. Holder would be able to make a qualified electing fund election with respect to our ADSs or Class A ordinary shares only if we agreed to furnish the U.S. Holder annually with a PFIC annual information statement as specified in the applicable Treasury regulations. We currently do not intend to prepare or provide the information necessary for U.S. Holders to make qualified electing fund elections.
Deemed Sale Election
If we are a PFIC for any taxable year (as we expect to be for our taxable year ended December 31, 2022 and believe we were for our taxable year ended December 31, 2020) during a U.S. Holder’s holding period for our ADSs or Class A ordinary shares, we generally (unless such U.S. Holder makes a valid mark-to-market election with respect to its ADSs, as discussed above) will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years, unless we cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to our ADSs or Class A ordinary shares, as applicable. If a U.S. Holder makes such an election, such U.S. Holder will be deemed to have sold its ADSs or Class A ordinary shares at their fair market value, and any gain from such deemed sale would be taxed as an “excess distribution” as described above. Any loss from the deemed sale is not recognized. After the deemed sale election, the U.S. Holder’s ADSs or Class A ordinary shares with respect to which such election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
Prospective Investors are strongly urged to consult their tax advisors as to the possibility and consequences of making a deemed sale election.
Reporting Requirements
For any taxable year for which we are a PFIC with respect to a U.S. Holder, such U.S. Holder will generally be required to file an annual information return on IRS Form 8621 regarding distributions received on our ADSs or Class A ordinary shares and any gain realized on the disposition of our ADSs or Class A ordinary shares, and certain U.S. Holders will be required to file an annual information return (also on IRS Form 8621) relating to their ownership of our ADSs or Class A ordinary shares. Significant penalties are imposed for failure to file such form. As previously noted, we expect to be a PFIC for our taxable year ended December 31, 2022 and believe that we were a PFIC for our taxable year ended December 31, 2020.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE IMPACT OF OUR BEING A PFIC FOR THE TAXABLE YEAR ENDED DECEMBER 31, 2022 ON THEIR INVESTMENT IN OUR ADSS OR CLASS A ORDINARY SHARES, AS WELL AS THE ASSOCIATED REPORTING REQUIREMENTS AND THE AVAILABILITY, APPLICATION AND CONSEQUENCES OF THE ELECTIONS DISCUSSED ABOVE.
Dividends and Other Distributions on our ADSs or Class A Ordinary Shares
Subject to the PFIC rules discussed above, the gross amount of any cash distributions (including the amount of any PRC or other tax withheld) paid with respect to our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of our Class A ordinary shares, or by the depositary, in the case of our ADSs. However, because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, U.S. Holders should assume that any distribution paid will generally constitute a “dividend” for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction generally available to qualifying U.S. corporations under the Code.
A non-corporate U.S. Holder generally will be subject to tax on dividends received from a “qualified foreign corporation” at the reduced U.S. federal tax rate applicable to “qualified dividend income,” rather than the marginal tax rates applicable to ordinary income, provided that certain holding period and other requirements are met. If we are neither a PFIC nor treated as such with respect to U.S. Holders (as discussed above) for the taxable year in which the dividend is paid or the preceding taxable year, we will be treated as a qualified foreign corporation with respect to any dividends paid on our ADSs or Class A ordinary shares, provided that (i) the ADSs or Class A ordinary shares are readily tradable on an established securities market in the United States, or (ii) we are eligible for the benefits of a comprehensive tax treaty with the

United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and includes an exchange of information program.
Our ADSs (but not our Class A ordinary shares) are currently listed on the New York Stock Exchange. We believe, though no assurances may be given in this regard, that our ADSs are readily tradable on an established securities market in the United States, and that, if we are not a PFIC nor treated as such with respect to U.S. Holders (as discussed above) for the taxable year in which the dividend is paid or the preceding taxable year, we would therefore be treated as a qualified foreign corporation with respect to any dividends paid on our ADSs, but not with respect to dividends paid on our Class A ordinary shares. In the event we are deemed to be a resident enterprise under the EIT Law (see “— People’s Republic of China Taxation” above), we may be eligible for the benefits under the U.S.-PRC income tax treaty, or the Treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose). If we are eligible for such benefits, then dividends that we pay on our Class A ordinary shares, regardless of whether such shares are represented by ADSs, would be eligible for the reduced rates of taxation, subject to applicable limitations (including ineligibility for reduced rates as a result of our being a PFIC for the taxable year in which the dividend is paid or the preceding taxable year).
Even if dividends would be treated as paid by a qualified foreign corporation, a non-corporate U.S. Holder will not be eligible for reduced rates of taxation if it does not hold our ADSs or Class A ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (disregarding certain periods of ownership while the U.S. Holder’s risk of loss is diminished) or if such U.S. Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply to dividends of a qualified foreign corporation if the non-corporate U.S. Holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property. Prospective investors should consult their tax advisors regarding the availability of the reduced tax rate on any dividends that we pay with respect to our ADSs or Class A ordinary shares in their particular circumstances.
The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Dividends will be treated as foreign-source income, and generally will constitute passive income or in certain cases, general category income, for foreign tax credit purposes. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC withholding tax, if applicable. See “— People’s Republic of China Taxation” above. Subject to applicable limitations, which vary depending upon each U.S. Holder’s particular circumstances, if PRC taxes are withheld from dividend payments (at a rate not exceeding the applicable rate provided in the Treaty in the case of a U.S. Holder that is eligible for Treaty benefits), such withheld PRC taxes generally will be creditable against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and prospective investors should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct any such withheld PRC taxes in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.
Sale, Exchange or Other Taxable Disposition of our ADSs or Class A Ordinary Shares
A U.S. Holder will recognize gain or loss on a sale or exchange of our ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized on the sale or exchange and the U.S. Holder’s tax basis in our ADSs or Class A ordinary shares. Subject to the discussion under “— Passive Foreign Investment Company” above, such gain or loss generally will be capital gain or loss. Capital gains of a non-corporate U.S. Holder, including an individual, that has held our ADSs or Class A ordinary shares for more than one year currently are eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.

Any gain or loss that a U.S. Holder recognizes on a disposition of our ADSs or Class A ordinary shares generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on gain from the disposition of our ADSs or Class A ordinary shares (see “— People’s Republic of China Taxation” above), then a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat the gain as PRC-source income for foreign tax credit purposes. If such an election is made, the gain so treated will be treated as a separate class or “basket” of income for foreign tax credit purposes. Prospective investors should consult their tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in their particular circumstances.
Information Reporting and Backup Withholding
Dividend payments with respect to our ADSs or Class A ordinary shares and proceeds from the sale or other disposition of our ADSs or Class A ordinary shares generally will be subject to information reporting to the IRS and U.S. backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification, or who otherwise establishes an exemption from backup withholding. Prospective investors should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may be entitled to obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.
Specified Foreign Financial Assets
Individual U.S. Holders and certain domestic entities generally will be required to submit certain information to the IRS with respect to their beneficial ownership of our ADSs or Class A ordinary shares as is necessary to identify the class or issue of which our ADSs or Class A ordinary shares are a part. These requirements are subject to exceptions, including an exception for ADSs or Class A ordinary shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all “specified foreign financial assets” (as defined in the Code) does not exceed US$50,000. This law also imposes penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so. Prospective investors are urged to consult their tax advisors regarding the potential reporting requirements that may be imposed with respect to ownership of our ADSs or Class A ordinary shares.

LEGAL MATTERS
We are being represented by Kirkland & Ellis International LLP with respect to certain legal matters as to United States federal securities law and New York State law. We are being represented by Kirkland & Ellis International LLP with respect to certain legal matters as to Hong Kong law. The underwriters are being represented by Freshfields Bruckhaus Deringer with respect to certain legal matters as to United States federal securities law, New York State law, and Hong Kong law. The validity of the Class A ordinary shares offered in the Global Offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm and for the underwriters by King & Wood Mallesons. Kirkland & Ellis International LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm with respect to matters governed by PRC law. Freshfields Bruckhaus Deringer may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS
The financial statements of Noah Holdings Limited incorporated by reference in this prospectus supplement, and the effectiveness of Noah Holdings Limited’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The registered business address of Deloitte Touche Tohmatsu Certified Public Accountants LLP is 30/F, Bund Center, 222 Yan An Road East, Shanghai, the People’s Republic of China.

PROSPECTUS
NOAH HOLDINGS LIMITED
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by the selling shareholders (if any).
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.
The ADSs are listed on the New York Stock Exchange under the symbol “NOAH.” On June 17, 2022 the last reported sale price of the ADSs on the New York Stock Exchange was US$16.26 per ADS.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 14 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
Noah Holdings Limited is a Cayman Islands holding company. We operate our domestic asset management business under the contractual arrangements. In our domestic asset management business, we act as the general partner of relevant investment funds which investment portfolio includes, among others, investments in third-party managed funds and equity investments into private companies. The PRC government regulates certain businesses through strict business licensing requirements and laws and regulations, including restrictions on foreign investment. These third-party managed funds or investee companies may target or operate certain business that are subject to foreign investment restrictions, which may require that investors shall not be foreign-invested enterprises (“FIEs”) or their foreign ownership percentage shall be limited to a specified ceiling to the extent permitted by relevant foreign investment regulations. We adopted the contractual arrangements because if we were to conduct our domestic asset management business through our PRC subsidiaries which are FIEs, we may lose the accessibility to the investments in certain businesses that are subject to foreign investment restrictions. Therefore, we rely on the contractual arrangements that we entered into with Noah Investment and its shareholders to carry out our domestic asset management business through Noah Investment and its subsidiaries (the “Consolidated Affiliated Entities”).
The contractual arrangements allow us to consolidate the financial results of Noah Investments and its operating subsidiaries. Our Consolidated Affiliated Entities, Noah Investment and its subsidiaries, generated RMB816.5 million, RMB935.5 million and RMB1,466.7 million in net revenues (after intra-group eliminations) in 2019, 2020 and 2021, respectively, which contributed 24.1%, 28.3% and 34.2% of our total net revenues in the respective years. In addition, we hold the required licenses and permits necessary to conduct our asset management business in China through our Consolidated Affiliated Entities. As used in this prospectus, each of “we,” “us,” “our company,” “our group,” “our” and “Noah” refer to Noah Holdings Limited, its subsidiaries and Consolidated Affiliated Entities. Investors of our ADSs are not purchasing equity interest in our Consolidated Affiliated Entities in China but instead are purchasing equity interest in a Cayman Islands holding company with no direct equity ownership of our Consolidated Affiliated Entities.
Our corporate structure is subject to risks associated with the contractual arrangements with our Consolidated Affiliated Entities. The contractual arrangements may not be as effective as direct ownership in providing us with control over our Consolidated Affiliated Entities and we may incur substantial costs to enforce the terms of the arrangements. Additionally, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. It is uncertain whether any new PRC laws or regulations relating to the contractual arrangements will be adopted or if adopted, what they would provide. If the corporate structure and the contractual arrangements are deemed by relevant regulatory authority or court to be illegal or invalid, either in whole or in part, we may lose control of our Consolidated Affiliated Entities and have to modify such structure to comply with regulatory requirements. Further, if the corporate structure and the contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authority would have broad discretion to take action in dealing with the violation or failure, in which case, we could be subject to severe penalties, including being prohibited from continuing its operations or unwinding the contractual arrangements. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Our Cayman Islands holding company, our subsidiaries and Consolidated Affiliated Entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our Consolidated Affiliated Entities and, consequently, significantly affect the financial performance of our Consolidated Affiliated Entities and our company as a whole. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Related to Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, which is incorporated herein by reference.
We face various legal and operational risks and uncertainties associated with being based in and having our operations primarily in China and the complex and evolving PRC laws and regulations. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or be listed on United States or other foreign exchange outside of China. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of our Consolidated Affiliated Entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. In addition, since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is currently not inspected by the PCAOB. As a result, our ADSs may be delisted under the Holding Foreign Companies Accountable Act. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Also, the PRC governmental authorities have recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of our securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2021 Form 20-F.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (United States), or the PCAOB, for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. On April 12, 2022, we were identified by the SEC under the HFCA Act as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with our filing of the annual report on Form 20-F for the fiscal year ended

December 31, 2021. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China  —  Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” in our 2021 Form 20-F.
Noah Holdings Limited is a Cayman Islands holding company. We rely on the contractual arrangements to carry out our domestic asset management business through the Consolidated Affiliated Entities. Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the Consolidated Affiliated Entities only through loans, subject to the satisfaction of applicable government registration and approval requirements. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Our Company — Transfer of Funds and Other Assets between Our Company, Its Subsidiaries and the Consolidated Affiliated Entities” in this prospectus.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 21, 2022.

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ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
Unless otherwise indicated and except where the context otherwise requires, references in this prospectus to:
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“ADSs” refer to our American depositary shares, two of which represent one Class A ordinary share;

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“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

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“Class A ordinary shares” refer to our Class A ordinary shares, par value US$0.0005 per share;

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“Class B ordinary shares” refer to our Class B ordinary shares, par value US$0.0005 per share;

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“Consolidated Affiliated Entities” refer to Noah Investment and its subsidiaries, all of which are controlled by our company through the Contractual Arrangements;

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“Contractual Arrangements” refer to variable interest entity structure and, where the context requires, the agreements underlying the structure.

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“Gopher Asset Management” refers to Gopher Asset Management Co., Ltd., a limited liability company established under the laws of the PRC on February 9, 2012, and one of our Consolidated Affiliated Entities;

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“Gopher GP” refers to Gopher Capital GP Limited, an exempted company with limited liability incorporated in the Cayman Islands on May 11, 2012, and one of the significant subsidiaries;

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“HNW” refers to high net worth;

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“HNW clients” or “HNW investors” refer to clients/investors with investable financial assets of no less than RMB6 million;

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“investment products” refer to products we distribute to clients, such as mutual fund products, private secondary products, private equity products and other products;

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“Noah Group” refers to Shanghai Noah Investment (Group) Co., Ltd., a limited liability company established under the laws of the PRC on August 24, 2007, and one of the significant subsidiaries;

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“Noah HK” refers to Noah Holdings (Hong Kong) Limited, a limited company incorporated under the laws of Hong Kong on September 1, 2011, and one of the significant subsidiaries;

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“Noah Investment” refers to Shanghai Noah Investment Management Co., Ltd., a limited liability company established under the laws of the PRC on August 26, 2005, and one of the Consolidated Affiliated Entities;

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“NYSE” refers to the New York Stock Exchange;

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“ordinary shares” refer to our ordinary shares, which include both Class A ordinary shares and Class B ordinary shares, par value US$0.0005 per share;

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“PCAOB” refers to the Public Company Accounting Oversight Board;

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“RMB” or “Renminbi” refers to the legal currency of China;

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“Shanghai Gopher” refers to Shanghai Gopher Asset Management Co., Ltd., a limited liability company established in the PRC on December 14, 2012, and one of the Consolidated Affiliated Entities; and

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“ultra HNW clients” or “ultra HNW investors” refer to clients/investors with investable financial assets of more than RMB50 million.

Unless the context indicates otherwise, each of “we,” “us,” “our company,” “our group,” “our” and “Noah” refer to Noah Holdings Limited, its subsidiaries and Consolidated Affiliated Entities. Unless otherwise noted, all translations from RMB to U.S. dollars (“USD” or “US$”) are made at a rate of RMB6.3726 to US$1.00, the effective noon buying rate for December 30, 2021 as set forth in the H.10 statistical release of the Federal Reserve Board.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. Known and unknown risks, uncertainties and other factors, including those listed under the section entitled “Item 3. Key Information — D. Risk Factors” in our 2021 Form 20-F, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:
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our goals and strategies;

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our future business development, financial condition and results of operations;

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the expected growth of the industries in which we operate;

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our expectations regarding demand for and market acceptance of the products and services we distribute, manage or offer;

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our expectations regarding keeping and strengthening our relationships with product providers;

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relevant government policies and regulations relating to the industries in which we operate;

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our ability to attract and retain qualified employees;

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our ability to stay abreast of market trends and technological advances;

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our plans to invest in research and development to enhance our product choices and service offerings;

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competition in the industries in which we operate;

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general economic and business conditions in China and internationally;

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our ability to obtain certain licenses and permits necessary to operate and expand our businesses; and

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our ability to effectively protect our intellectual property rights and not infringe on the intellectual property rights of others.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Other sections of this prospectus, the documents incorporated by reference in this prospectus any accompanying prospectus supplement include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY
Company Overview
Founded in 2005, we are a leading wealth management service provider in China offering comprehensive one-stop advisory services on global investment and asset allocation primarily for HNW and ultra HNW investors.
We provide comprehensive financial services through our subsidiaries and Consolidated Affiliated Entities, comprising our wealth management business, asset management business and other businesses, to our clients. In 2021, our wealth management business, asset management business, and other businesses contributed to 74.2%, 24.2% and 1.6% of our total revenues, respectively.
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Wealth management business.   Through the licensed distribution channels operated by our subsidiaries, we offer various investment products, including primarily domestic and overseas mutual fund products, private secondary products and other products, on behalf of our third-party product partners and Gopher, our asset management arm. We also provide customized value-added financial services to our clients, including investor education and trust services.

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Asset management business.   Through Gopher, our asset management arm, we manage our clients’ investments in private equity, real estate, public securities, multi-strategy and other investment products. We conduct our domestic asset management business through our Consolidated Affiliated Entities, and overseas asset management business through our subsidiaries Noah HK and Gopher GP.

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Other businesses.   This segment mainly includes lending services whereby we make secured loans to creditworthy clients through our subsidiaries. Since the third quarter of 2019, we have decreased lending and other businesses as we strategically shifted focus to our core wealth management and asset management businesses.

Historically, we also offered private equity products through our wealth management business. Following the enactment of the Supervision Measures on Distribution Institutions of Publicly-Raised Securities Investment Fund in October 2020, which provides that independent fund distribution institutions shall specialize in the distribution of funds that invest in public securities, our wealth management business ceased offering private equity products, and now primarily focuses on distributing mutual fund products and private secondary products. Since then, our asset management arm, Gopher, started to raise capital for private equity investments directly from our clients.
We operate our business to cater to the needs of our clients by leveraging (i) our unique ecosystem with leading product partners, including fund managers and top PE/VC general partners, (ii) a diversified product mix that contributes to a favorable revenue structure with competitive profit margins and delivers successful investment results, and (iii) significant synergies and high operating efficiency. We are a pioneer in China’s HNW wealth management services industry with various market-first achievements, and are the first wealth manager to have built an ecosystem with leading private secondary funds and PE/VC firms in China. Leveraging our early-mover advantage, deep understanding of the industry, strong execution capabilities and rigorous risk management, we have developed a comprehensive set of product offerings in collaboration with our product partners.
For more information about our company, please see “Item 4. Information on the Company” in our 2021 Form 20-F, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
Corporate Information
Our principal executive offices are currently located in leased office space at Building 2, 1687 Changyang Road, Yangpu District, Shanghai and Building C and F, 32 Qinhuangdao Road, Yangpu District, Shanghai, which occupy approximately a total of 23,263 square meters. In May 2021, we purchased new headquarter premises with a gross floor area of approximately 72,000 square meters at 218, Shaohong Road, 1226 and 1256, South Shenbin Road, Minhang District, Shanghai, which will be used as our new headquarters. Our telephone number is +86 (21) 8035-9221. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at ir.noahgroup.com. The information contained on our website is not a part of this prospectus.
Our Corporate Structure and Contractual Arrangements with Our Consolidated Affiliated Entities and Their Respective Individual Shareholders
Noah Holdings Limited is a Cayman Islands holding company. We operate our domestic asset management business under the contractual arrangements. In our domestic asset management business, we act as the general partner of relevant investment funds which investment portfolio includes, among others, investments in third-party managed funds and equity investments into private companies. The PRC government regulates certain businesses through strict business licensing requirements and laws and regulations, including restrictions on foreign investment. These third-party managed funds or investee companies may target or operate certain business that are subject to foreign investment restrictions, which may require that investors shall not be foreign-invested enterprises, or FIEs, or their foreign ownership percentage shall be limited to a specified ceiling to the extent permitted by relevant foreign investment regulations. We adopted the contractual arrangements because if we were to conduct our domestic asset management business through our PRC subsidiaries which are FIEs, we may lose the accessibility to the investments in certain businesses that are subject to foreign investment restrictions. Therefore, we rely on the contractual arrangements that we entered into with Noah Investment and its shareholders to carry out our domestic asset management business through our Consolidated Affiliated Entities. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements” in our 2021 Form 20-F.
Because of the Contractual Arrangements, we are the primary beneficiary of Noah Investment and its subsidiaries and hence treat them as our consolidated entities and consolidate their results of operations into ours. Our Consolidated Affiliated Entities, Noah Investment and its subsidiaries, generated RMB816.5 million, RMB935.5 million and RMB1,466.7 million in net revenues (after intra-group eliminations) in 2019, 2020 and 2021, respectively, which contributed 24.1%, 28.3% and 34.2% of our total net revenues in the respective years. In addition, we hold the required licenses and permits necessary to conduct our asset management business in China through our Consolidated Affiliated Entities. Investors of our ADSs are not purchasing equity interest in our Consolidated Affiliated Entities in China but instead are purchasing equity interest in a Cayman Islands holding company with no direct equity ownership of our Consolidated Affiliated Entities.
Our corporate structure is subject to risks associated with the contractual arrangements with our Consolidated Affiliated Entities. The contractual arrangements may not be as effective as direct ownership in providing us with control over our Consolidated Affiliated Entities and we may incur substantial costs to enforce the terms of the arrangements. Additionally, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. It is uncertain whether any new PRC laws or regulations relating to the contractual arrangements will be adopted or if adopted, what they would provide. If the corporate structure and the contractual arrangements are deemed by relevant regulatory authority or court to be illegal or invalid, either in whole or in part, we may lose control of our Consolidated Affiliated Entities and have to modify such structure to comply with regulatory requirements. Further, if the corporate structure and the contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authority would have broad discretion to take action in dealing with the violation or failure, in which case, we could be subject to severe penalties, including being prohibited from continuing its operations or unwinding the contractual arrangements. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Our Cayman Islands holding company, our subsidiaries and Consolidated Affiliated Entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our Consolidated Affiliated Entities and, consequently, significantly affect the financial performance of our Consolidated Affiliated Entities and our company as a whole. For a detailed description of the risks associated with our corporate structure, see “Item 3.Key Information — D. Risk Factors — Risks Related to Corporate Structure” in our 2021 Form 20-F.
We face various legal and operational risks and uncertainties associated with being based in and having our operations primarily in China and the complex and evolving PRC laws and regulations. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or be listed on United States or other foreign exchange outside of China. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of our Consolidated Affiliated Entities, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy. In addition, since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is currently not inspected by the PCAOB. As a result, our ADSs may be delisted under the Holding Foreign Companies Accountable Act. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Also, the PRC governmental authorities have recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of our securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2021 Form 20-F.
Transfer of Funds and Other Assets between Our Company, Its Subsidiaries and the Consolidated Affiliated Entities
Noah Holdings Limited is a holding company incorporated in the Cayman Islands. We conduct business in the PRC through our PRC subsidiaries and Consolidated Affiliated Entities. Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the Consolidated Affiliated Entities only through loans, subject to the satisfaction of applicable government registration and approval requirements.
We may also rely significantly on dividends and other distributions by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and pay any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Under the Contractual Arrangements, we, through our PRC subsidiary Noah Group, are also entitled to substantially all of the economic benefits of the Consolidated Affiliated Entities in the form of service fees and license fees. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The dividends we receive from our PRC subsidiaries may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders” in our 2021 Form 20-F. In addition, the PRC tax authorities may require us to adjust our taxable income under the Contractual Arrangements, which would materially and adversely affect its ability to pay dividends and other distributions to us.
Our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our

PRC subsidiaries and our Consolidated Affiliated Entities are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As a result of these PRC laws and regulations, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets, including general reserve and registered capital, either in the form of dividends, loans or advances. Such restricted portion amounted to RMB1,765.1 million, RMB2,040.5 million and RMB2,950.5 million (US$463.0 million) as of December 31, 2019, 2020 and 2021, respectively.
Under the Contractual Arrangements, Noah Group provides certain support services to our Consolidated Affiliated Entities and is entitled to receive service fees from our Consolidated Affiliated Entities in exchange. The Contractual Arrangements provide that our Consolidated Affiliated Entities shall pay Noah Group a service fee on a quarterly basis. The amount of the service fees shall be verified and determined according to actual services provided by Noah Group, provided that the total service fees shall be equal to the revenue less expenses and the license fees. The license fees are paid by our Consolidated Affiliated Entities to Noah Group on a yearly basis, in consideration of the intellectual property rights licenses granted by Noah Group. The amount of the license fees shall be determined by the board of Noah Group. Pursuant to the Contractual Arrangements, Noah Group is entitled to collect all or part of the revenue as the agent of our Consolidated Affiliated Entities, subject to a joint decision by the parties. Under that circumstance, Noah Group shall deduct the service fees from the revenue it collects on behalf of our Consolidated Affiliated Entities. During the three years ended December 31, 2019, 2020 and 2021, Noah Group did not charge any service fees or licenses fees from our Consolidated Affiliated Entities under the Contractual Arrangements, and there was no cash flows or transfers of other assets between Noah Group and our Consolidated Affiliated Entities under the Contractual Arrangements. See “— Financial Information Related to the VIEs” and “— Intercompany Revenues between the Consolidated Affiliated Entities and Our Subsidiaries” for other services provided, cash flows or transfer of other assets between our company, our subsidiaries and our Consolidated Affiliated Entities during the three years ended December 31, 2019, 2020 and 2021.
Neither the PRC subsidiaries of our company nor the Consolidated Affiliated Entities is obligated to make dividends or distributions to our company under the Contractual Arrangements. To date, no dividends or distributions have been made to our company by our PRC subsidiaries or the Consolidated Affiliated Entities.
Furthermore, cash transfers from our PRC subsidiaries to our subsidiaries outside of China are subject to PRC government control of currency conversion. Restrictions on the availability of foreign currency may affect the ability of our PRC subsidiaries and Consolidated Affiliated Entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC foreign exchange control regulations restricting the conversion of Renminbi into foreign currencies may limit our ability to utilize our revenues effectively and affect the value of your investment” in our 2021 Form 20-F.
Financial Information Related to the VIEs
The following tables set forth the summary condensed consolidated balance sheets data as of December 31, 2019, 2020 and 2021 of (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities, and the summary of the condensed consolidated statements of operations and cash flows for the years ended December 31, 2019, 2020 and 2021. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States. Our and Consolidated Affiliated Entities’ historical results are not necessarily indicative of results expected for future periods. You should read this information together with our consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F.

Selected Condensed Consolidated Balance Sheets Data
	As of December 31, 2021
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Assets
Cash and cash equivalents	224,145	1,181,479	1,998,979	—	3,404,603
Restricted cash	—	510			510
Short-term investments	—	9,662	83,141	—	92,803
Accounts receivable and contract assets, net	—	475,652	332,377	—	808,029
Amounts due from related parties, net	760	276,744	173,885	—	451,389
Loans receivables, net	—	50,884	544,882	—	595,766
Investments in subsidiaries and the Consolidated Affiliated Entities	8,538,829	—	—	(8,538,829)	—
Amounts due from internal companies	—	—	754,753	(754,753)	—
Long-term investments	—	300,720	367,852	—	668,572
Investment in affiliates	301,509	854,138	246,436	—	1,402,083
Property and equipment, net	—	43,971	2,536,964	—	2,580,935
Operating lease right-of-use assets, net	—	15,031	208,621	—	223,652
Deferred tax assets	—	63,312	272,593	—	335,905
Other assets	637	60,867	264,038	—	325,542
Total assets	9,065,880	3,332,970	7,784,521	(9,293,582)	10,889,789
Liabilities
Accrued payroll and welfare expenses	—	381,653	564,894	—	946,547
Income tax payable	—	149,226	41,034	—	190,260
Amounts due to internal companies	575,428	179,325	—	(754,753)
Deferred revenue	—	6,721	56,910	—	63,631
Contingent liabilities	433,345	—		—	433,345
Deferred tax liabilities	—	254	233,880	—	234,134
Operating lease liabilities, non-current	—	15,512	115,444	—	130,956
Other liabilities	16,332	291,857	441,086	—	749,275
Total liabilities	1,025,105	1,024,548	1,453,248	(754,753)	2,748,148
Total net assets	8,040,775	2,308,422	6,331,273	(8,538,829)	8,141,641

	As of December 31, 2020
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Assets
Cash and cash equivalents	1,359,841	839,534	2,805,836	—	5,005,211
Restricted cash	—	3,585	6,408	—	9,993
Short-term investments	—	75,000	39,928	—	114,928
Accounts receivable and contract assets, net	—	133,956	300,502	—	434,458
Amounts due from related parties, net	778	350,879	168,521	—	520,178
Loans receivables, net	—	104,673	314,274	—	418,947
Investments in subsidiaries and the Consolidated Affiliated Entities	6,107,489	—	—	(6,107,489)	—
Amounts due from internal companies	—	—	200,391	(200,391)	—
Long-term investments	—	280,624	255,760	—	536,384
Investment in affiliates	279,430	740,452	244,803	—	1,264,685
Property and equipment, net	—	18,134	230,535	—	248,669
Operating lease right-of-use assets, net	—	19,010	255,144	—	274,154
Deferred tax assets	—	41,149	183,091	—	224,240
Other assets	41,425	46,132	260,182	—	347,739
Total assets	7,788,963	2,653,128	5,265,375	(6,307,880)	9,399,586
Liabilities
Accrued payroll and welfare expenses	—	166,411	539,211	—	705,622
Income tax payable	—	99,889	40,888	—	140,777
Amounts due to internal companies	56,937	143,454	—	(200,391)
Deferred revenue		8,016	63,597	—	71,613
Contingent liabilities	530,433	—		—	530,433
Deferred tax liabilities	2,276	3,070	40,535	—	45,881
Operating lease liabilities, non-current	—	20,123	174,261	—	194,384
Other liabilities	13,806	171,753	247,946	—	433,505
Total liabilities	603,452	612,716	1,106,438	(200,391)	2,122,215
Total net assets	7,185,511	2,040,412	4,158,937	(6,107,489)	7,277,371

Selected Condensed Consolidated Statements of Operations Data
	For the year ended December 31, 2021
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net revenue	—	1,505,108	3,013,347	(225,361)	4,293,094
Total operating cost and expenses	(42,240)	(867,215)	(2,410,102)	225,361	(3,094,196)
(Loss) income from operations	(42,240)	637,893	603,245	—	1,198,898
Total other (expenses) income	(21,853)	23,868	97,129	—	99,144
Income tax expenses	—	(195,446)	(98,494)	—	(293,940)
Income from equity in affiliates	68,388	150,106	83,485	—	301,979
Income from equity in subsidiaries and the Consolidated Affiliated Entities	1,309,836	—	—	(1,309,836)	—
Net income	1,314,131	616,421	685,365	(1,309,836)	1,306,081
	For the year ended December 31, 2020
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net revenue	—	978,589	2,512,040	(184,803)	3,305,826
Total operating cost and expenses	(5,944)	(524,913)	(1,701,296)	184,803	(2,047,350)
(Loss) income from operations	(5,944)	453,676	810,744	—	1,258,476
Total other (expenses) income	(1,793,649)	68,444	(118,590)	—	(1,843,795)
Income tax expenses	(3,058)	(128,563)	(126,839)	—	(258,460)
Income (loss) from equity in affiliates	78,768	(258)	21,747	—	100,257
Income from equity in subsidiaries and the Consolidated Affiliated Entities	978,658	—	—	(978,658)	—
Net (loss) income	(745,225)	393,299	587,062	(978,658)	(743,522)
	For the year ended December 31, 2019
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net revenue	—	867,150	2,760,044	(235,382)	3,391,812
Total operating cost and expenses	(5,687)	(565,203)	(2,141,338)	235,382	(2,476,846)
(Loss) income from operations	(5,687)	301,947	618,706	—	914,966
Total other (expenses) income	33,617	51,370	(31,978)	—	53,009
Income tax expenses	(5,257)	(92,914)	(121,854)	—	(220,025)
Income from equity in affiliates	36,103	29,111	50,595	—	115,809
Income from equity in subsidiaries and the Consolidated Affiliated Entities	770,375	—	—	(770,375)	—
Net income	829,151	289,514	515,469	(770,375)	863,759

Selected Condensed Consolidated Cash Flows Data
	For the year ended December 31, 2021
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net cash provided by operating activities	63,125	562,400	896,313	—	1,521,838
Net cash used in investing activities	(1,120,785)	(207,114)	(2,820,103)	1,575,908	(2,572,094)
Net cash provided by (used in) financing activities	93,861	(16,416)	985,342	(1,575,908)	(513,121)
	For the year ended December 31, 2020
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net cash provided by (used in) operating activities	412,444	(409,359)	793,268	—	796,353
Net cash provided by (used in) investing activities	57,424	357,026	(105,556)	43,690	352,584
Net cash used in financing activities	(248,238)	—	(79,494)	(43,690)	(371,422)
	For the year ended December 31, 2019
	Our company	Consolidated Affiliated Entities	Our subsidiaries	Eliminating adjustments between (i) our company and our subsidiaries and (ii) the Consolidated Affiliated Entities	Consolidated total
	(RMB in thousands)
Net cash provided by operating activities	337,150	761,312	189,771	—	1,288,233
Net cash provided by (used in) investing activities	135,693	(345,092)	(51,281)	78,668	(182,012)
Net cash provided by financing activities	31,688	20,670	569,621	(78,668)	543,311
Intercompany Revenues between the Consolidated Affiliated Entities and Oue Subsidiaries
The intercompany services between the Consolidated Affiliated Entities and our subsidiaries principally consist of shared services within the group, including the support of information technology, marketing activities, strategic development, human resources and legal consulting.
The Consolidated Affiliated Entities provide shared services to our subsidiaries, the amounts of which were RMB50.7 million, RMB43.1 million and RMB38.3 million (US$6.0 million), for the years ended December 31, 2019, 2020 and 2021, respectively. The intercompany service charge is eliminated at the consolidation level.
Our subsidiaries provide investment consulting services and shared services to the Consolidated Affiliated Entities, the amounts of which were RMB184.7 million, RMB141.7 million and RMB187.0 million

(US$29.3 million) for the years ended December 31, 2019, 2020 and 2021, respectively. The intercompany service charge is eliminated at the consolidation level.
For the years ended December 31, 2019, 2020 and 2021, cash paid by the Consolidated Affiliated Entities to our subsidiaries for the services rendered were RMB 157.1 million, RMB538.5 million and RMB112.8 million (US$17.7 million), respectively.
The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (United States), or the PCAOB, for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. On April 12, 2022, we were identified by the SEC under the HFCA Act as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with our filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” in our 2021 Form 20-F.
Regulatory Changes on Data and Cyber Security
Recently, the PRC governmental authorities have promulgated, among others, the Personal Information Protection Laws and Data Security Laws to ensure cybersecurity, data and personal information protection, which demonstrates that relevant laws and regulations governing such areas are developing along with the enforced and constantly tightening of relevant regulatory supervision. Specifically, on December 28, 2021, the Cyberspace Administration of China, or the CAC, and other twelve PRC regulatory authorities jointly revised and promulgated the Measures for Cybersecurity Review, which came into effect on February 15, 2022. The Measures for Cybersecurity Review provides that, among others, the procurement of network products and services by critical information infrastructure operators and the data processing activities conducted by network platform operators which affect or may affect national security shall be subject to cybersecurity review. Besides, according to the Measures for Cybersecurity Review, a network platform operator who processes the personal information of more than one million users and is seeking for listing in a foreign country must apply for a cybersecurity review. There are uncertainties as to the interpretation and application of these cybersecurity laws, regulations and standards, which laws may be interpreted and applied in a manner that is inconsistent with our current policies and practices or require changes to the features of our system. If we are unable to address any data security and information protection concerns, any compromise of security that results unauthorized disclosure or transfer of personal data, or to comply with the then applicable laws and regulations, we may incur additional costs and liability and result in governmental enforcement actions, litigation, fines and penalties or adverse publicity and could cause our clients to lose trust in us, which could have a material adverse effect on our business, results of operations, financial condition and prospects. We may also be subject to new laws, regulations or standards or new interpretations of existing laws, regulations or standards, including those in the areas of data security and data privacy, which could require us to incur additional costs and restrict our business operations. For more details, please see “Risk Factors — Risks Related to Doing Business in China — Our business is subject to various evolving PRC laws and regulations regarding data privacy and cyber security. Failure of cyber security and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations” in our 2021 Form 20-F.
Regulatory Developments on Overseas Listing
On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council issued the Opinions on Strictly Cracking Down Illegal Securities

Activities in accordance with the Law, which announced the plans to take effective measures to enhance the administration over illegal securities activities and the supervision on the offering and listing of PRC domestic companies in an overseas market, including promoting the construction of relevant regulatory systems. On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, promulgated the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Administration Provisions, and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Filing Measures, which, if become effective, require that a PRC domestic company that seeks to offer and list securities in an overseas market, whether through direct or indirect form, to file the required documents with the CSRC within three working days after such application for overseas offering and listing is submitted, and stipulate certain circumstances under which the overseas offering and listing would be prohibited, as well as the measures taken by the CSRC if a PRC domestic company falls into any of such circumstances prior to the overseas offering and listing, such as imposing a postponement or termination of the proposed overseas offering and listing, and canceling the corresponding filing on the conditions that the proposed overseas offering and listing application documents have been filed. As of the date of this prospectus, the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures were released for public comments and the final version and effective date of such regulations are subject to change with substantial uncertainty. If the Draft Overseas Listing Administration Provisions and the Draft Overseas Listing Filing Measures become effective in their current forms, we may be required to obtain the approval from or complete the filing procedures with the CSRC for our future securities offerings. For more details, please see “Risk Factors — Risks Related to Doing Business in China — The approval of or filing with the CSRC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2021 Form 20-F.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).
We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by the selling shareholders (if any).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$50,000 divided into 100,000,000 ordinary shares with a par value of US$0.0005 each, comprising of (i) 91,394,900 Class A Ordinary Shares of a nominal or par value US$0.0005 each and (ii) 8,605,100 Class B Ordinary Shares of a nominal or par value US$0.0005 each.
The following are summaries of material provisions of our fifth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
General.   All of our issued and outstanding Class A ordinary shares and Class B ordinary shares are fully paid. Our ordinary shares are issued in registered form, and are issued when registered in our register of shareholders. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A ordinary shares and Class B ordinary shares.
Dividends.   The holders of our Class A ordinary shares and Class B ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to Cayman Islands law and our articles of association. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   Each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to four votes on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by any one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10% of the paid up voting share capital of our company. Shareholders may attend any shareholders’ meeting in person or by proxy, or if a corporation or other non-natural person, by its duly authorized representative or proxy; we currently do not allow shareholders to vote electronically.
A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold not less than an aggregate of one-third of our voting share capital. Shareholders’ meetings may be held annually and may be convened by our board of directors. Advance notice of at least seven calendar days is required for the convening of shareholders’ meetings, subject to exceptions in certain circumstances as set out in our articles of association.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote, in person or by proxy, in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote, in person or by proxy, in a general meeting. A special resolution is required for important matters such as a change of name or amendments to our memorandum or articles of association. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares, and canceling any authorized but unissued shares.
Transfer of Shares.   Subject to the restrictions set out in our memorandum and articles of association, our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in writing and executed by or on behalf of the transferor (and if our board of directors require, the transferee).
Our board of directors may decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board may reasonably require to show the right of the transferor to make the transfer; and (b) a fee of such maximum sum as the NYSE may determine to be payable, or such lesser sum as our board may from time to time require, is paid to us in respect thereof.
If our board of directors refuses to register a transfer it shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may be suspended on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means and the register closed at such times and for such periods as our board may from time to time determine.
Liquidation.   On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution shall be distributed among the holders of the ordinary shares on a pro rata basis, and the liquidator may with the sanction of an ordinary resolution of the shareholders divide amongst the shareholders in specie or in kind the whole or any part of the assets of our company, and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid, and may determine how such division shall be carried out as between our shareholders or different classes of shareholder.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may, before the issue of such shares, be determined by our board of directors. Our company may also repurchase any of our shares provided that our shareholders shall have approved the manner of purchase by ordinary resolution or the manner of purchase is in accordance with the provisions of Articles 17 and 17A of our articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. Shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.
Variations of Rights of Shares.   If at any time our share capital is divided into different classes or series of shares, all or any of the special rights attached to any class or series of shares may be varied either with the written consent of the holders of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series.
In addition to any other applicable consent or approval requirements set forth in our articles of association and pursuant to the rules of the New York Stock Exchange, for so long as the total issued and outstanding Class B ordinary shares constitute a majority of the aggregate voting power of our company, any amendment of the rights attached to our Class B ordinary shares requires approval by (i) holders of a majority of the total issued and outstanding Class A ordinary shares as well as (ii) holders of a majority of the aggregate voting power of our company.
For so long as any of our Class A ordinary shares are issued and outstanding, our company shall not, without the affirmative vote of at least a majority of our Class A ordinary shares, voting as a single class, amend, alter or repeal any provision setting forth the terms of our Class A ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records, subject to certain limited exceptions (including the right to obtain our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements.
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association have the potential to discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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provide holders of our Class B ordinary shares four votes per share and holders of our Class A ordinary shares one vote per share on all matters upon which the ordinary shares are entitled to vote;

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authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to call general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
General Meetings of Shareholders.   Shareholders’ meetings may be convened by our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders, subject to exceptions in certain circumstances as set out in our articles of association. A quorum for a meeting of shareholders consists of members holding not less than an aggregate of one-third of all voting share capital of our company present in person or by proxy.
Registered Office and Objects
Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time determine. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.
Differences in Corporate Law
The Companies Act of the Cayman Islands is modeled after that of England but does not follow recent English statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in

Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, our company to challenge:
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an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

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an act which constitutes a fraud against the minority where the wrongdoer are themselves in control of the company; and

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an act which requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated memorandum and articles of association provide that that we shall indemnify our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. Our fifth amended and restated memorandum and articles of association also provide that no such director or officer of our company shall be liable to our company for any loss or damage unless such liability arises through the willful neglect or default of such director or officer. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our fifth amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fifth amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifth amended and restated memorandum and articles of association allow our shareholders holding not less than one-third of the share capital of our company that carries the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our fifth amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fifth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fifth amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director’s office shall be vacated if the director (i) dies, becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to our company; or; (iii) is removed from office pursuant to any other provisions of our fifth amended and restated memorandum and articles of association. Subject to the foregoing sentence, each director shall hold office until the expiration of his term and until his successor shall have been elected and qualified in accordance with our fifth amended and restated memorandum and articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fifth amended and restated memorandum and articles of association, if our share capital is divided into different classes or series of shares, the rights attaching to any such class or series may (unless otherwise provided by the terms of issue of the shares of that class or series) be varied or abrogated with the consent in writing of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our fifth amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our fifth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Option and Award Grants
We have granted options and restricted shares to purchase our ordinary shares and awards to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees —  B. Compensation — Share Incentive Plan” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

Settlement Plan
Certain credit funds managed by Shanghai Gopher had invested in supply chain account receivables with respect to the sale of computer, consumer electronics and communication products by affiliates of Camsing International Holding Limited as underlying investable assets. Certain companies and individuals in connection with such supply chain account receivables were later suspected to commit fraudulent activities (the “Camsing Incident”). In connection with the settlement of the Camsing Incident, we voluntarily made an ex gratia settlement plan to affected clients. An affected client accepting the settlement plan shall receive restricted share units, which upon vesting will become ordinary shares of our company. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Legal Proceedings” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A., has agreed to act as the depositary for American Depositary Shares (“ADSs”). Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. — Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.
We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333- 170167 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one-half (1/2) of one (1) Class A ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Class A ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC.
The registration of the Class A ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. The latest deposit agreement and form of ADR have been filed with the SEC as an exhibit to a Registration Statement on our F-6 registration statement (File No. 333- 170167), as amended, filed with the Commission on March 15, 2016) for our company.
Dividends and Distributions
As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Class A ordinary shares
Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (including U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional Class A ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
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we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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we fail to deliver satisfactory documents to the depositary; or

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it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a holder of Class A ordinary shares would receive upon failing to make an election.
Other Distributions
Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to subscribe for additional Class A ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
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we do not request that the property be distributed to you or if we request that the property not be distributed to you; or

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we do not deliver satisfactory documents to the depositary; or

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the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary at least 45 days (or a fewer number of days if agreed upon with the depositary) in advance of such proposed redemption. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Class A ordinary shares
The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such Class A ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Class A ordinary shares
The depositary may create ADSs on your behalf if you or your broker deposit Class A ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A ordinary shares to the custodian. Your ability to deposit Class A ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Class A ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
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The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

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You are duly authorized to deposit the Class A ordinary shares.

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The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

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The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
If you hold ADRs, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
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ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

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provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

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provide any transfer stamps required by the State of New York or the United States; and

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pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders pursuant to the terms of the deposit agreement upon a combination or split up of ADRs.
Withdrawal of Class A ordinary shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian’s offices. The depositary will not accept for surrender ADSs representing less than one share. In the case of the delivery to it of ADSs representing a number other than a whole number of our Class A ordinary shares, the depositary will cause ownership of the appropriate whole number of shares to be delivered in accordance with the terms of the deposit agreement, and will, at its discretion, either return to the person surrendering such ADSs the number of ADSs representing any remaining fractional share, or sell or cause to be sold the fractional share represented by the ADSs so surrendered and remit the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the depositary and taxes withheld) to the person surrendering the ADSs. Your ability to withdraw the Class A ordinary shares may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
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temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

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obligations to pay fees, taxes and similar charges; and

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restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class A ordinary shares represented by your ADSs.
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
Voting at our shareholders’ meetings is by show of hands unless a poll is demanded. A poll may be demanded by one or more of our registered shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid up voting share capital of our company. If the depositary timely receives voting instructions from a holder of ADSs, the depositary will endeavor to cause the Class A ordinary shares on deposit to be voted as follows: (a) in the event voting takes place at a shareholders’ meeting by show of hands, the depositary will instruct the custodian to vote, directly or by proxy, all Class A ordinary shares on deposit in accordance with the voting instructions received from a majority of the holders of ADSs who provided voting instructions; or (b) in the event voting takes place at a shareholders’ meeting by poll, the depositary will instruct the custodian to vote, directly or by proxy, the Class A ordinary shares on deposit in accordance with the voting instructions received from holders of ADSs.
In the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the Class A ordinary shares represented by such holders’ ADSs; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders of ADSs or the shareholders of the Company will be adversely affected and (y) in the event that the vote is on a show of hands.
Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
Fees and Expenses
ADS holders will be required to pay the following service fees to the depository:
Service	Fees
Issuance of ADSs	Up to US$0.05 per ADS issued
Cancelation of ADSs	Up to US$0.05 per ADS canceled
Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to stock dividends, other free stock distributions or exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary
As an ADS holder you will also be responsible to pay certain charges such as:
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taxes (including applicable interest and penalties) and other governmental charges;

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such registration fees as may from time to time be in effect for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

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such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing shares or holders and beneficial owners of ADSs;

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the expenses and charges incurred by the depositary in the conversion of foreign currency;

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such fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to shares, deposited securities, ADSs and ADRs; and

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the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited securities.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the depositary (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees will be payable to the depositary by the DTC participant(s) receiving the ADSs from the depositary or the DTC participant(s) surrendering the ADSs to the depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the depositary services fee are payable to the depositary by Holders as of the applicable ADS Record Date established by the depositary. In the case of distributions of cash, the amount of the applicable depositary fees is deducted by the depositary from the funds being distributed. In the case of distributions other than cash and the depositary service fee, the depositary will invoice the applicable Holders as of the ADS Record Date established by the depositary. For ADSs held through DTC, the depositary fees for distributions other than cash and the depositary service fee are charged by the depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.
In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may offset the amount of the depositary fees from any distribution to be made to the ADS holder.
The fees and charges that ADS holders may be required to pay may vary over time and may be changed by us and by the depositary.
The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary may agree from time to time. As described in the deposit agreement, we or the depositary may withhold or deduct from any distributions made in respect of Class A ordinary shares and may sell for the account of a holder any or all of the Class A ordinary shares and apply such distributions and sale proceeds in payment of any taxes (including applicable interest and penalties) or charges that are or may be payable by holders in respect of the ADSs.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
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We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for any failure by us to give notice.

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We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

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We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary also disclaim liability for the inability of a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

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We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank (or its affiliates) to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the Class A ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Class A ordinary shares and not under the deposit agreement.
In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
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Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Zhong Lun Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, and (e) is not inconsistent with a Cayman Islands judgment in respect of the same manner, impeachable on the grounds of fraud and is not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman

Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
We have been advised by Zhong Lun Law Firm, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Zhong Lun Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, some of our directors and senior executive officers reside within China for a significant portion of the time and are PRC nationals. Furthermore, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it may be difficult or impossible for our shareholders to effect service of process upon us or these persons inside China, and it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and the PRC Law on Choice of Law for Foreign-related Civil Relationships, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the ADSs or ordinary shares.

TAXATION
Material Cayman Islands, PRC and United States federal income tax consequences of the ownership and disposition of the securities offered by this prospectus will be set forth in any accompanying prospectus supplement or free writing prospectus relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of ordinary shares or ADSs in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each such selling shareholder, the number of ordinary shares or ADSs beneficially owned by each such selling shareholder, and the number of ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we and/or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name or names of any underwriters, dealers or agents;

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the public offering or purchase price;

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the proceeds from such sale;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Noah Holdings Limited and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
We are being represented by Kirkland & Ellis International LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm. Kirkland & Ellis International LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm with respect to matters governed by PRC law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

EXPERTS
The financial statements of Noah Holdings Limited incorporated by reference in this prospectus, and the effectiveness of Noah Holdings Limited’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The registered business address of Deloitte Touche Tohmatsu Certified Public Accountants LLP is 30/F, Bund Center, 222 Yan An Road East, Shanghai, the People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website ir.noahgroup.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 6, 2022 (File No. 001-34936), or the 2021 Form 20-F;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on October 28, 2010 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Noah Holdings Limited
Building 2, 1687 Changyang Road,
Shanghai 200090
People’s Republic of China
+86 (21) 8035-9221
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.